UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

✓	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CUSTOMERS BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

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□
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CUSTOMERS BANCORP
1015 Penn Avenue
Wyomissing, Pennsylvania 19610
(610) 933-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

An Annual Meeting of the shareholders of Customers Bancorp, Inc. (the “Company”) will be held on June 27, 2012, at the Crowne Plaza Hotel, 1741 Papermill Road, Reading, Pennsylvania at 9:00 a.m. to vote on the following proposals:

1.	To elect one Class I director of the Company to serve a three-year term;

2.	To approve and ratify the Amendment and Restatement of the Customers Bancorp, Inc. Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan;

3.
To approve and ratify an amendment to the Company’s Amended and Restated Articles of Incorporation to provide that Subchapter G - Control Share Acquisitions - of the Pennsylvania Business Corporation Law shall not be applicable to the Company;

4.	To approve a non-binding advisory vote on executive officer compensation;

5.	To approve a non-binding advisory vote on the frequency of the advisory vote on executive officer compensation in future years; and

6.	To ratify the appointment of ParenteBeard LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

The Board of Directors has set the Record Date for the Annual Meeting as May 2, 2012 (the “Record Date”).  Only holders of record of the Company’s Voting Common Stock at the close of business on that date can vote at the meeting.  As long as a quorum is present or represented at the Annual Meeting, the affirmative vote of a majority of the Company’s Voting Common Stock present, in person or by proxy is required to pass Proposals 2, 3, 4, 5 and 6, and the candidate receiving the highest number of votes shall be elected under Proposal 1.  As of the Record Date, there were 8,503,541 shares of the Company’s Voting Common Stock outstanding.  While the Company has shares of Class B Non-Voting Common Stock outstanding, those shares are not entitled to vote at nor receive notice of the meeting.

The directors of the Company unanimously believe that Proposals 1 through 6 are in the best interests of the Company and its shareholders, and urge shareholders to vote “FOR” the election of the nominated director in Proposal 1, and “FOR” each of Proposals 2, 3, 4, 5 and 6.

This proxy statement and the Company’s annual report to security holders are available at www.customersbank.com by clicking on “About Us,” followed by “Investor Relations,” and then the “Proxy Statement” or “Annual Report” tab, as applicable, or by going directly to https://materials.proxyvote.com/23204G.

By Order of the Board of Directors

____________________________
Glenn Yeager, Corporate Secretary

Mailed on or about June 7, 2012

YOUR VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU OWN.  WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY FORM PROMPTLY IN THE ENCLOSED ENVELOPE.  IF YOU ATTEND THE MEETING AND PREFER TO VOTE IN PERSON, YOU MAY DO SO, EVEN IF YOU TURN IN YOUR PROXY AT THIS TIME.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE FOR ANY PURPOSE BY GIVING WRITTEN NOTICE OF REVOCATION TO OUR CORPORATE SECRETARY AT OUR WYOMISSING OFFICE AT 1015 PENN AVE. SUITE 103, WYOMISSING, PENNSYLVANIA 19610. YOU MAY ALSO APPEAR IN PERSON AT THE ANNUAL MEETING AND ASK TO WITHDRAW YOUR PROXY PRIOR TO ITS USE FOR ANY PURPOSE AND THEN VOTE IN PERSON. A LATER DATED PROXY REVOKES AN EARLIER DATED PROXY.

TABLE OF CONTENTS

INFORMATION REGARDING THE ANNUAL MEETING	1
COMMONLY USED TERMS	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
Why am I receiving these proxy materials?	1
Who is entitled to vote at the meeting?	1
What am I being asked to vote on?	2
How many votes do I have?	2
What is a quorum?	2
What vote is required?	2
How do I vote?	3
What if I return a proxy card but do not make specific choices?	3
What if I receive more than one proxy card or voting instruction form?	3
Who will count the votes and how will my votes be counted?	3
Can I change my vote after I have sent you my proxy?	3
How may I communicate with the Board of Directors?	4
Who will bear the cost of soliciting proxies?	4
How can I find out the results of the voting at the meeting?	4
What is the recommendation of the Board of Directors?	4
Whom should I call if I have questions about the meeting?	5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING	7
PROPOSAL 1 ELECTION OF ONE CLASS I DIRECTOR OF THE COMPANY	7
PROPOSAL 2 APPROVAL AND RATIFICATION OF THE AMENDMENT AND RESTATEMENT OF THE CUSTOMERS BANCORP, INC. AMENDED AND RESTATED 2004 INCENTIVE EQUITY AND DEFERRED COMPENSATION PLAN	8
PROPOSAL 3 APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION	16
PROPOSAL 4 – A NON-BINDING ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION	18
PROPOSAL 5 – A NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION IN FUTURE YEARS	18
PROPOSAL 6 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
Audit and Other Fees Paid to Independent Registered Public Accounting Firm	19
Pre-Approval Policy for Services by Independent Registered Public Accounting Firm	19
AUDIT COMMITTEE REPORT	20
MANAGEMENT	21
OUR BOARD OF DIRECTORS AND MANAGEMENT	21
BOARD GOVERNANCE	23
Board Leadership Structure	23

i

Proposed Amendment and Restatement of Customers Bancorp, Inc. Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan	ANNEX A
Redline of proposed Amendment to Customers Bancorp, Inc. Amended and Restated Articles of Incorporation	ANNEX B

Text of Subchapters G, I and J of The Pennsylvania Business Corporation Law	ANNEX C

ii

PROXY STATEMENT

Customers Bancorp, Inc.
1015 Penn Avenue
Wyomissing, Pennsylvania 19610

INFORMATION REGARDING THE ANNUAL MEETING

This Proxy Statement is being furnished to shareholders of Customers Bancorp, Inc. in connection with the solicitation of your proxy to be used at the Annual Meeting of Shareholders to be held on June 27, 2012.  At the meeting, you will be asked to consider and vote to elect one Class I  director of Customers Bancorp, Inc. to serve a three-year term, to approve and ratify the Amendment and Restatement of the Customers Bancorp, Inc. Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan, an amendment to Customers Bancorp, Inc.’s Amended and Restated Articles of Incorporation to provide that Subchapter G - Control Share Acquisitions - of the Pennsylvania Business Corporation Law shall not be applicable to the Company, a non-binding advisory vote on executive officer compensation, a non-binding advisory vote on the frequency of the advisory vote on executive officer compensation in future years, and to ratify the appointment of ParenteBeard LLC as the independent registered public accounting firm of Customers Bancorp, Inc. for the fiscal year ending December 31, 2012. A form of proxy card is enclosed separately.

COMMONLY USED TERMS

For purposes of this Proxy Statement, any references to the “Company,” “we,” “us,” or “our” refer to Customers Bancorp, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

The Company is sending you this Proxy Statement and the accompanying proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting.  You are invited to attend the meeting to vote on the proposals described in this Proxy Statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign, and return the accompanying proxy card.

The Company has mailed this Proxy Statement and the accompanying proxy card to all shareholders of record entitled to vote at the meeting.

Who is entitled to vote at the meeting?

To be able to vote, you must have been a beneficial owner or record holder of the Company’s Voting Common Stock on May 2, 2012, the Record Date on which the Board of Directors determined shareholders entitled to notice of, and to vote at, the meeting (the “Record Date”).

Shareholder of Record:  Shares Registered in Your Name.  If, at the close of business on the Record Date, your shares of Voting Common Stock were registered directly in your name, then you are a shareholder of record.  As a shareholder of record you may vote in person at the meeting or by proxy.  Whether or not you plan to attend the meeting, we urge you to complete and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker, Bank, or Other Agent.  If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or by another agent, you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other agent.  The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the meeting.

As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares of Voting Common Stock in your account.  You are also invited to attend the meeting.  However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I being asked to vote on?

There are six matters scheduled for a vote at the meeting:

1.	To elect one Class I director of the Company to serve a three-year term;

2.	To approve and ratify the Amendment and Restatement of the Customers Bancorp, Inc. Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan;

3.
To approve and ratify an amendment to the Company’s Amended and Restated Articles of Incorporation to provide that Subchapter G - Control Share Acquisitions - of the Pennsylvania Business Corporation Law shall not be applicable to the Company;

4.	To approve a non-binding advisory vote on executive officer compensation;

5.	To approve a non-binding advisory vote on the frequency of the advisory vote on executive officer compensation in future years; and

6.	To ratify the appointment of ParenteBeard LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

The Company’s Board of Directors recommends a vote “FOR” the Board of Director’s nominee identified in this Proxy Statement and “FOR” Proposals 2, 3, 4, 5 and 6 above.

How many votes do I have?

Each holder of the Company’s Voting Common Stock is entitled to one vote per share held.

What is a quorum?

For a proposal to be considered at the meeting, a quorum must be present.  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter will constitute a quorum for purposes of considering such matter.  The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Abstentions and “broker non-votes” (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you are present at the meeting.  If there is no quorum, a majority of all votes cast at the meeting may adjourn the meeting to another date.

What vote is required?

For Proposal 1, if a quorum is present, the candidates receiving the highest number of votes shall be elected. Cumulative voting is not permitted. “Withheld” votes and broker non-votes will not count in determining the number of votes required to elect a director, and they will not count in favor of or against a director’s election.

For Proposals 2, 3, 4, 5 and 6, if a quorum is present, the affirmative vote of a majority of the stock having voting powers, present, in person or by proxy, is required to approve such proposals.  Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against approval of a given proposal.

For beneficial owners, the rules that guide how most brokers vote your stock have changed over the last several years. The rules provide that brokerage firms or other nominees may not vote your shares with respect to matters that are not "routine" under the rules. The rules now provide that the election of directors is not a "routine" matter. Accordingly, most brokerage firms or other nominees may not vote your shares with respect to the election of directors without specific instructions from you as to how your shares are to be voted.  Similarly, the approval and ratification of the Customers Bancorp, Inc. Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan, and the an amendment to the Company’s Amended and Restated Articles of Incorporation are non-routine matters for which brokerage firms or other nominees require specific instructions from you. Additionally, as required by Section 957 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), an advisory vote on executive compensation is also considered a non-routine matter for which brokers do not have discretionary authority to vote shares held by account holders. The ratification and appointment of our independent registered public accounting firm for 2012 is considered a "routine" matter under the rules and, therefore, brokerage firms and other nominees have the authority under the rules to vote your unvoted shares with respect to this matter if you have not furnished voting instructions within a specified period of time prior to the meeting.

How do I vote?

For any matter to be voted on except the election of directors, you may vote “FOR” or “Against” or abstain from voting.  For the election of directors, you may vote “FOR” or “Against” the director nominee. The procedures for voting are as follows.

Shareholder of Record:  Shares Registered in Your Name.  If you are a shareholder of record, you may vote in person at the meeting.  Alternatively, you may vote by proxy by using the accompanying proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.  In such case, notify the Corporate Secretary before the meeting begins of your presence at the meeting and your intention to revoke your previously voted proxy.

To vote in person, come to the meeting and we will give you a ballot when you arrive.

To vote by proxy, simply complete, sign, and date the accompanying proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the meeting, we will vote your shares as you direct unless you revoke your proxy.

Beneficial Owner:  Shares Registered in the Name of Broker, Bank, or Other Agent.  If your shares of the Company’s Voting Common Stock are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a proxy card you should receive a voting instruction form from that institution by mail.  Complete and mail the voting instruction card as instructed to ensure that your vote is counted.

If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (that is, your brokerage firm, bank or other nominee) and bring it with you to the meeting.  We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed proxy card without marking any voting selections, your shares will be voted “FOR” each proposal listed on the proxy card, “FOR 3 YEARS” on the advisory vote on the frequency of the Say-on-Pay vote, and “FOR” the director nominated by the Board of Directors.  If any other matter is properly presented at the meeting, then one of the proxies named on the proxy card will vote your shares using his or her best judgment.

What if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or voting instruction form to ensure that all of your shares will be voted.  Only shares relating to proxy cards and voting instruction forms that have been signed, dated, and timely returned will be counted in the quorum and voted.

Who will count the votes and how will my votes be counted?

Votes will be counted by the judge of elections appointed for the Annual Meeting.  The judge of elections will count “FOR” and “AGAINST” votes for each proposal, and “FOR” and “WITHHELD” votes, as applicable, for the director nominee named on your proxy card.

Can I change my vote after I have sent you my proxy?

Yes.  You can revoke your proxy at any time before the applicable vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date;

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 1015 Penn Ave. Suite 103, Wyomissing, Pennsylvania 19610; or

•
You may attend the meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy;  you must notify the Corporate Secretary before the meeting begins of your presence at the meeting and your intention to revoke your previously voted proxy).

If your shares are held by a broker, bank, or other agent, you should follow the instructions provided by them.

How may I communicate with the Board of Directors?

Please address any communications to the Company’s Board of Directors, or any individual director, in writing to the Company’s Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610.  The Corporate Secretary will relay all shareholder communications to the Board of Directors or any individual director to whom communications are directed.

Who will bear the cost of soliciting proxies?

The Company will bear the entire cost of the solicitation of proxies for the meeting, including the preparation, assembly, printing, and distribution of this Proxy Statement, the proxy card and any additional solicitation materials furnished to shareholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners.  The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners.  The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by the Company’s directors, officers, or employees.  No additional compensation will be paid to those individuals for any such services.

Do any the Company’s directors or executive officers have an interest in any of the matters being voted upon?

Each of Messrs Miller, Rothermel, Way and Zuckerman, who are current directors of the Company, and Mr. Choudhrie who was a director of the Company in 2011, is entitled to receive shares of Voting Common Stock as compensation for his service as a director of the Company or Customers Bank.  Such shares have not yet been issued, but the Company intends to issue them in the second quarter of 2012 pursuant to the Amended and Restated Customers Bancorp, Inc. 2004 Equity and Deferred Compensation Plan, if such plan is approved and ratified by shareholders at the Annual Meeting. See “Security Ownership of Certain Beneficial Owners and Management” at page 7, and “Plan Benefits” at page 16 of this Proxy Statement for more information regarding the shares to be issued in connection with this matter.

How can I find out the results of the voting at the meeting?

The Company will provide the voting results in a Form 8-K to be filed with the Securities and Exchange Commission no later than the fourth business day after the Annual Meeting.

What is the recommendation of the Board of Directors?

The Company’s Board of Directors recommends a vote:

FOR the proposal to elect one Class I director of the Company to serve a three-year term;

FOR the proposal to approve and ratify the Amendment and Restatement of the Customers Bancorp, Inc. Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan;

FOR the proposal to approve and ratify an amendment to the Company’s Amended and Restated Articles of Incorporation to provide that Subchapter G - Control Share Acquisitions - of the Pennsylvania Business Corporation Law shall not be applicable to the Company;

FOR the proposal to approve a non-binding advisory vote on executive officer compensation;

FOR the proposal to approve a non-binding advisory vote on the frequency of the advisory vote on executive officer compensation in future years; and

FOR the proposal to ratify the appointment of ParenteBeard LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

With respect to any other matter that properly comes before the meeting, the proxies will vote in accordance with their best judgment.  The Judge of Election for the meeting will be Carlyn D’Amico or, in her absence, one or more other individuals to be appointed in accordance with the Company’s bylaws.

Unless you give other instructions on your proxy card, the persons named as proxies on your signed proxy card will vote in accordance with the recommendations of the Company’s Board of Directors with respect to each of the proposals and the election of director, and in their discretion with respect to any other matter properly brought before the Annual Meeting.

Whom should I call if I have questions about the meeting?

You should contact Glenn Yeager, our Corporate Secretary, at (484) 359-7136 for questions about the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of May 16, 2012 with respect to the beneficial ownership of each director, each beneficial owner known to us of more than five percent (5%) of the outstanding Voting Common Stock, the named executive officers and all directors and executive officers as a group.

Name and Address of Beneficial Owner(2)	Voting Common Stock (1)(2)(3)	Percent of Class of Voting Common Stock (2)	Class B Non-Voting Common Stock(1)(2)		Percent of Class of Class B Non-Voting Common Stock (2)
Directors and Officers

Daniel K. Rothermel	22,198	*	-		*
T. Lawrence Way	138,718	1.63%	-		*
Steven J. Zuckerman	207,056	2.43%	-		*
John R. Miller	10,076	*	-		*
Jay S. Sidhu	516,691	5.88%	20,833		*
Richard A. Ehst	1,666	*	-		*
Thomas R. Brugger	16,666	*	-		*
Warren Taylor	25,000	*	-		*
Glenn Hedde	21,209	*	-		*
All directors and executive officers as a group (9 persons)	959,280	10.9%	20,833	*	*
Greater than 5% Shareholders
Amberland Properties Limited(6) 54/58 Athold Street Douglas, Isle of Man UK	567,729	6.65%	102,489		3.60%
Bhanu Choudhrie (4)	722,511	8.46%	139,632		4.91%
Rodella Assets Inc. (5) 50 Raffles Place Singapore	567,729	6.65%	102,489		3.60%
Commerce Street Financial Partners, LP (7) 1700 Pacific Ave Dallas, TX 75210	600,568	7.04%	169,429		5.96%
__________________
* Less than 1%

(1)
Based on information furnished by the respective individual and our share records.  Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares.  Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)
Beneficial ownership for each listed person as of April 20, 2012 includes shares issuable pursuant to warrants or options to purchase stock held by such person which are exercisable within 60 days after April 20, 2012.  Shares subject to warrants or options exercisable within 60 days of April 20, 2012 are deemed outstanding for purposes of computing the percentage of the person or group holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person or group.  Unless otherwise indicated, the address for each beneficial owner is c/o Customers Bancorp, 1015 Penn Ave., Wyomissing, Pennsylvania 19610.

(3)
Includes shares issuable upon the exercise of warrants in the following amounts: Mr. Choudhrie – 32,377;  Mr. Way – 2,270; Mr. Zuckerman – 6,195; Mr. Sidhu – 278,119; Rodella Assets, Inc. – 32,377; Commerce Street Financial Partners – 23,918.  Includes shares of our Voting Common Stock that each of the following directors is entitled to receive as compensation for his service as a director of Customers Bancorp or Customers Bank that have not yet been issued by us, but which are expected to be issued in the second quarter of 2012 in the following amounts: Mr. Rothermel – 3,448; Mr. Way – 2,448; Mr. Zuckerman – 2,448; Mr. Miller – 1,595; and Mr. Choudhrie – 1,448.

(4)	Mr. Choudhrie has an indirect beneficial ownership interest in these securities through his company, Lewisberg LLC.

(5)	Sumant Kapur may be deemed to have voting and dispositive power over the securities owned by Rodella Assets Inc.

(6)	Thomas P. Cherian may be deemed to have voting and dispositive power over the securities owned by Amberland Properties LLC.

(7)
440,094 shares of Voting Common Stock and 169,429 shares of Class B Non-Voting Common Stock is held by Commerce Street Financial Partners, LP, 54,103 shares of Voting Common Stock is held by Service Equity Partners, LP, an affiliate of Commerce Street Financial Partners, LP, 82,453 shares of Voting Common Stock is held by Service Equity Partners (QP), LP, an affiliate of Commerce Street Financial Partners, LP.  Also includes 18,981, 2,981 and 1,956 shares of Voting Common Stock underlying warrants held by Commerce Street Financial Partners, LP, Service Equity Partners, LP, and Service Equity Partners (QP), LP, respectively.  Dorey Wiley, Manager of Commerce Street Financial Partners, GP, LLC may be deemed to have voting and dispositive power over the securities owned by Commerce Street Capital.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1
ELECTION OF ONE CLASS I  DIRECTOR OF THE COMPANY

One of the purposes of the Annual Meeting is the election of one Class I  director to the Company’s Board of Directors.  The following director have been nominated by our Board for election as director to serve as follows:

Class I  —Term to Expire in 2015:

1.         Jay S. Sidhu

Jay S. Sidhu, Chairman and Chief Executive Officer of Customers Bancorp and Customers Bank

Mr. Sidhu has served as Chairman and Chief Executive Officer of Customers Bank since the second quarter of 2009 and of Customers Bancorp since its inception in April 2010.  Before joining Customers Bank, Mr. Sidhu was the Chief Executive Officer of Sovereign Bank from 1989 until his resignation and retirement in October 2006, and its Chairman from 2002 until December 2006.  He was the Chairman and Chief Executive Officer of SIDHU Advisors, LLC, a Florida based private equity and financial services consulting firm, from 2007 to the first quarter of 2009.  He has received Financial World’s CEO of the year award and was named Turnaround Entrepreneur of the Year.  He has received many other awards and honors, including a Hero of Liberty Award from the National Liberty Museum.  Since 2010, Mr. Sidhu has been a director of Atlantic Coast Financial Corporation, the holding company for Atlantic Coast Bank, a federal savings bank with branches in Florida and Georgia, and has served as its Non-Executive Chairman of the Board of Directors since May 2011.  Mr. Sidhu resigned as Non-Executive Chairman of the board of directors of Atlantic Coast Financial Corporation effective as of April 30, 2012.  Mr. Sidhu has also served on the boards of numerous businesses and not-for-profits, including as a member of the board of Grupo Santander.  He obtained an MBA from Wilkes University and is a graduate of Harvard Business School’s Leadership Course.  Mr. Sidhu also helped establish the Jay Sidhu School of Business and Leadership at Wilkes University.

Mr. Sidhu’s demonstration of day-to-day leadership combined with his extensive banking sector experience provide the Board with intimate knowledge of our direction and strategic opportunities.

The persons named as proxies in the accompanying form of proxy card have advised us that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by validly executed proxies “FOR” the election of the nominee named above. The proxies cannot be voted for a greater number of persons than the number of nominees named above. The Board knows of no reason why the nominee will be unavailable or unable to serve as a director. We expect the nominee to be willing and able to serve as a director.

The candidate receiving the highest number of votes shall be elected. Valid proxies solicited by the board will be voted “FOR” the nominee listed above, unless the shareholders specify a contrary choice in their proxies.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE LISTED IN PROPOSAL 1
TO ELECT ONE CLASS I  DIRECTOR OF THE COMPANY.

PROPOSAL 2
APPROVAL AND RATIFICATION OF THE AMENDMENT AND RESTATEMENT OF THE
CUSTOMERS BANCORP, INC. AMENDED AND RESTATED
2004 INCENTIVE EQUITY AND DEFERRED COMPENSATION PLAN

A proposal to amend and restate the Amended and Restated Customers Bancorp, Inc. 2004 Incentive Equity and Deferred Compensation Plan (the “ Plan” or “2004 Plan”) in its entirety will be presented for shareholder approval at the Meeting.  The Plan, originally known as the “New Century Company 2004 Incentive Equity and Deferred Compensation Plan,” was approved by shareholders on of Customers Company (formerly known as “New Century Bank”)  (the “Bank”) on May 19, 2004, at which time the number of shares of Common Stock of the Bank authorized for issuance under the Plan was 200,000 shares, the maximum number of shares that could be awarded to any individual under stock options and stock appreciation rights during a single fiscal year of the Bank was 25,000 shares, and the Plan would have a limited term of 10 years such that no awards could be made under the Plan after May 19, 2014.  An amendment to the Plan to increase the number of shares of Common Stock of the Bank authorized for issuance under the Plan to 2,500,000 shares, to increase the per-individual maximum number of shares of Common Stock awarded under stock options and stock appreciation rights to 250,000 shares, and to extend the life of the Plan through September 6, 2021, was approved by the shareholders of the Bank on September 6, 2011.  The Plan was further amended by the Board of the Company to reflect the terms of the Plan of Merger and Reorganization approved by the shareholders of the Bank, which became effective as of September 17, 2011.  As a result of the Plan of Merger and Reorganization, the foregoing share limits were reduced from 1,500,000 to 500,000 and from 250,000 to 83,334, the Company’s Common Stock was substituted for the Bank’s Common Stock under the Plan, and the Company and the Company’s Board were substituted for the Bank and the Bank’s Board for all purposes pertinent to the application and implementation of the Plan.

As of May 2, 2012, none of the 500,000 shares of common stock of the Company (“Common Stock”)  authorized for issuance under the Plan were available, as all of those shares were subject to outstanding Awards.  The amended and restated version of the Plan that will be presented for shareholder approval at the Meeting would increase the number of shares Common Stock of the Company authorized for issuance under the Plan by 2,000,000 shares to a total of 2,500,000 shares.  If approved, the Plan as amended and restated would become effective as of the date of the Meeting (the “Effective Date”).

A copy of the 2004 Plan as proposed to be amended and restated in its entirety is attached as Annex A to this Proxy Statement.  Please read the entire 2004 Plan.  The following description is only a summary of the material terms of the 2004 Plan.

Interest of Directors and Officers

Because the Company’s directors and executive officers are eligible for awards under the Plan, they have an interest in this proposal.

Purpose of the Plan

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of directors, employees, officers and executives of the Company and subsidiaries of the Company, including the Company, to those of shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the directors, employees, officers, and executives of the Company and its subsidiaries upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Description of the Plan

Administration.  The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee is appointed by and serves at the discretion of the Board of Directors. Pursuant to the requirements of Section 4.1 of the Plan, the Committee must be comprised of at least two members, all of whom must qualify as “Non-Employee Directors” (as defined in the Plan). If not, the Board of Directors must administer the Plan and, if the Board of Directors is assisted by the Committee, (A) at least two members of the Committee must qualify as Non-Employee Directors, (B) any member of the Committee who does not qualify as a “Non-Employee Director” may not vote on any action of the Committee with respect to any Award under the Plan, and (C) the Plan shall be deemed to be administered by the full Board, the actions of the Committee under the Plan shall be deemed merely advisory to the Board of Directors, and the approval of the Board of Directors shall be required for all actions of the Committee under the Plan, including without limitation the grant of each Award. To the extent necessary or desirable, each member of the Committee shall also qualify as an “outside director” within the meaning of the federal tax laws and shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions.

Subject to the terms of the Plan, the Committee has sole discretionary authority to select participants and grant awards, to determine the type of awards granted and the terms and conditions of awards (which terms and conditions need not be the same in each case), to impose restrictions on any award and to determine the manner in which such restrictions may be removed, to interpret the Plan and any award thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in administering the Plan.

Eligible Persons.  Under the Plan, the Committee may grant awards to Persons eligible to participate in the Plan, which potentially includes any Employee or Non-Employee Director of the Company who on the date of any Award is in the employ or service of the Company.  The Committee is not obligated to treat participants in the Plan uniformly.

Shares Available for Grant.  The Plan, as amended, would reserve 1,500,000 shares of Common Stock for issuance pursuant to awards granted under the Plan on and after the Effective Date, minus the number of shares granted prior to the Effective Date. Such shares may be (i) authorized but unissued shares, (ii) shares held in treasury or (iii) shares purchased by the Company in the open market. Under the Plan, as amended, the maximum number of shares for which Options and SARs may be awarded to any one participant during any fiscal year is 83,334 shares. The aggregate number of shares of Common Stock available for grant under the Plan and the maximum number of shares of Common Stock with respect to Options and SARs that may be awarded in any fiscal year will be appropriately adjusted for any increase or decrease in the number of shares of Common Stock of the Company resulting from a stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change. In the event that any award under the Plan is terminated, cancelled, expires, lapses or is forfeited for any reason, including an award made prior to the Effective Date, the shares subject to such award, or the unexercised portion thereof, shall again become available for grant under the Plan.

Types of Awards and General Provisions.  Under the Plan, the Committee may grant “Awards” to eligible persons, including:

•	Incentive stock options (“ISOs”) as defined in Section 422 of the Code;
•	Non-qualified stock options (“NQOs”);
•	Stock appreciation rights (“SARs”);
•	Restricted Stock; and
•	Unrestricted Stock.

The terms and conditions of each Award will be reflected in an award agreement between the Company and the participant (“Award Agreement”). Awards may be granted either alone or in addition to or in tandem with another Award. The number of shares covered by each outstanding Award and (if applicable) the exercise price per share shall be proportionally adjusted for any increase or decrease in the number of shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares outstanding effected without receipt or payment of consideration by the Company. The Board may offer to exchange or buy out any Award previously granted to a participant for cash, shares of Common Stock or another Award, on such terms and conditions as the Committee shall determine.

Shareholder Rights.  No Award shall give the participant any of the rights of a shareholder of the Company unless and until the shares of Common Stock subject to the Award are, in fact, issued to such person in connection with such Award.

Options.  ISOs and NQOs together are called “Options.” The maximum term for an Option is 10 years from the date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the Common Stock on the date of grant. Each Option granted shall become exercisable at such time and on such conditions as determined by the Committee in the Award Agreement. The exercise price as to any Option shall be the fair market value (determined under Section 422 of the Code) of the shares on the date of grant. In the case of a participant who owns more than 10% of the combined voting power of all classes of stock of the Company on the date of grant, such exercise price for an ISO may not be less than 110% of fair market value of the shares. As required by federal tax laws, if the aggregate fair market value (determined when an Option is granted) of the Common Stock with respect to which ISOs are first exercisable by an optionee in any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, the Options granted in excess of $100,000 will be treated as NQOs.

Exercise of Options.  The exercise of Options will be subject to such terms and conditions as are established by the Committee in the Award Agreement. In the absence of Board action to the contrary, an otherwise unexpired Option, except for NQOs granted to directors, shall cease to be exercisable upon (i) an optionee’s termination of employment or Board service for “cause” (as defined in the Plan); (ii) for ISOs, the termination of employment for any reason other than death or “disability” (as defined in the Plan), unless provided otherwise in the Award Agreement; (iii) for NQOs, the date three months after an optionee’s termination of employment for a reason other than cause, death, or disability, or earlier if the Option expires in accordance with its terms; (iv) in the case of an optionee who becomes disabled, the earlier of the date the Option expires in accordance with its terms or the date one year after the optionee terminates service due to disability; or (v) in the case of a deceased optionee, the earlier of the date the Option expires in accordance with its terms or the date one year after the optionee’s death in the event of death of the optionee during employment or Board service.

An optionee may exercise Options, subject to provisions relative to their termination and limitations on their exercise, only by (i) written notice to the Chief Executive Officer of the Company of intent to exercise the Option with respect to a specified number of shares of Common Stock, and (ii) payment to the Company (contemporaneously with delivery of such notice) with a cashier’s check, certified check or existing holdings of Common Stock held for more than six months of the amount of the exercise price for the number of shares with respect to which the Option is then being exercised. Common Stock utilized in full or partial payment of the exercise price for Options shall be valued at its market value at the date of exercise. Alternatively, if the Board of Directors determines and the agreement for one or more Stock Options so provides, an optionee may be given the right to direct the Company to apply the fair market value of shares of Common Stock received in exercising a Stock Option in payment of the exercise price instead of cash or other shares of Common Stock (this is sometimes referred to as an “immaculate cashless” exercise of a Stock Option).

Transferability of Options.  Each Option granted under the Plan shall, by its terms, not be transferable otherwise than by will or the laws of descent and distribution.

Notwithstanding the foregoing, a participant who holds Options may transfer such Options (but not ISOs) to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the participant who originally received the grant or to an individual or trust to whom the participant could have initially transferred the Options.

Stock Appreciation Rights.  The Plan permits the granting of SARs. Each SAR shall be subject to such terms and conditions, including grant price, method of exercise, method of settlement and form of consideration payable in settlement, as determined by the Committee in the Award Agreement at the time of the grant, except that in all events a Stock Appreciation Right granted in tandem with an Incentive Stock Option shall be exercisable only when the underlying Incentive Stock Option may be exercised. For purposes of the Existing Plan, a Stock Appreciation Right shall be considered to be granted in tandem with an Incentive Stock Option if the exercise of one results in an automatic forfeiture of the other, or if the exercise of one results in the automatic exercise of the other. The Board shall determine the term of each SAR; however, the term of any SAR granted in tandem with an ISO may not exceed ten (10) years. If the SAR is granted in connection with an ISO, the grant price of the SAR shall not be less than the fair market value of a share of Common Stock on the date of grant. Upon exercise of a SAR, the participant has the right to receive cash equal to the excess, if any, of the fair market value on the date of exercise of the number of shares of Common Stock to which such SAR relates, over the grant price of such SAR for the number of shares of Common Stock to which such SAR relates. The grant price of a SAR related to an ISO cannot be less than the fair market value of a share of Common Stock on the date of grant.

Stock Awards.  Restricted Stock and Unrestricted Stock are together called “Stock Awards.” Each Stock Award shall be subject to such terms and conditions as determined by the Committee in the Award Agreement at the time of the grant. Unrestricted Stock awards may be granted by the Committee with or without conditions and may provide for an immediate or deferred transfer of shares to the participant. Restricted Stock awards shall be subject to such restrictions on transferability and risks of forfeiture as the Committee may determine. If the participant terminates employment or services as a Director during the restriction period related to any Restricted Stock award, the shares of Common Stock subject to the restriction shall be forfeited; however, the Committee may waive any restriction or forfeiture condition related to such shares of Common Stock.

Performance-Based Awards.  The Plan permits the Committee to grant Stock Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to certain participants that qualify as “covered employees” under Section 162(m) of the Code. The terms and conditions of each Performance-Based Award, including the type of Performance-Based Award, the performance goals to be achieved, and the performance period (as defined in the Plan) during which the performance goals are to be achieved, shall be determined by the Committee in the Award Agreement at the time of grant. The participant must be employed by the Company or one of its subsidiaries on the last day of the performance period to be eligible to receive the Performance-Based Award. Each Performance-Based Award must be disclosed to and approved by the shareholders of the Company before any shares of Common Stock subject to the Performance-Based Award are transferred to a participant or any restrictions on such shares lapse.

Conditions on Issuance of Shares.  The Board shall not be required to issue shares of Common Stock under an Award unless the issuance complies with applicable laws, regulation of government authorities and the requirements of any exchange on which shares of Common Stock are traded as well as the terms of the Plan and any other terms, conditions or restrictions that may be applicable. In addition, the Committee will have the discretionary authority to impose such restrictions on shares of Common Stock issued pursuant to an Award as it may deem appropriate or desirable, and to that end may require that a participant make certain representations or warranties.

Limits on Transfers of Awards.  No right or interest of a participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of the participant to any other party other than the Company. No Award shall be assignable or transferable by a participant other than by will or the laws of descent and distribution, except that the Committee, in its discretion, may permit a participant to make a gratuitous transfer of an Award that is not an ISO, or a SAR granted in tandem with an ISO, to his or her spouse, lineal descendants, lineal ascendants, or a duly established trust for the benefit of one or more of these individuals.

Elections to Defer Compensation.  The Plan permits participants designed by the Board or the Committee to elect to defer receipt of all or any part of the following forms of compensation:

•	Annual salary;
•	Fiscal year bonus;
•	Director’s fees (if the participant is a Director); or
•	Common Stock or cash deliverable pursuant to an Award (if permitted by the Committee in its discretion).

All elections by a participant shall remain in full force for all future years until modified or revoked. Upon becoming eligible to participate, a participant has thirty (30) days to make an election to defer salary earned after such election. Any increase or decrease in such deferral amount during a calendar year must be made prior to such calendar year. An election to defer a fiscal year bonus (or increase or decrease the amount to be deferred) must be made prior to the fiscal year.

Deferred Compensation Account.  The Company shall establish a special ledger account (“Deferred Compensation Account”) on the books of the Company for each participant who elects to defer compensation. Deferred salary shall be credited to the participant’s Deferred Compensation Account on the last day of each calendar month. The amount of any deferred salary, director’s fees, fiscal year bonus or Award will be credited to the participant’s Deferred Compensation Account on the last day of the month in which such salary, director’s fees, fiscal year bonus or Award would have become payable or transferable to the participant.

Investment Election.  Each participant may elect that the deferred compensation be credited to his or her Deferred Compensation Account in the form of cash, shares of the Company’s Common Stock or such deemed investment options as are offered by the Committee. In the absence of a participant election, the amount credited to the Deferred Compensation Account shall be credited as cash. The amount of the Participant’s Deferred Compensation Account that is credited as cash shall accrue interest at a rate no less than the money market deposit account rate charged by the Company to its depositors (as such rate may change from time to time) and shall not exceed the highest rate paid on Individual Retirement Accounts (“IRAs”) by the Company plus two percent (2%). Such interest with respect to a Deferred Compensation Account shall be credited to such account quarterly, based on the weighted average daily prime rate or the IRA rate for the three (3) month period ending on the last day of the quarter.

If a participant elects for a deferred amount to be credited as shares of the Company’s Common Stock, his or her Deferred Compensation Account shall be credited with the number of shares of Common Stock equal in value to the deferred amount, with the value of such Common Stock determined in accordance with a valuation methodology approved by the Committee. The Common Stock credited to the Deferred Compensation Account shall merely constitute a bookkeeping entry of the Company and the participant shall have no voting, dividend or other legal or economic rights with respect to such Common Stock. No actual shares of Common Stock will be issued until the participant receives a distribution from the Deferred Compensation Plan. At the end of each fiscal quarter, dividends that would have been payable with respect to such Common Stock shall be credited to the Deferred Compensation Account as additional shares of Common Stock. No participant will be granted the right to take payment of the Common Stock in cash rather than shares of Common Stock. If a participant who has elected to receive deferred compensation in the form of shares of Common Stock shall be deemed to have violated the short-swing profit rules of the federal securities laws, then such election shall be void and such deferred amount shall be credited to the participant’s Deferred Compensation Account as cash.

Trust.  The Company may establish one or more trusts to fund deferred compensation obligations under the Plan. The accounts of multiple Participants may be held under a single trust but in such event each account shall be separately maintained and segregated from each other account. Each trust shall be permitted to hold cash, Common Stock of the Company, or other assets to the extent of the Company’s obligations. Although the assets of such a trust would be intended to be used for the exclusive purpose of paying the deferred compensation obligations under the Plan, the assets of any trust or account, and any distributions by a trustee or the Company, would remain subject to the Company’s general creditors. As a result, the rights of participants in any assets of such a trust shall be no greater than the rights of an unsecured creditor of the Company.

Distributions.  Except in the case of financial hardship, a participant will not receive a distribution from his or her Deferred Compensation Account until the earlier of (1) termination of the participant’s employment or directorship with the Company or (2) the death or legal incapacitation of the participant (each a “Distribution Event”). In addition, a Director may, at the time he first becomes eligible to participate in the Deferred Compensation Plan, specify an age (not less than 55 years) to receive distributions of his Deferred Compensation Account. The Board has the authority, in its sole discretion, to allow an early distribution from a participant’s Deferred Compensation Account in the event of severe financial hardship due to the sudden illness of the participant or a participant’s family member, or the loss of the participant’s property due to casualty or other extraordinary circumstance.

Each participant’s Deferred Compensation Account shall be distributed in either a lump sum or in annual installments over a period of up to ten years as specified by the participant at the time of his initial election to defer compensation (“Distribution Election”). A participant may change his Distribution Election at any time prior to ninety (90) days before a Distribution Event. If a participant dies prior to distribution of the entire balance of the Deferred Compensation Account, the undistributed balance shall be paid to the beneficiary designated by the participant or in the absence of such designation, to the legal representative or the person or entity identified in the deceased participant’s last will.

If the participant fails to provide a Distribution Election, the Committee, in its sole discretion, shall determine the Distribution Election. In addition, the Committee may, in its sole discretion, distribute the balance of a participant’s Deferred Compensation Account in a lump sum, even if the participant had elected installment payments, in the event a participant whose employment with the Company has been terminated continues to be affiliated with a direct competitor of the Company after reasonable notice from the Committee.

Change in Control.  In the event of a “change in control” of the Company, each participant will be permitted to elect, during the thirty (30) day period immediately prior to the change in control, to receive a distribution of all or a portion of his or her Deferred Compensation Account during the seven (7) day period after the change in control. For purposes of the Plan, “change in control” means:

1.	the acquisition by a person or persons acting in concert of the power to vote twenty-five percent (25%) or more of a class of the Company’s voting securities;

2.
the acquisition by a person of the power to direct the Company’s management or policies, if the Board of Directors or the Company’s or a Subsidiary’s primary federal regulator has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Company or a Subsidiary for the purposes of the Company Holding Company Act or the Change in Bank Control Act and the regulations thereunder;

3.
during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election of each Director who was not a Director at the beginning of such period has been approved in advance by Directors representing at least two-thirds (2/3) of the Directors then in office who were Directors in office at the beginning of the period; provided, however, that for purposes of this clause (iii), each Director who is first elected to the Board of Directors (or first nominated by the Board of Directors for election by the shareholders) with the approval of at least two-thirds (2/3) of the Directors who were Directors at the beginning of the period shall be deemed to be a Director at the beginning of the two-year period;

4.
the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by persons who were shareholders of the Company immediately before the merger or consolidation; or

5.	the Company shall have sold to another person (a) substantially all of the Company’s assets or (b) the Company.

The term “person” refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

Non-Transferability of Deferred Compensation.  A participant’s right to receive payments of deferred compensation are not assignable or transferable, shall not be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process, and shall not be in any manner subject to the debts or liabilities of such participant. In the event a participant attempts such a transfer, the Committee may, in its discretion, terminate such participant’s interest in such deferred compensation to the extent the Committee deems necessary or advisable to prevent or limit the effects of such transfer. Any deferred compensation effected by such termination shall be retained by the Company or the trust and the Committee may, in its sole discretion, pay to such participant, his or her spouse or children in such a manner as the Committee deems proper.

Effect of Dissolution and Related Transactions.  Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation in which the shareholders of the Company receive the securities of another corporation), each Award shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to the Award would have been entitled. Upon a dissolution of the Company, a sale of all or substantially all of the Company’s assets, a merger or consolidation in which the Company is not the surviving corporation, a merger or consolidation in which the Company is the surviving corporation but the shareholders of the Company receive securities of another corporation or other property, or the sale or disposition of all or substantially all of the Company’s assets, the Committee, in its sole discretion, shall have the authority (a) to cancel each outstanding Award and pay to the participant, for each share of Common Stock subject to the cancelled Award, an amount in cash equal to the difference between the value of the securities or other property to be received by the holder of a share of Common Stock and the exercise price of the Award, or (b) to provide for the exchange of each outstanding Award with a substitute award of the same type with respect to the property for which such Award is exchanged, with such adjustments to the exercise price or number of shares or amount of property subject to the substitute award as the Committee deems appropriate.

Duration of Plan.  The Plan will expire by its terms on September 6, 2012.  After the expiration date of the Plan, no Award may be granted, except that the Plan may be terminated at an earlier date by action of the Board of Directors. The expiration of the Plan, or its termination by the Board of Directors, will not affect any Award then outstanding.

Amendment and Termination of Plan.  The Board of Directors shall have complete power and authority to amend the Plan, provided, however, the Board of Directors may not, without the affirmative vote of the holders of a majority of the voting stock of the Company, make any amendment which would (a) abolish the Committee without designating such other committee, change the qualifications of its members, or withdraw the administration of the Plan from its supervision, (b) increase the maximum number of shares for which Awards may be granted, (c) amend the formula for determination of the exercise price of Options, (d) extend the term of the Plan or (e) amend the requirements as to the employees eligible to receive Awards. In addition, the Board of Directors shall not make any other amendment to the Plan without shareholder approval to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule. However, except to the extent required by applicable law, no adjustment in the number of shares subject to outstanding Awards, and no adjustment in the number of shares available for grant under the Plan, shall require additional shareholder approval, and all such future adjustments shall be deemed approved by the approval of the Plan, to the extent that such adjustment, whether automatic or discretionary, is proportional to and accompanies an equivalent adjustment in the number of shares held by the Company’s shareholders. Without the written consent of the participant, except as provided in the Plan, no termination or amendment of the Plan shall adversely affect in any material way any Award previously granted.

Financial Considerations.  The Company will receive no monetary consideration for the granting of Awards under the Plan. It will receive no monetary consideration other than the exercise price for shares of Common Stock issued to participants upon exercise of an Award that is an Option.

Federal Income Tax Consequences

ISOs.  An optionee recognizes no taxable income upon the grant of ISOs. If the optionee holds the shares purchased upon exercise of an ISO for at least two years from the date the ISO is granted, and for at least one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of the ISO is taxed as long-term capital gain. However, the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the ISO will be treated by the optionee as current income in the year of exercise for purposes of the alternative minimum tax. If an optionee disposes of the shares before the expiration of either of the two special holding periods noted above, the disposition is a “disqualifying disposition.” In this event, the optionee will be required, at the time of the disposition of the Common Stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the Common Stock at the date of exercise as ordinary income, and the excess, if any, as capital gain.

The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability to the optionee for alternative minimum tax. However, if an optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount.

While the bargain element that exists at the time of exercise of an ISO is not taxed under the normal federal income tax, it is subject to tax under the alternative minimum tax (“AMT”) system. The AMT is designed to ensure that every taxpayer pays at least some tax. The impact on a particular employee who exercises ISOs will depend upon many factors, including the amount of other “tax preferences” and adjustments on his or her tax return.

ISO treatment is only available with respect to the first $100,000 in value of shares underlying ISOs first becoming subject to exercise in any given calendar year. The $100,000 value is based upon the value of the shares at the time of grant. Any options in excess of this amount are treated as NQOs.

If a Stock Option was originally issued with an “immaculate cashless” exercise feature and is also an ISO, the “immaculate cashless” exercise also has tax consequences. When an ISO is exercised, the optionee must hold the underlying stock for a specific period to remain eligible for ISO treatment. In an “immaculate cashless” exercise, the stock is deemed to be immediately sold to the issuer, when the option is exercised. Thus, the post-exercise minimum holding period is not met for the stock that is deemed to be immediately sold to the issuer. This applies, however, only to those shares that are “deemed” sold to pay the exercise price; the shares retained by the optionee may still qualify for favorable tax treatment if they are held for the balance of the two ISO holding periods. The optionee will recognize as ordinary income the difference between the exercise price and the fair market value on the date of exercise for those shares of the ISO paid or deemed paid to satisfy the exercise price of the ISO.

NQOs.  In the case of a NQO, an optionee will recognize ordinary income upon the exercise of the NQO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply). Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the exercise will be taxed as capital gain. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a NQO.

SARs.  A participant recognizes no taxable income upon the grant of an SAR. Upon the exercise of the SAR, the participant will recognize ordinary income in an amount equal to excess of the fair market value of the shares received over the grant price of such shares under the SAR. The Company will be entitled to deduct for federal income tax purposes the same amount as the ordinary income recognized by the participant at the time of the exercise.

Restricted Stock.  Generally, except as described in the following paragraph, a participant recognizes no taxable income upon the grant or purchase of Restricted Stock that is subject to a “substantial risk of forfeiture,” as defined in Section 83 of the Code, until such time as the Restricted Stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will be taxed, at ordinary income rates, on the difference between the fair market value of the shares and the amount the participant paid, if any, for the Restricted Stock. The Company will be eligible for a tax deduction at the time the participant recognizes the income in an amount equal to the income recognized.

A participant may elect, under Section 83(b) of the Code, to recognize taxable ordinary income at the time the Restricted Stock is transferred to the participant in an amount equal to the fair market value of the shares at the time of the grant, determined without regard to any forfeiture restrictions. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Future appreciation of the shares will be taxed at either the long-term or short-term capital gains rate when the shares are sold depending upon the length of time the participant held the shares. However, if, after making such an election, the shares are forfeited, the participant will be unable to claim a tax deduction.

Unrestricted Stock.  If the Unrestricted Stock award provides for the immediate transfer of shares to the participant, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at the time of grant. If the Unrestricted Stock award provides for a deferred transfer of shares to the participant, the participant will recognize taxable ordinary income at the time the Unrestricted Stock is actually transferred to the participant. The Company will be entitled to a deduction at such time and in the same amount as the participant recognizes income.  It is intended that all awards providing for the deferred transfer of Unrestricted Stock will be structured to comply with and avoid adverse tax consequences under Section 409A of the Code.

Deferred Compensation.  For purposes of the federal income tax laws, it is intended that participants will not realize taxable income on any compensation that is deferred under the Plan at the time such compensation is earned, and that all deferred compensation arrangements under the Plan will be structured to comply with and avoid adverse tax consequences under Section 409A of the Code.  When a participant receives any distributions from his or her Deferred Compensation Account, any cash and the fair market value of any shares of Common Stock distributed to the participant will be treated as ordinary income. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the participant in connection with a distribution from the participant’s Deferred Compensation Account.

Plan Benefits

The grant of an Award, the types of Awards and the number of shares of Common Stock subject to such Awards under the Plan are subject to the discretion of the Committee.  Other than as set forth below, the benefits or amounts that will be received by any participant or group of participants in the Plan, if approved, including directors and key employees, are not currently determinable. To date, only ISOs and NQOs have been granted to participants.

Name and Position	Dollar Value	Number of Shares
Non-Executive Director Group (Messrs. Rothermel, Way, Zuckerman and Miller)	$127,617(1)	9,939 shares of Voting Common Stock(2)

(1) Calculated based on $12.84 per share, which was the latest published book value per share of the Company's Voting Common Stock.
(2) Represents shares of our Voting Common Stock that each of the listed directors is entitled to receive as compensation for his service as a director of the Company or Customers Bank that have not yet been issued, but which are expected to be issued in the second quarter of 2012.

The amount of benefits payable in the future as a result of deferred compensation under the Plan, if approved, is not currently determinable because such benefits depend on the number of participants who are authorized by the Board or the Committee to defer compensation under the Plan, the amount of compensation each participant elects to defer, and the fair market value of the Company’s Common Stock as it changes over time.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2
TO APPROVE AND RATIFY THE AMENDMENT AND RESTATEMENT OF THE CUSTOMERS BANCORP, INC.
AMENDED AND RESTATED 2004 INCENTIVE EQUITY AND DEFERRED COMPENSATION PLAN

  EQUITY COMPENSATION PLANS

The following table provides certain summary information as of December 31, 2011 concerning our compensation plans (including individual compensation arrangements) under which shares of our common stock may be issued.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (#)	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights ($)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In The First Column) (#)
Equity Compensation Plans Approved By Security Holders (1)	1,131,832 (1)	$10.98 (2)	2,603,350 (3)(4)

Equity Compensation Plans Not Approved By Security Holders	N/A	N/A	N/A
________________
(1)
Includes shares of our common stock that may be issued upon the exercise of awards granted under the 2004 Plan, the 2010 Stock Option Plan and the BRRP.  Excludes shares issued in 2012 under these plans.

(2)	Calculation does not include restricted stock units for which there exists no exercise price.
(3)
Includes shares of our common stock underlying awards that are authorized under the 2004 Plan and the 2010 Stock Option Plan.  However, due to the limitation of only issuing 15% of any stock issuances by us under the 2010 Stock Option Plan, no shares can be issued as of December 31, 2011 under the 2010 Stock Option Plan (instead of the 2,145,231 shares included in the table above which is based on the maximum authorization under the 2010 Stock Option Plan).  See “Executive Compensation – Amended and Restated 2010 Stock Option Plan” for more details on this 15% limitation.

(4)
This amount does not include securities available for future issuance under the BRRP as there is no specific number of shares reserved under this plan.  By its terms, the award of restricted stock units is limited by the amount of the cash bonuses paid to the participants in the BRRP.  See the description of the BRRP under the heading “Executive Compensation - Bonus Recognition and Retention Program.”

PROPOSAL 3
APPROVAL OF THE AMENDMENT OF THE COMPANY’S
AMENDED AND RESTATED ARTICLES OF INCORPORATION

In May 2012, the Company's Board adopted, subject to shareholder approval, an amendment to the Company's Amended and Restated Articles of Incorporation (“Articles”).  This amendment would provide that Subchapter G – Control-Share Acquisitions (which we refer to herein as “Subchapter G”) of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania BCL”), will not be applicable to the Company.  The amendment would also contain some textual changes to clarify that Subchapters E – Control Transactions, and H – Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of the Pennsylvania BCL, each of which the Company has already opted out of in its Articles, do not apply to the Company.

Subchapter G, which is summarized below, is one of a number of so-called anti-takeover laws which Pennsylvania has enacted to afford corporations incorporated in Pennsylvania and their shareholders protection against certain types of takeovers and acquisitions of control by third parties.  However, Subchapter G permits Pennsylvania corporations to elect not to be governed by its provisions by amending their articles of incorporation to so provide, and over the years many Pennsylvania corporations have elected not to be governed by Subchapter G. The Board believes that Subchapter G unduly limits the Company's flexibility in pursuing certain possible strategic directions, and thus, is not in the best interests of the Company and its shareholders.

The Board’s recommendation with respect to this Proposal 3, a more detailed description of Subchapter G and the reasons for the proposed amendment are described below. The full text of the proposed amendment in redlined form, marked to show the proposed changes, is included as Annex B to this Proxy Statement.

Summary of Subchapter G.

Subchapter G (15 Pa. C.S. ss.ss.2561-2568) provides that, subject to certain exceptions, if a person or entity or a group of persons or entities acting together (referred to herein as a “person”) acquires voting power over shares of a publicly-traded Pennsylvania corporation (such as the Company) in a “control share acquisition” (as described below), then the shares acquired in the control share acquisition shall not have any voting rights unless and until restored by a resolution approved by (i) the Company’s disinterested shareholders (generally persons other than the acquiror, executive officers, directors and certain employee stock plans), and (ii) all voting shares of the Company.  Subchapter G provides that, subject to certain conditions, a company must bring the matter of restoration of the voting rights related to the shares acquired in the control share acquisition to a vote of shareholders at the next special or annual meeting of shareholders.  Further, an acquiror can force a company to hold a special meeting of shareholders for the purpose of voting on the restoration of voting rights related to the shares acquired in the control share acquisition, however, in such an event, the acquiror must undertake to pay or reimburse the company for the expenses related to the special meeting.

A “control share acquisition” occurs the first time that the acquiror’s voting power enters into any one of the following three ranges:  (i) at least 20% but less than 33 1/3%; (ii) at least 33 1/3% but less than 50%; and (iii) 50% or more.  For example, if a person has voting power over 19% of the Voting Common Stock of the Company, and acquires voting power over an additional 1% of the Voting Common Stock, a control share acquisition has occurred, and under Subchapter G, the shares acquired in that control share acquisition would have no voting rights unless and until the disinterested shareholders and all voting shares approved a resolution permitting such voting rights.  The amendment proposed in this Proposal 3 would provide that Subchapter G will not be applicable to the Company, and therefore, any shares of Voting Common Stock acquired in a control share acquisition will have voting rights without further shareholder action.

If the Company’s Articles are amended to “opt out” of Subchapter G, the provisions of Subchapters I and J under the Pennsylvania BCL will also become inapplicable to the Company.  Subchapter I (15 Pa. C.S. ss.ss.2581-2583) provides, subject to certain exceptions, that a publicly-traded Pennsylvania corporation (such as the Company) must pay severance compensation for certain employees who are terminated, other than for willful misconduct, within 90 days before or 24 months after voting rights are restored (by shareholder approval) following a control share acquisition.  Subchapter J (15 Pa. C.S. ss.ss.2585-2588) provides, subject to certain exceptions, that no business combination transaction shall result in the termination or impairment of the provisions of any labor contract to which the corporation is a party.

The foregoing summary of the Subchapters G, I and J are qualified in their entirety by reference to the full text of such Subchapters, a copy of which is attached to this Proxy Statement as Annex C.

Reasons for the Proposed Amendment to the Company's Articles of Incorporation.

In the performance of their duties as directors of the Company, the members of the Board have reviewed and evaluated Subchapter G and its potential effects in various situations, and have concluded that it unduly limits the Company's flexibility for pursuing various possible strategic directions, and therefore, is not in the best interests of the Company and its shareholders.

For example, Subchapter G could become a substantial impediment to a friendly tender offer where the bidder intends to acquire voting power over shares which would constitute a control share acquisition.  In the event of a friendly tender offer, the Company would be required to seek shareholder approval in order to restore voting rights on the shares acquired, incurring substantial cost and delay in connection with filing and mailing a proxy statement and duly holding a meeting of shareholders.  If the shareholders did not approve the voting rights, the shares purchased by the tender offeror could be subject to redemption.  Further, the provisions of Subchapter I and Subchapter J would likely make the transaction more expensive to the tender offeror, which could effectively reduce the consideration paid to shareholders in the tender offer.

Approval of the proposed amendment would remove whatever deterrent effect that Subchapter G might have on possible unfair, coercive or hostile control share acquisitions. However, even if Subchapter G were no longer applicable to the Company, other provisions of the Company's Articles and Bylaws, the Pennsylvania BCL, the Bank Holding Company Act of 1956, as amended (the “BHCA”), and the Change in Bank Control Act could have the effect of delaying or discouraging, to some extent, certain takeovers or changes in control of the Company. For example, any bank holding company or foreign bank with a U.S. presence is required to obtain the approval of the Federal Reserve under the BHCA in order to acquire or retain 5% or more of our outstanding shares of Voting Common Stock, and any person other than a bank holding company may be required to obtain prior regulatory approval under the Change in Bank Control Act to acquire or retain 10% or more of our outstanding shares of Voting Common Stock.  Furthermore, the Company's Articles contain provisions which: (i) classify the Board into three classes of directors and contain limitations on shareholders' rights to remove directors, making it more difficult for a potential acquirer to gain control of the Board; (ii) permit the Board to issue, without shareholder approval, “blank check” preferred stock with such rights and preferences as the Board may determine; and (iii) prohibit the Company, with some exceptions, from entering into certain types of transactions, including a merger with, share exchange with, or sale of all or substantially all of the assets of the Company to, a “Related Person” (as defined below) unless approved by the holders of at least 80% of the outstanding shares of Voting Common Stock.  A “Related Person,” for this purpose, means an organization, person, or entity beneficially owning 5% or more of the outstanding shares of Voting Common Stock.  Similarly, Subchapter F - Business Combinations - of the Pennsylvania BCL, which would continue to apply to the Company, would impose certain Board approval, shareholder approval and “fair price” requirements on certain mergers or business combinations with a person, entity or group beneficially owning 20% or more of the outstanding shares of Voting Common Stock.

The Board has considered the advantages of the Company's ceasing to be subject to Subchapter G, as well as the possible protections which retaining Subchapter G might provide and has concluded, for the reasons discussed above, that the increased flexibility for possible strategic options that the Company would gain by electing not to be subject to Subchapter G is in the best interests of the Company and its shareholders and outweighs the possible protections which retaining Subchapter G might afford. Going forward, if it deems it appropriate, the Board may consider adopting other measures which would provide the Company with some additional protection against unfair or coercive takeovers, including, possibly, a shareholders' rights plan, or “poison pill.”  As of the date of this Proxy Statement, the Board is not aware of any potential transaction which would result in a control share acquisition within the meaning of Subchapter G.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 3 TO APPROVE THE AMENDMENT OF THE COMPANY’S
AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL 4 – A NON-BINDING ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended (“Section 14A”), requires that we include in this Proxy Statement the opportunity for our shareholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers (sometimes referred to as “Say-on-Pay”). Accordingly, the following resolution is being submitted for shareholder approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

As described in detail under “Compensation Discussion and Analysis,” the Board believes that the talents of our employees have a significant influence on our long-term success. Our compensation system plays a significant role in our ability to attract, retain and motivate a quality workforce. The Board believes that our current compensation program links executive compensation to performance, aligning the interests of our executive officers with those of our shareholders and encourages you to review carefully the Compensation Discussion and Analysis beginning on page 31 and the tabular and other disclosures on executive compensation beginning on page 35 of this Proxy Statement.

As an advisory vote, this proposal is not binding upon us as a corporation. However, our Board and Compensation Committee, which are responsible for the design and administration of our executive compensation practices, value the opinions of our shareholders expressed through your vote on this proposal. The Board and Compensation Committee expect to take into account the outcome of this vote in considering future executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE “FOR” THE SAY-ON-PAY RESOLUTION.

PROPOSAL 5 – A NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON
EXECUTIVE OFFICER COMPENSATION IN FUTURE YEARS

In accordance with Section 14A, we are also required to include in this Proxy Statement the opportunity for our shareholders to cast a non-binding advisory vote on a resolution as to whether the Say-on-Pay vote should occur once every one, two or three years. Accordingly, the following resolution is being submitted for shareholder approval at the Annual Meeting:

“RESOLVED, that the Company hold a non-binding shareholder advisory vote to approve the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K with a frequency of once every one year, two years or three years.”

The Board believes that a frequency of every three (3) years for the non-binding advisory vote on the frequency of the Say-on-Pay vote is the optimal interval for conducting and responding to a Say-on-Pay vote.

The Board of Directors has determined that a Say-on-Pay vote that occurs every three (3) years is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board considered that an advisory Say-on-Pay vote every three (3) years will be the most effective timeframe for the Company to respond to shareholders’ feedback and provide the Company with sufficient time to engage with shareholders to understand and respond to the Say-on-Pay results. The Company also believes a triennial vote would align more closely with the multi-year performance measurement cycle the Company uses to reward long-term performance. The Company’s executive compensation programs are based on its long-term business strategy, which is more appropriately reflected with a three year timeframe.

Shareholders who have concerns about executive compensation during the interval between Say-on-Pay votes are welcome to bring their specific concerns to the attention of the Board. Please refer to “How may I communicate with the Board of Directors?” on page 6 of this Proxy Statement for information about communicating with the Board.

Because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory Say-on-Pay vote more or less frequently than the option approved by our shareholders. However, we value the opinions of our shareholders and we will consider the outcome of the vote in making determinations regarding the presentation of Say-on-Pay proposals in future proxy statements.

THE BOARD RECOMMENDS A VOTE “FOR” A THREE (3) YEAR FREQUENCY OF THE SAY-ON-PAY RESOLUTION.

PROPOSAL 6
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected ParenteBeard LLC (“ParenteBeard”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  ParenteBeard also served as the Company’s and Customers Bank’s independent public accounting firm for the fiscal year ending December 31, 2011.  The Company has been advised by ParenteBeard that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its affiliates, in any capacity.  One or more representatives of ParenteBeard is expected to be present at this year’s Annual Meeting with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm’s examination of the Company’s financial statements and records for the fiscal year ended December 31, 2011.

Although the submission of the appointment of ParenteBeard is not required by the Company’s bylaws, the Board is submitting it to the shareholders to ascertain their views.  If the shareholders do not ratify the appointment, we will not be bound to seek other independent registered public accountant for 2012, but the selection of other independent registered public accounting firms will be considered in future years.

Audit and Other Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees billed by ParenteBeard for professional services rendered for the fiscal years ended December 31, 2011 and 2010.

Services Rendered	Fiscal 2011	Fiscal 2010
Audit Fees	$242,570	$237,391
Audit-Related Fees (1)	$-	$62,500
Tax Fees (2)	$47,767	$32,217
All Other Fees	-	-
Total	$290,337	$332,108

(1) The audit-related fees consisted principally of fees related to our stand-alone audits of the Statements of Assets Acquired and Liabilities assumed as of July 9, 2010 and September 17, 2010 for the FDIC assisted acquisitions in 2010 of USA Bank and ISN Bank, respectively, private offerings of securities in 2010 and 2011, as well as the Berkshire Bancorp acquisition in 2011 and various research, consultation and discussions in 2010 and 2011.

(2) Tax fees for fiscal years 2010 and 2011 consisted principally of preparing our U.S. federal and state income tax returns.

Pre-Approval Policy for Services by Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not established a pre-approval policy for these services.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 6 TO RATIFY THE
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered accounting firm.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2011, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with ParenteBeard, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified or supplemented), and (c) has received and reviewed the written disclosures and the letter from ParenteBeard required by Independence Standards Board Standard No. 1 (as modified or supplemented) regarding ParenteBeard’s communications with the Audit Committee concerning independence and has discussed with ParenteBeard its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Respectfully submitted:
T. Lawrence Way, Chair
Daniel Rothermel
John Miller

MANAGEMENT

The names, ages, positions and business backgrounds of each of the directors and executive officers of Customers Bancorp are provided below.

OUR BOARD OF DIRECTORS AND MANAGEMENT

The Board members of Customers Bancorp are:

Name	Director Since*	Position	Age	Term Expires:
John R. Miller	2010	Director	65	2013
Daniel K. Rothermel	2009	Director, Lead Independent Director	74	2013
Jay S. Sidhu	2009	Director, Chairman and Chief Executive Officer	60	2012
T. Lawrence Way	2005	Director	64	2014
Steven J. Zuckerman	2009	Director	48	2014

*Includes services as a director of Customers Bank prior to its reorganization into a bank holding company structure pursuant to which Customers Bank became a wholly-owned subsidiary of the Company (the “Reorganization”) on September 17, 2011.

Below are the biographies of our directors, as well as information on their experience, qualifications and skills that support their service as a director of Customers Bancorp:

Jay S. Sidhu, Chairman and Chief Executive Officer of Customers Bancorp and Customers Bank

Mr. Sidhu has served as Chairman and Chief Executive Officer of Customers Bank since the second quarter of 2009 and of Customers Bancorp since its inception in April 2010.  Before joining Customers Bank, Mr. Sidhu was the Chief Executive Officer of Sovereign Bank from 1989 until his resignation and retirement in October 2006, and its Chairman from 2002 until December 2006.  He was the Chairman and Chief Executive Officer of SIDHU Advisors, LLC, a Florida based private equity and financial services consulting firm, from 2007 to the first quarter of 2009.  He has received Financial World’s CEO of the year award and was named Turnaround Entrepreneur of the Year.  He has received many other awards and honors, including a Hero of Liberty Award from the National Liberty Museum.  Since 2010, Mr. Sidhu has been a director of Atlantic Coast Financial Corporation, the holding company for Atlantic Coast Bank, a federal savings bank with branches in Florida and Georgia, and has served as its Non-Executive Chairman of the Board of Directors since May 2011.  Mr. Sidhu resigned as Non-Executive Chairman of the Board of Directors of Atlantic Coast Financial Corporation effective as of April 30, 2012.  Mr. Sidhu has also served on the boards of numerous businesses and not-for-profits, including as a member of the board of Grupo Santander.  He obtained an MBA from Wilkes University and is a graduate of Harvard Business School’s Leadership Course.  Mr. Sidhu also helped establish the Jay Sidhu School of Business and Leadership at Wilkes University.

Mr. Sidhu’s demonstration of day-to-day leadership combined with his extensive banking sector experience provide the Board with intimate knowledge of our direction and strategic opportunities.

Daniel K. Rothermel, Director

Mr. Rothermel has been the President and Chief Executive Officer of Cumru Associates, Inc., a private holding company located in Reading, Pennsylvania since 1989, and served over twenty years on the Board of Directors of Sovereign Bancorp and Sovereign Bank. At Sovereign, he was lead independent Director and served on the Audit, Governance, and Risk Management Committee and was chairman of the Executive Committee. He is a graduate of The Pennsylvania State University with a B.S. in Business Administration (finance and accounting) and of American University with a Juris Doctor.

Mr. Rothermel’s background as an attorney and general counsel, plus his extensive service as a director of Sovereign Bank provide unique and valuable perspective to the Board.

John R. Miller, Director

Mr. Miller has been a member of the Board of Trustees of Wilkes University since 1996, including as Chairman of the Board of Trustees from 2005 to 2008. Mr. Miller is presently in a second term as Chairman of the Board of Trustees of Wilkes University commencing June 2011.  He has also been the Chairman of the Board of Trustees of the Osborn Retirement Community since 2006.  Mr. Miller served in various capacities as an accountant at KPMG, LLP from 1968 to January 2005, including a tenure as Vice Chairman from 1999 to 2004, as a member of the Board of Directors from 1993 to 1997, and as a member of the Management Committee from 1997 to 2004.  He was the Chairman of the United States Comptroller General’s Governmental Auditing Standards Advisory Council from 2001 to 2008.  He has received the Ellis Island Medal of Honor, recognizing distinguished Americans who have made significant contributions to the nation’s heritage.  Mr. Miller is a graduate of Wilkes University with a B.S. in Commerce and Finance and is registered as a certified public accountant in both Pennsylvania and New York.

Mr. Miller’s 36 years of experience at KPMG, LLP and 7 years as Chairman of the US Comptroller’s General Auditing Standards Advisory Council have given him valuable experience and insight into auditing, accounting and financial reporting, making him a valuable asset to Customers Bancorp’s Board.

T. Lawrence Way, Director

Mr. Way is the retired President, CEO and Chairman of the Board of Directors of Alco Industries, Inc., an employee-owned diversified manufacturing company.  Over his 34-year career with Alco, Mr. Way has held various positions at Alco, including serving as the President and CEO from October 2000 to September 2008, CEO from October 2008 to September 2010 and Chairman of the Board from 2004 to 2011.  He continued as a member of the Board of Directors of Alco and chaired its Audit Committee until February 9, 2012.  Mr. Way is a Certified Public Accountant, received a Master’s in Business Administration from Mount St. Mary’s College, a Juris Doctor degree from Rutgers-Camden School of Law, and graduated from Tufts University.  He has experience in varied management, finance, operations and mergers and acquisitions.

Mr. Way’s background as an attorney and certified public accountant, as well as his experience leading a company through the current economic, social and governance issues as Chairman and Chief Executive Officer of Alco Industries, Inc., make him well-suited to serve on the Board.

Steven J. Zuckerman, Director

Mr. Zuckerman, President and CEO of Clipper Magazine, graduated from Franklin & Marshall College with a B.A. in Business Management in 1985.  While in college, he co-founded the Campus Coupon Clipper, a predecessor to Clipper Magazine, now, a full-service media company, with numerous subsidiaries, including Loyal Customer Club, Spencer Advertising & Marketing, Clipper Web Development, The Menu Company, Total Loyalty Solutions, Clipper Graphics and Clipper TV.  Clipper Magazine has over 550 individual market editions in over 31 states with 1,200 employees around the country, including approximately 500 in Lancaster County, Pennsylvania.  He is a partner in Opening Day Partners, owner and operator of the Atlantic League of Professional Baseball Teams and Stadiums in New Jersey, Maryland and South Central Pennsylvania.

Mr. Zuckerman’s experience in the advertising industry make him uniquely situated to provide the Board with insight in the key areas of marketing and customer strategies.

Executive Officers

Richard Ehst, President and Chief Operating Officer of Customers Bancorp and Customers Bank - Age 66

Mr. Ehst has served as President and Chief Operating Officer of Customers Bank since August 2009 and of Customers Bancorp since its inception in April 2010.  Mr. Ehst served as Regional President for Berks County of Sovereign Bank from May 2004 until January 2007, and as Executive Vice President, Commercial Middle Market, Mid-Atlantic Division, of Sovereign Bank from January 2007 until August 2009.  Mr. Ehst also served as the Managing Director of Corporate Communications for Sovereign Bank from 2000 until 2004 where his responsibilities included reputation risk management and marketing services support systems.  Before joining Sovereign Bank in 2000, Mr. Ehst was an independent consultant to more than 70 financial institutions in the mid-Atlantic region, including Sovereign Bank, where he provided guidance on regulatory matters, mergers and acquisitions, and risk management.  Mr. Ehst also began serving as a Trustee of Albright College in 2010.  Mr. Ehst has also served as a director of Customers Bank since August 2009.

Thomas Brugger, Executive Vice President, Chief Financial Officer and Treasurer of Customers Bancorp and Executive Vice President and Chief Financial Officer of Customers Bank - Age 45

Mr. Brugger has served as Executive Vice President and Chief Financial Officer of Customers Bank since September 2009 and as Executive Vice President, Chief Financial Officer and Treasurer of Customers Bancorp since its inception in April 2010.  Prior to joining Customers Bank, Mr. Brugger was employed by Sovereign Bank for 15 years in the roles of Corporate Treasurer, Chief Investment Officer and Portfolio Manager.  At Sovereign Bank, Mr. Brugger was responsible for investment portfolio management, wholesale funding, liquidity, regulatory and economic capital, securitization, interest rate risk, business unit profitability, budgeting, and treasury operations.  He was Chairman of the Asset/Liability committee and all pricing committees.  In addition, he participated in 19 acquisitions while at Sovereign Bank.  Before Sovereign Bank, he worked in the treasury department and internal audit at Independence Bancorp.

Warren Taylor, President and Director of Community Banking for Customers Bank - Age 54

Mr. Taylor is the President and Director of Community Banking for Customers Bank.  He joined Customers Bank in July 2009.  Prior to Customers Bank, Mr. Taylor was employed by Sovereign Bank for 20 years in the role of Division President.  At Sovereign Bank, Mr. Taylor was responsible for retail banking in various markets in southeastern Pennsylvania and central and southern New Jersey.  Mr. Taylor was actively involved with team member selection from the branch manager role and higher.

Glenn A. Hedde, President of Mortgage Warehouse Lending for Customers Bank  - Age 51
Mr. Hedde is the President of Customers Bank Mortgage Warehouse Lending.  He joined Customers Bank in August 2009, and immediately prior to that he provided consulting services in the banking, mortgage banking and multi-family lending industries from August 2008 to July 2009.  Mr. Hedde was the President of Commercial Operations at Popular Financial Holdings, LLC from 2000 to 2008.  During his time at Popular Financial, Mr. Hedde was a member of a senior leadership team with direct responsibility for management of more than $300 million in mortgage warehouse lending assets.  Additionally, Mr. Hedde was responsible for business development, risk management, collateral operations and compliance at Popular Financial.  Mr. Hedde also previously worked in mortgage banking, business development, and credit quality management for various companies including GE Capital Mortgage Services, Inc. and PNC Bank.

BOARD GOVERNANCE

Board Leadership Structure

The Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with our business and the financial services industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development, and its execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an Lead Independent Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between management and strategy development on the one hand and independent oversight on the other.

Daniel K. Rothermel, an independent director who serves as Chairman of the Nominating and Corporate Governance Committee, was selected by the Board of Directors to serve as the Lead Independent Director. As Lead Independent Director, Mr. Rothermel presides over all Board meetings when the Chairman is not present, and presides over meetings of the non-management directors held in executive session. The Lead Independent Director has the responsibility of meeting and consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive and advising him on the efficiency of the Board meetings, and facilitating teamwork and communication between the non-management directors and management.

Risk Oversight

The Board of Directors believes that establishing the right “tone at the top” and full and open communication between management and the Board of Directors are essential for effective risk management and oversight. At each regular Board meeting, the directors receive a summary on areas of material risk to Customers Bank, including credit, market, liquidity and operational risk. These summary reports are in a scorecard structure and they assist the directors in the early identification of risks. The Board of Customers Bank also created a Board Risk Management Committee and a management Risk Committee to monitor and oversee all risk of Customers Bank in a more detailed fashion. The Board can ask either committee to research issues and address any risk issues that merit additional focus and attention. These committees develop recommendations to manage risk and bring any material issues to the attention of the full Board.

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to areas of financial reporting and compliance with laws, rules and regulations applicable to us, including those related to accounting regulation. The Audit Committee is composed of independent, non-executive directors free from any relationship that would interfere with the exercise of his or her independent judgment. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee reviews the independence and performance of the auditors and annually recommends to the Board of Directors the appointment of the independent auditors or approves any discharge of auditors when circumstances warrant. The chief internal auditor reports directly to the Audit Committee. The annual risk assessment and internal audit plan are approved by the Audit Committee. The Audit Committee performs other oversight functions as requested by the Board of Directors.

The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board of Directors organization and membership, and succession planning for our directors.

Director Independence

Of the directors of the Company who have served since January 1, 2011, each of Messrs. Miller, Rothermel, Way and Zuckerman (who remain as current directors of Customers Bancorp) is considered independent, as independence for Board members is defined under Nasdaq Rules.  Bhanu Choudrie, a director of Customers Bancorp in 2011 until September 14, 2011, was also deemed independent.  For the period in 2011 prior to the Reorganization, each of the following directors of Customers Bank were also considered independent under Nasdaq Rules: Bhanu Choudrie, Daniel Rothermel, T. Lawrence Way, Steven Zuckerman and John R. Miller.  Jay Sidhu, Richard Ehst and Kenneth Mumma also served as directors of Customers Bank in 2011 prior to the Reorganization but were not considered independent.  In determining these directors met the definition of an independent director, the Board of Directors considered routine banking transactions between Customers Bank or its affiliates and certain of the directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions we made to non-profit organizations with whom any of the directors are associated, and any transactions that are discussed under “Transactions With Related Parties.” In addition, when determining Mr. Zuckerman’s independence, the Board considered and deemed immaterial certain advertising arrangements we have with Clipper Magazine and its affiliates, for which Mr. Zuckerman is the Chief Executive Officer. See “Transactions With Related Parties” for more detail on these relationships.

 Information about Board Committees

The table below highlights the current membership composition of our directors on our Board committees for Customers Bancorp:

Name	Executive	Audit	Compensation	Nominating and Corporate Governance
Daniel Rothermel	X	X	X	X*
Jay Sidhu	X
T. Lawrence Way	X	X*		X
Steven Zuckerman			X*	X
John R. Miller		X		X
_____________
* Committee Chair

In addition, for the period in 2011 prior to the Reorganization, Bhanu Choudhrie served as a member of the Customers Bank Audit Committee and Compensation Committee, Kenneth Mumma served as a member of the Customers Bank Executive Committee, Daniel Rothermel served as a member of the Customers Bank Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, John R. Miller served as a Member of the Customers Bank Audit Committee and Nominating and Corporate Governance Committee, Jay Sidhu served as a member of the Customers Bank Executive Committee, T. Lawrence Way served as a member of the Customers Bank Executive Committee, Audit Committee and Nominating and Corporate Governance Committee and Steven Zuckerman served as a member of the Customers Bank Compensation Committee and Nominating and Corporate Governance Committee.

Committee Charters

Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee have adopted charters which are available on our website, www.customersbank.com, by clicking on “About Us” and then “Corporate Governance.”

Meeting Attendance

In 2011, the Company’s Board of Directors met 14 times, and prior to the Reorganization, Customers Bank’s Board of Directors met 11 times. Each of the Company’s incumbent directors attended 75% or more of the meetings of the full Board of Directors and the committees of the Board on which he served in 2011.

While we have no formal policy regarding director attendance at our Annual Meeting, we make every effort to schedule our Annual Meeting at a time and date to maximize attendance by directors taking into account the directors’ schedules.  We believe that Annual Meetings provide an opportunity for shareholders to communicate with directors and have requested that all directors make every effort to attend our Annual Meetings.  Historically, more than a majority of the directors have done so; for example, in 2011, all of Customers Bank’s then-directors attended the 2011 Annual Meeting of Customers Bank.

Federal Reserve Board Application to Appoint Director

We submitted an application to the Federal Reserve Board (“FRB”) in 2011 requesting approval for Bhanu Choudhrie to serve as a director of Customers Bancorp, but have not yet received a determination from the FRB.  If approved by the FRB, we intend to appoint Mr. Choudhrie to be a director of Customers Bancorp, subject to his consent to serve as a director at such time.  If approved, his appointment may be subject to the Board of Directors increasing the size of the Board or appointing Mr. Choudhrie to a vacancy (if one exists at the time). Alternatively, the Board may seek to nominate Mr. Choudhrie as a director for election by the shareholders at the next annual meeting of shareholders.  At the current time, that Board has one open director position which the Board intends for Mr. Choudhrie to fill in the event that FRB approves the application.

Mr. Choudhrie, age 33, served as a director of Customers Bank since July 2009.  Mr. Choudhrie has been Executive Director of C&C Alpha Group Limited, a London based family private equity group, since November 2006, and was the Executive Director of C&C Business Solutions Ltd. from June 2003 to November 2006.  In July 2010, Mr. Choudhrie became a director of Atlantic Coast Financial Corporation, the holding company for Atlantic Coast Bank, a federal savings bank with branches in Florida and Georgia. Mr. Choudhrie is a private equity investor with investments in the United States, United Kingdom, Europe and Asia. C&C Alpha Group was founded in 2002. The company, with global headquarters in London, has established offices in several countries. Its team is comprised of entrepreneurs, financial analysts, project developers, project managers and strategy consultants.

Director Nominations

Our bylaws contain provisions that address the process by which a shareholder may nominate a director to stand for election to the Board of Directors at our Annual Meeting of Shareholders.

In evaluating director nominees, the Nominating and Corporate Governance Committee (the “Committee”) considers the following factors:

•	The appropriate size of our Board of Directors and its committees;

•	The perceived needs of the Board for particular skills, background, and business experience;

•	The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board; and

•	The nominees’ independence.

There are no stated minimum criteria for director nominees, and the Committee may also consider such other factors as it may deem are in our best interests and the interests of our shareholders. The Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert,” that a majority of the members of the Board meet the definition of “independent director” under Nasdaq Rules, and that one or more key members of management participate as members of the Board.

While we have no formal policy with respect to diversity on the Board, in order to enhance the overall quality of the Board’s deliberations and decisions, the Committee seeks candidates with diverse professional backgrounds and experiences, representing a mix of industries and professions with varied skill sets and expertise.

The Committee identifies nominees by first evaluating the current members of the expiring class of directors willing to continue in service. Current members of the expiring class with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by members of the expiring class with that of obtaining a new perspective.  If any member of the expiring class does not wish to continue in service or if the Committee or the Board decides not to re-nominate a member for reelection, the Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. The Committee has not in the past engaged third parties to identify, evaluate, or assist in identifying potential nominees, but relies on community and business contacts it has established through its directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified.

The Committee will evaluate any recommendation for a director nominee proposed by a shareholder. In order to be evaluated in connection with the Committee’s procedures for evaluating potential director nominees, any recommendation for director nominee must be submitted in accordance with our procedures for shareholder nominees described below. In particular, all nominations made by a shareholder must be made in writing, delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, to the Secretary of the Company (at our corporate headquarters in Wyomissing, Pennsylvania) and received by the Secretary not less than ninety (90) days nor more than one hundred and twenty (120) days prior to any meeting of the shareholders called for the election of directors. If less than ninety seven (97) days’ notice of the meeting is given to the shareholders (which notice may be provided by press release reported by a national news service or an SEC filing pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”)), the nomination shall be delivered or mailed to the Secretary and received by the Secretary not later than the close of business on the seventh (7th) day following the day on which notice of the meeting was given to shareholders (whether by mailing the notice of meeting or such other means described above). Every nomination must include: (a) the consent of the person nominated to serve as a director if elected; (b) the name, age, business address and residence address of the nominee; (c) the principal occupation or employment of the nominee; (d) the number of shares of the Company beneficially owned by the nominee; (e) the name and address of the notifying shareholder; (f) the number of shares of the Company owned by the notifying shareholder; and (g) all other information relating to the nominee and the notifying shareholder that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 there under (including such person’s written consent to being named in the proxy statement as a nominee).

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has responsibility for identifying and evaluating candidates for director and recommending the nomination of directors to the full Board. This Committee:

•	Reviews and assesses the adequacy of our corporate governance guidelines, personal codes of conduct and related internal policies and guidelines;

•	Assists the Board in interpreting and applying corporate governance guidelines, and recommends any proposed changes to the Board of Directors for approval; and

•	Makes recommendations to the Board regarding non- management director compensation.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee in 2011 was independent as defined under Nasdaq Rules.

The Nominating and Corporate Governance Committee held two meetings during 2011, which were held prior to the Reorganization.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements.  For this purpose, the Audit Committee performs several functions:

•	Approves in advance the engagement of the independent registered public accounting firm for all audit and non-audit services, and approves the fees and other terms of the engagement;

•
Maintains responsibility for the appointment, compensation, oversight, retention and termination of our independent registered public accounting firm and evaluates the qualifications, performance, and independence of the independent registered public accounting firm;

•
Establishes, maintains and oversees procedures to facilitate the receipt, retention and treatment of complaints received from third parties regarding accounting, internal accounting controls, or auditing matters;

•
Reviews and discusses, with our independent registered public accounting firm, the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in the design or operation of internal controls and significant changes in internal controls reported by the independent auditor or management, and receives reports from management regarding the Company’s internal controls and procedures;

•
Reviews the critical accounting policies and all alternative treatments of financial information discussed by the independent registered public accounting firm with management, and reviews with management significant judgments made in the preparation of financial statements;

•	Reviews, with management and our independent registered public accounting firm, our financial reporting processes and internal financial controls;

•	Reviews the annual audited financial statements and recommends to the Board of Directors their inclusion in our annual report;

•	Reviews the quarterly financial statements and earnings press releases;

•	Reviews and approves any related party transactions; and

•
Periodically reviews and discusses with the independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards No. 61 (Codification of Statements on Auditing Standards No. 380) and any formal written statements received from the independent registered public accounting firm.

The Board of Directors has determined that each member of the Audit Committee in 2011 was independent as independence for audit committee members is defined under the Nasdaq rules, and has further determined that Mr. Miller is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

The Audit Committee held 5 meetings during 2011, including 2 meetings of Customers Bank’s Audit Committee prior to the Reorganization.

Compensation Committee

The Compensation Committee of the Board of Directors:

•
Periodically reviews, evaluates, and recommends to the Board the compensation and benefits provided to the executive officers and reports to the Board concerning its recommendations for final Board approval;

•	Considers the effectiveness of risk management strategies and the values of similar incentives to the senior executive officers of comparable companies;

•
Reviews and approves corporate goals and objectives relevant to the compensation of the executive officers, evaluate the performance of the executive officers in light of those goals and objectives, and approve the level of the executive officers’ compensation based on that evaluation, subject to final approval by the Board;

•	Administers the stock option or other equity incentive plans subject to final approval by the Board;

•	Reviews and advises on general salary, employee benefits, and other general compensation matters with the Company's management;

•	Annually review and assess compensation programs; and

•	Reviews and discusses with management the compensation and related disclosures to be included in the Company’s annual proxy statement or annual report.

For additional details regarding the Compensation Committee’s role in determining executive compensation, please see “Executive Compensation; Compensation Discussion and Analysis” beginning at page 31 of this Proxy Statement.

The Board of Directors has determined that each member of the Compensation Committee in 2011 was independent as defined under Nasdaq Rules.

The Compensation Committee held one meeting during 2011, which was held prior to the Reorganization.

Compensation Consultant

In 2011, the Compensation Committee retained Vistra Partners, LLC (“Vistra Partners”) to provide compensation analysis for the Company’s 2011/2012 compensation.  The services provided included compensation analysis, preparation of a report that compared each named executive officer’s compensation to peer group executive compensation, and having a representative attend meetings of the Compensation Committee and the Board of Directors as appropriate to discuss executive compensation.  The Company also engaged Vistra Partners in 2011 to provide human resources, recruiting, employee benefits and various other services.  The Company paid Vistra Partners $1,500 for services rendered in connection with their engagement as a compensation consultant, and $183,385.50 for all other services rendered in 2011. The Company’s engagement of Vistra Partners with respect to non-compensation related services has been in place for a number of years, and was renewed in 2011 by management, without formal action by the Board of Directors or Compensation Committee.

Compensation Committee Interlocks and Insider Participation

Except for the relationships of  Mr. Zuckerman described below, none of the members of our Compensation Committee had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K under the Securities Act nor any other interlocking relationships as defined by the SEC.  For the year ended December 31, 2011, Customers Bank paid, for advertising and marketing services, approximately $295,339 to Clipper Magazine and its division, Spencer Advertising Marketing.  Additionally, for the year ended December 31, 2011, Customers Bank paid, for promotional items, approximately $48,486 to Jaxxon Promotions, Inc.  Steven Zuckerman, a director of Customers Bancorp, is the President and Chief Executive Officer of Clipper Magazine, an affiliate of Gannett Co., Inc., and holds 25% of the issued and outstanding capital stock of Jaxxon Promotions, Inc.

Risk Assessment of Compensation Policies and Practices

Our management team, with the assistance of compensation consultant Vistra Partners, conducted an assessment of the risks related to or arising from our compensation policies and practices. The Compensation Committee reviewed and discussed this risk assessment with management and Vistra Partners.  Based on this assessment, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Code of Conduct

Each of our directors, officers and employees are required to comply with the Customers Bancorp, Inc. Code of Conduct adopted by us.  The Code of Conduct sets forth policies covering a broad range of subjects and requires compliance with laws and regulations applicable to our business.  The Code of Conduct is available on our website at www.customersbank.com, under the “About Us-Corporate Governance-Code of Conduct” captions.  We will post to our website any amendments to the Code of Conduct, or waiver from the provisions thereof for executive officers or directors, under the “About Us-Corporate Governance-Code of Conduct” caption.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program and addresses how we made executive compensation decisions for our senior executive officers during fiscal year 2011.  The senior executive officers covered by this Compensation Discussion and Analysis are the “named executive officers” set forth in the Summary Compensation Table beginning on page 98 of this prospectus (“Summary Compensation Table”).

Compensation Objectives and the Focus of Compensation Rewards

Our compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and motivate performance in a manner that maximizes corporate performance while ensuring that these programs do not encourage unnecessary or excessive risks that threaten the value of the Company. We seek to align individual performance with long-term strategic business objectives and shareholder value, and believe that the combination of executive compensation provided fulfills these objectives.

Currently, our executive compensation program has three key elements: (1) salary, (2) bonus, and (3) long-term equity incentives.  The mix of short term performance incentives versus long term incentives are reviewed annually by the Compensation Committee with the intention of achieving a reasonable balance of those incentives.  However, we do not have set percentages of short term versus long term incentives.  We also do not have a policy with respect to the mix between the cash and equity components of executive compensation, although as noted below certain portions of the annual bonus are paid in stock and subject to a long-term vesting period before payout.

Compensation philosophy is ultimately determined by the Board of Directors, based upon the recommendations of the Compensation Committee, which is comprised solely of independent directors as defined by the rules of Nasdaq.  Our Chief Executive Officer makes recommendations to the Compensation Committee concerning the compensation of other executive officers, but does not participate in establishing his own compensation.  As part of this process, the Compensation Committee reviews a report provided by its compensation consultant, Vistra Partners, LLC (“Consultant”), that compares each named executive officer’s compensation to peer group executive compensation (“Report”).  The Compensation Committee generally seeks to provide salary and bonus compensation to the named executive officers at approximately the median of its competitors in the banking industry as reported by a compensation survey.  In 2011, the Compensation Committee used the Towers Watson compensation survey for banks with assets below $2 billion, although the Compensation Committee (as ratified by the Board of Directors) generally paid salary and bonus levels for the named executive officers that were below the median due to the start-up nature of the Company at the time.  As the Company matured and experienced significant growth in 2011, the Compensation Committee determined to increase salaries in February 2012 and used the SNL Financial Survey for banks as the relevant peer group, which decision was ratified by our Board of Directors and are described below under “Salary.”  The Compensation Committee also reviewed the median salary and bonuses under the L.R. Webber survey as a market check on local compensation market practices.  The Compensation Committee retains the flexibility to consider, in its sole discretion, various subjective factors when making compensation decisions.

The guiding principle of our compensation philosophy is that the compensation of executive officers should be based primarily on the financial performance of the Company, and partially on individual performance.  While this “pay-for-performance” philosophy requires the Compensation Committee to first consider our profitability, the Compensation Committee does not intend to reward unnecessary or excessive risk taking.  These principles are reflected in the specific elements of the compensation program, particularly the bonus and long-term equity income programs, as described below.

Role of the Compensation and Corporate Governance Committee

The Compensation Committee assists the Board of Directors in discharging its responsibilities regarding our compensation and benefit plans and practices.  Authority granted to the Compensation Committee is established by the Board of Directors and also set forth in the charter of the Compensation Committee. In 2011, the Compensation Committee strongly considered the recommendations of the Chief Executive Officer regarding the other named executive officers. The recommendations of the Compensation Committee were presented for discussion and final approval at meetings of the full Board of Directors.

Specific Elements of the Compensation Program

Described below are the key elements of our compensation program for the named executive officers.

Salary

We believe that a key objective of the salary structure is to maintain reasonable “fixed” compensation costs, while taking into account the performance of the named executive officers.  Base salaries are reviewed annually by the Compensation Committee to determine if any base pay changes should be made for the named executive officers.  Base pay changes, if any, are normally determined after considering the executive’s current base pay position relative to the peer group as reflected in the Report, our performance and the individual’s contribution to that performance for the prior year and the national and regional economic conditions, their effect upon us and how the executive has dealt with them within his or her area of responsibility.  All of the named executive officers joined us in 2009 and did not receive any increase in salary for 2010.  In February 2011, the Compensation Committee reviewed the Report and, based on the recommendation of the Consultant, determined to increase the salary of the named executive officers, which decision was ratified by the Board of Directors and is disclosed in the Summary Compensation Table for 2011.  These salaries were generally set below the median salary for the peer group for their position with the Company.  In making this decision to increase salaries for 2011, the Compensation Committee also considered the strong performance of Customers Bank in 2010, including strong growth in assets, loans, customer base and return on equity, along with the Chief Executive Officer’s leadership in driving this performance.  With regard to the named executive officers other than the Chief Executive Officer, the Compensation Committee considered their contributions to the performance of Customers  Bank (overall and in their functional area) in 2010 as reported by the Chief Executive Officer and his recommendation to increase their salary.

Given our significant growth and evolution as a bank since 2009, including raising more than $100 million in equity, increasing assets to over $2 billion and significantly increasing our equity base, in February 2012 the Compensation Committee reviewed the existing salaries against the peer group as reflected in the Report and determined to increase the salaries for 2012, which decision was ratified by the Board.  The new salaries were generally set below the median for the peer group for their position, which 2012 salaries are disclosed in footnote 2 to the Summary Compensation Table.

Bonuses

Bonuses are designed to motivate executives by rewarding performance.  For all of the named executive officers other than Mr. Hedde, bonuses for 2011 were determined at the discretion of the Compensation Committee, which considered our financial performance, including strong growth in assets, loans, customer base and return on equity, along with the recommendations of the Chief Executive Officer with regard to the other named executive officers.  The decision of the Compensation Committee for 2011 bonuses was ratified by our Board of Directors.  Based on these considerations, in February 2012 the Compensation Committee reviewed the Report and determined to pay a bonus to these named executive officers that was below the median bonus of the peer group for their position, which decision was ratified by the Board.  The Chief Executive Officer also recommended these bonuses for the other executive officers, which was based on their respective contributions to the performance of the areas for which they are responsible. The amount of these cash bonuses for 2011 are disclosed in the footnotes to the “Bonus” column of the Summary Compensation Table for each of the named executive officers.

The 2011 bonus for Mr. Hedde is based on a bonus pool of 10% of the net profit of the mortgage warehouse division, which bonus pool is to be allocated among the employees of this division.  Mr. Hedde’s share of this bonus pool was determined by discussion between Mr. Hedde and the Chief Executive Officer in 2012 following the determination of the amount of the bonus pool, which amount was presented to the Compensation Committee as a recommendation from the Chief Executive Officer, and was also ratified by the Board.  Mr. Hedde was awarded a total bonus of $679,090, which constituted 58% of the total bonus pool for the mortgage warehouse division.  This bonus was paid 60% in cash and 40% in restricted stock units that vest on the third anniversary of the date of the award.  The restricted stock portion was implemented to encourage a long-term view for the operation of this division.

The named executive officers, including Mr. Hedde, were also given the opportunity to participate in our Bonus Recognition and Retention Plan, and each deferred the receipt of a portion of their cash bonus to receive restricted stock in lieu of cash, which restricted stock will vest if the executive officer continues to be employed for five years after the date of the bonus award.  See “Bonus Recognition and Retention Plan” for a description of this plan, along with the footnotes to the Summary Compensation Table for a description of the deferrals made by the named executive officers under this plan for their 2011 bonuses.  These awards of stock are subject to forfeiture if the executive does not remain employed over the five year vesting period, which services to incentivize and retain executives.

Long-Term Equity Incentive Compensation

Long-term incentive compensation is intended to motivate and retain executives and reward them based on long-term company performance.  The Compensation Committee believes that equity-based incentive arrangements are among the most effective means available to the Company of aligning the interests of executives with the objectives of shareholders generally, and of building their long term commitment to the organization.  Our shareholders have approved the Management Stock Purchase Plan, the 2010 Stock Option Plan, the Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan, and the Bonus Recognition and Retention Program (referred to collectively as “equity compensation programs”).

Our equity compensation programs permit the Compensation Committee to grant stock options, restricted stock, and other types of awards on a discretionary basis, subject to ratification by the Board of Directors. Upon determination of our performance for the prior fiscal year, in February of each year the Compensation Committee assesses if it will grant long-term equity awards, although it may grant awards at any time of the year in its discretion for new hires, outstanding performance or otherwise.  In February 2011, the Compensation Committee granted Messrs. Taylor and Hedde options to purchase 16,666 and 8,333 shares of our Voting Common Stock, which award was ratified by our Board of Directors.  The Chief Executive Officer made the recommendation to pay these awards based on the strong performance of their respective business units.  In addition, pursuant to the terms of the employment agreement of each of Messrs. Sidhu, Ehst and Brugger, during 2011 they were each granted options to purchase common stock as a result of our successful capital raising activities and the acquisition of another bank.  Each of these options rewarded the executive for transactions to increase the value of the Company, and the structure of these options also serve to retain and incentivize the executive due to the five year vesting of these options and the further vesting condition that the fair value of the common stock increase by 50% before they become exercisable.  The options granted to Messrs. Taylor and Hedde have the same vesting provisions.

Given our significant growth and evolution as a bank since 2009, including raising more than $100 million in equity, increasing assets to over $2 billion and significantly increasing our equity base, in February 2012 the Compensation Committee determined to implement a restricted stock reward program that provided for the grant of restricted stock units to certain directors and senior executives of Customers and Customers Bank, which included awards to each of the named executive officers as set forth in the “Grant of Plan-Based Awards” table.  This decision of the Compensation Committee was ratified by the Board.  These awards create retention and value creation incentives as the restricted stock units vest if both (i) the holder remains employed through December 31, 2016 (subject to accelerated vesting upon a change of control), and (ii) our Voting Common Stock trades at greater than $18.90 per share, all as described in more detail under “2012 Restricted Stock Awards Program”.

Perquisites, Post-Retirement and Other Elements of Compensation for Executive Officers

In order to attract and retain qualified executives, we provides executives with a variety of benefits and perquisites, consisting primarily of retirement benefits through a 401(k) plan, executive life insurance, and the use of automobiles.  Details of the values of these benefits and perquisites that were paid to the named executive officers in 2011 may be found in the footnotes and narratives to the Summary Compensation Table.

Employment and Other Agreements

The Compensation Committee believes that it is in the best interest of the Company to promote stability and continuity of senior management.  The Compensation Committee seeks to obtain this goal by providing reasonable assurance to certain of its senior executives so they are not distracted from their duties, especially in light of the uncertainty caused by adverse market conditions and the continued consolidation in the banking industry.  Accordingly, we entered into employment agreements with Mr. Sidhu in 2009 and Messrs. Ehst and Brugger in 2011, the material elements of which are described in “Employee Benefits - Officer Employment Agreements.”  These employment agreements provide for severance to be paid to the executives in connection with a termination of employment, including severance following a change of control.  A summary of the estimated payments to be made as a result of these severance and change of control provisions are described under “Potential Payments Upon a Change of Control.”  All of these agreements that provide for severance payments following termination in connection with a change in control are structured as “double triggers” based on the Compensation Committee’s determination that such payments should only be made if we terminate the employee in connection with a change in control.  For the foregoing reasons, we also adopted a Supplemental Executive Retirement Plan for Mr. Sidhu.  See “Employee Benefits – Supplemental Executive Retirement  Plan for Chairman and Chief Executive Officer” and the “Pension Benefits” table for more information on this plan for Mr. Sidhu.

Consideration of Risk

Our compensation methods are discretionary and balance short and long-term goals for our executive officers.  The Compensation Committee strives to provide strong incentives to manage us for the long-term, while avoiding excessive risk taking in the short term.  Goals and objectives reflect a fair mix of quantitative and qualitative factors to avoid excessive reliance on a single performance measure.  As a matter of best practice, beginning in 2010, the Compensation Committee began to annually review the relationship between the risk management practices and the incentive compensation provided to the named executive officers to confirm that the incentive compensation does not encourage unnecessary and excessive risks.

Risk Management Checks and Balances

The Compensation Committee believes that the design and governance of our executive compensation program are consistent with best practices in risk management.  The design of the executive compensation program supports our risk management goals through an interlocking set of checks and balances.

•
Rather than determining incentive compensation awards based on a single metric, the Committee applies its informed judgment taking into account factors such as quality and sustainability of earnings, successful implementation of strategic initiatives and adherence to risk and compliance policies and our other core values.

•
To further ensure that executive officers are focused on long-term performance, a significant portion of our incentive awards (including bonuses paid in stock) are provided as long-term equity awards that do not become earned and paid until three to five years after the grant date.

•	Use of equity awards aligns executive officers’ interests with the interests of shareholders, and their significant stock ownership further enhances this alignment.

Together, these features of the executive compensation program are intended to:

•	Ensure that compensation opportunities do not encourage excessive risk taking;

•	Focus executive officers on managing the Company towards creating long-term, sustainable value for shareholders; and

•	Provide appropriate levels of realized rewards over time.

Compliance with Section 409A of the Internal Revenue Code

The executive compensation arrangements are intended to be maintained in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements and tax penalties on the affected employees if their deferred compensation arrangements do not comply with those restrictions.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee:

Steven Zuckerman, Chair
Daniel Rothermel

SUMMARY COMPENSATION TABLE

The table below sets forth the following information for each of the named executive officers for the fiscal year ended December 31, 2011: dollar value of (1) base salary and bonus earned; (2) stock awards and option awards; (3) all other compensation; and (4) total compensation.

Name & Principal Position	Salary ($) (1)	Bonus ($)		Stock Awards ($) (7)		Option Awards ($) (8)	All Other Compensation ($) (9)	Total ($)
Jay S. Sidhu Chairman & CEO	300,000	150,000	(2)	300,000		976,212	13,454	1,739,666
Richard A. Ehst President & COO	225,000	84,375	(3)	56,250		146,433	14,250	526,308
Thomas R. Brugger EVP & Chief Financial Officer	225,000	56,250	(4)	112,500		146,433	16,704	556,887
Warren Taylor President and Director of Community Banking	190,000	37,500	(5)	75,000		55,230	--	357,730
Glenn A. Hedde President of Customers Bank Mortgage Warehouse Lending	190,000	164,400	(6)	624,290	(6)	27,615	5,662	1,011,967
________________
(1)           Represents annual salary for 2011.  The annual salary for each of the named executive officers was increased for 2012 to the following: Mr. Sidhu - $500,000; Mr. Ehst - $320,000 Mr. Brugger - $300,000; Mr. Taylor - $200,000; and Mr. Hedde - $200,000.

(2)           Mr. Sidhu earned a cash bonus of $300,000 for 2011; however, he elected to receive 50% in cash ($150,000) and to defer 50% of this bonus under the Bonus Recognition and Retention Program (“BRRP”) pursuant to which after a 5 year vesting period he will receive his deferred bonus, along with a Company match of $150,000 ($300,000 in total), in the form of 23,809 shares of Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those 23,809 shares.  If Mr. Sidhu does not remain employed during this 5 year vesting period, he will forfeit the right to receive these shares.  See “Bonus Recognition and Retention Program” for more details regarding this deferral.

(3)           Mr. Ehst earned a cash bonus of $112,500 for 2011; however, he elected to receive 75% in cash ($84,375) and to defer 25% of this bonus under the BRRP pursuant to which after a 5 year vesting period he will receive his deferred bonus, along with a Company match of $28,125 ($56,250 in total), in the form of 4,464 shares of Voting Common Stock plus any of the shares resulting from the deemed reinvestment of dividends on those 4,464 shares.  If Mr. Ehst does not remain employed during this 5 year vesting period, he will forfeit the right to receive these shares.  See “Bonus Recognition and Retention Program” for more details regarding this deferral.

(4)           Mr. Brugger earned a cash bonus of $112,500 for 2011; however, he elected to receive 50% in cash ($56,250) and to defer 50% of this bonus under the BRRP pursuant to which after a 5 year vesting period he will receive his deferred bonus, along with a Company match of $56,250 ($112,500 in total), in the form of 8,928 shares of Voting Common Stock plus any of the shares resulting from the deemed reinvestment of dividends on those 8,928 shares.  If Mr. Brugger does not remain employed during this 5 year vesting period, he will forfeit the right to receive these shares.  See “Bonus Recognition and Retention Program” for more details regarding this deferral.

(5)           Mr. Taylor earned a cash bonus of $75,000 for 2011; however, he elected to receive 50% in cash ($37,500) and to defer 50% of this bonus under the BRRP pursuant to which after a 5 year vesting period he will receive his deferred bonus, along with a Company match of $37,500 ($75,000 in total), in the form of 5,952 shares of Voting Common Stock plus any of the shares resulting from the deemed reinvestment of dividends on those 5,952 shares.  If Mr. Taylor does not remain employed during this 5 year vesting period, he will forfeit the right to receive these shares.  See “Bonus Recognition and Retention Program” for more details regarding this deferral.

(6)           Mr. Hedde earned a cash bonus of $679,090 for 2011; however, pursuant to the terms of his bonus arrangement he is required to have a portion (60%) of his aggregate bonus for 2011 paid through the issuance of 32,150 restricted stock units.  These restricted stock units were granted in February 2012 under the Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan (the “2004 Plan”), and they will become 100% vested on the third anniversary of the date of grant. With regard to the remaining 40% cash portion of the bonus ($274,000), Mr. Hedde elected to receive 60% of this amount in cash ($164,400) and to defer 40% of this amount under the BRRP pursuant to which after a 5 year vesting period this 40% ($109,600) of his 2011 bonus, along with an equal Company match of $109,600 ($219,200 in total)), will be paid through the issuance of 17,396 shares of Voting Common Stock under the 2004 Plan, plus any of the shares resulting from the deemed reinvestment of dividends on those 17,396 shares.  If Mr. Hedde does not remain employed during this 5 year vesting period, he will forfeit the right to receive these shares.  See “Bonus Recognition and Retention Program” for more details regarding this deferral.

(7)           Represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 of the stock awards described in footnotes 2-6 above.  The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2011 financial statements included herein (Note 12-Stock Based Compensation Plans).

(8)           Represents the grant date fair value, as calculated in accordance with FASB ASC Topic 718 of option awards granted in 2011 under our 2010 Stock Option Plan (“2010 Stock Option Plan”).  See footnote 1 to the “Grant of Plan-Based Awards” table for more information on these options.  The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2011 financial statements included herein (Note 12-Stock Based Compensation Plans).

(9)           The amounts listed in this column include matching 401(k) contributions paid under our 401(k) Retirement Savings and Profit Sharing Plan for each of Messrs. Sidhu, Brugger and Hedde, car allowance payments for each of Messrs. Ehst and Brugger, and a golf club membership for Mr. Ehst.  The Company provides Mr. Sidhu with an automobile which he primarily uses for business purposes.  All Other Compensation for Mr. Sidhu also includes the value attributable to Mr. Sidhu’s personal use of this automobile in 2011.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding awards granted to each of our named executive officers with respect to 2011:

Name	Grant date	All other stock awards: Number of shares of Common Stock (#) (1)	All other option awards: Number of shares of Common Stock underlying options (#) (2)	Exercise or base price of option awards ($/Sh) (3)	Grant date fair value of stock and option awards ($) (4)
Jay S. Sidhu	1/31/2011	-	76,458	12.00	264,722
	2/28/2011	-	33,516	12.00	108,604
	3/7/2011	-	26,830	12.00	72,371
	9/17/2011	-	62,399	13.20	205,761
	9/30/2011	-	98,485	13.20	324,754
	2/16/12	23,809	-	-	300,000
Richard A. Ehst	1/31/2011	-	11,468	12.00	39,708
	2/28/2011	-	5,027	12.00	16,291
	3/7/2011	-	4,024	12.00	10,856
	9/17/2011	-	9,360	13.20	30,865
	9/30/2011	-	14,773	13.20	48,714
	2/16/12	4,464	-	-	56,250
Thomas R. Brugger	1/31/2011	-	11,468	12.00	39,708
	2/28/2011	-	5,027	12.00	16,291
	3/7/2011	-	4,024	12.00	10,856
	9/17/2011	-	9,360	13.20	30,865
	9/30/2011	-	14,773	13.20	48,714
	2/16/2012	8,928	-	-	112,500
Warren Taylor	2/17/2011	-	16,666	12.00	55,230
	2/16/2012	5,952	-	-	75,000
Glenn A. Hedde	2/17/2011	-	8,333	12.00	27,615
	2/16/2012	17,396	-	-	219,200
	2/16/2012	32,150	-	-	405,090
___________________
(1)           Represents restricted stock units received in lieu of cash bonuses earned for 2011 under the 2004 Plan as described in footnotes 2-6 to the “Summary Compensation Table.”  All restricted stock units are for shares of Voting Common Stock.  Excludes 24,479 restricted stock units issued to Mr. Hedde on February 17, 2011 under the 2004 Plan as they were issued in lieu of a portion of Mr. Hedde’s cash bonus earned for 2010.  See footnote 13 to the “Outstanding Equity Awards at Fiscal Year End Table” for more details on this award.

(2)           Includes options awarded on January 31, 2011, February 28, 2011, March 7, 2011, September 17, 2011 and September 30, 2011 to Messrs. Sidhu, Ehst and Brugger, which were awarded under the 2010 Stock Option Plan pursuant to the terms of their employment agreements.  See “Stock Option Grants in Connection with Recent Transactions” and “Officer Employment Agreements” for more details on these awards.  Also includes options awarded on February 17, 2011 to Messrs. Taylor and Hedde under our 2010 Stock Option Plan.  All of these awards vest on the fifth anniversary of the date of grant, subject to a condition that the value of our Voting Common Stock increase by 50% during the life of the option and subject to accelerated vesting in certain circumstances.  All of these options are non-qualified stock options and entitle the holder to purchase shares of Voting Common Stock.  However, the September 17, 2011 and the September 30, 2011 options awards to Mr. Sidhu were cancelled on March 6, 2012, and new options to purchase the same number of shares of Class B Non-Voting Common Stock upon the same terms (including the same exercise price and expiration date) were issued.  The cancellation and grant were done to correct an inadvertent mistake of originally awarding these as options to purchase shares of Voting Common Stock.

(3)           Exercise price for stock options is based on the sale price of the Voting Common Stock in the most recent private offering prior to the date the award is granted.

(4)           Represents the grant date fair value, as calculated in accordance with FASB ASC Topic 718 of these option or stock awards.  The grant date fair value has been determined based on the assumptions and methodologies set forth in the consolidated financial statements included herein (Note 12-Stock Based Compensation Plans).

Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan

See Proposal 2 beginning at page 10 of this Proxy Statement for a detailed description of the Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan.

Management Stock Purchase Plan

In December 2010, our shareholders approved our Management Stock Purchase Plan (the “Management Stock Purchase Plan”), which consisted of a pool of 233,334 shares of our Voting Common Stock that may be offered for purchase by senior management personnel at a deeply-discounted purchase price of $1.00 per share during a short election period.  As of March 6, 2012, no shares were available for grant under the Management Stock Purchase Plan, and the Management Stock Purchase Plan was terminated on March 6, 2012 by our Board of Directors.  The Management Stock Purchase Plan provided us with a flexible way to motivate, attract and retain the services of employees, officers and executives upon whose judgment, interest and special effort the successful conduct of our operations largely depend.  The Management Stock Purchase Plan was intended to promote our success and enhance our value by linking the personal interests of our executive and senior management-level employees to those of our shareholders, and by providing those individuals with an incentive for outstanding performance in order to generate superior returns to shareholders.

Amended and Restated 2010 Stock Option Plan

In December 2010, our shareholders approved the 2010 Stock Option Plan, which was amended and restated in March 2012 by our Board of Directors primarily to reflect changes effectuated by the Reorganization.  The 2010 Stock Option Plan provides for the grant of stock options to our management personnel, other employees and non-employee members of the Board of Directors.  The purpose of the 2010 Stock Option Plan is to promote our success and enhance our value by linking the personal interest of our employees, officers, executives and non-employee directors to those of our shareholders and by providing those individuals with an incentive for outstanding performance in order to generate superior returns to shareholders.  The 2010 Stock Option Plan provides flexibility for us to motivate, attract, and retain the services of our employees, officers, executives and non-employee directors upon whose judgment, interest and special effort the successful conduct of our operations largely depend.  The options can take the form of either tax-qualified ISOs or non-qualified stock options (“NQOs”), although only NQOs may be granted to non-employee directors.

The 2010 Stock Option Plan consists of a pool of the lesser of 3,333,334 shares of our Voting Common Stock and Class B Non-Voting Common Stock, or fifteen percent (15%) of the number of shares of Voting Common Stock and Class B Non-Voting Common Stock issued by us after December 31, 2009.  The 2010 Stock Option Plan is administered by the Compensation Committee of the Board of Directors or, in certain cases, by the full Board of Directors.  The maximum number of shares underlying options granted to any single participant during a fiscal year shall be 2,222,223 shares of common stock.  All employees are potentially eligible to receive options under the 2010 Stock Option Plan.  In making determinations regarding the potential eligibility of any employee, the Compensation Committee may take into account the nature of the services rendered by the employee, his or her present and potential contributions to our success and such other factors as the Compensation Committee in its discretion deems relevant.

The Compensation Committee is authorized to grant stock options to participants subject to the following terms and conditions: (1) the exercise price per share of an option must not be less than the fair market value of one share at the time the option is granted, and the term of an option must not be longer than ten (10) years from the date of grant; and (2) in the case of a participant who owns stock representing more than 10% of the total combined voting power of us at the time of the grant of an option to that participant, the option cannot qualify as an ISO unless the exercise price is at least 110% of the fair market value of the stock at the time of grant and the term is no longer than five years from the date of grant.

Unless sooner terminated by the Board, the 2010 Stock Option Plan will expire ten (10) years from the date the 2010 Stock Option Plan was approved by our shareholders, which was December 9, 2010.  The termination of the 2010 Stock Option Plan must not affect any option that is outstanding on the termination date without the consent of the participant.  Offers granted under the 2010 Stock Option Plan are, by their terms, not transferable other than by will or laws of descent and distribution.  No right or interest of a participant in any offer may be pledged, encumbered, or hypothecated to or in favor of any party other than us, or be subject to any lien, obligation, or liability of that participant to any other party other than us; provided, however, that the foregoing must not be deemed to imply any obligation of ours to lend against or accept a lien or pledge of any offer for any reason.

Bonus Recognition And Retention Program

In December 2010, our shareholders approved the BRRP, which was amended and restated in March 2012 by our Board of Directors primarily to reflect changes effectuated by the Reorganization.  The BRRP provides specified benefits to a select group of management and highly compensated employees who contribute materially to our continued growth, development and future business success that are eligible under the BRRP.  Participation in the BRRP is limited to a select group of management and highly compensated employees, as determined by the Compensation Committee in its sole discretion.  From that group, the Committee selects, in its sole discretion, the employees who are eligible to participate in the BRRP, which always includes our Chief Executive Officer.

As a condition of participation, each selected employee must annually complete and return to the Committee (or its designee) the forms the Committee may prescribe, including an annual deferral election form.  Each election made by a participant to defer receipt of a portion of his or her bonus for a given calendar year must be filed no later than December 31 prior to the calendar year with respect to which the relevant bonus may be earned; provided, however, in the event an employee is hired during a plan year and is designated as being eligible to participate for that year, the employee may commence participation for that year by filing a deferral election within 30 days of employment.  Each eligible employee must file a new deferral election for each year with respect to which he or she desires to defer receipt of a portion of a bonus.

A participant may elect to defer receipt of not less than 25%, nor more than 50%, of his or her bonus payable with respect to each year of participation.  Shares of Voting Common Stock having a value equal to the portion of the bonus deferred by a participant will be allocated to an annual deferral account (the “Annual Deferral Account”) established by us for the year of deferral.  On the same day that the shares of common stock attributable to a deferred bonus are allocated to the Annual Deferral Account, a matching amount equal to an identical number of shares of common stock shall be allocated to the Annual Deferral Account.  The Annual Deferral Account shall be increased by that number of shares of common stock having a value equal to the amount of any cash dividend payable with respect to the number of shares of common stock allocated to the Annual Deferral Account. The BRRP is a formula based plan that does not provide for a maximum number of shares to be issued, but it is limited by the amount of the cash bonuses awarded annually to those persons selected to participate.

In the event a participant files a deferral election and subsequently terminates as an employee prior to the date bonuses are paid, if (a) he or she is entitled to a bonus notwithstanding termination and (b) the termination of employment is related to death, disability, or is involuntary or related to a change in control, then the bonus and the related matching amount shall be distributed to the individual or his or her beneficiary in cash or invested and so distributed in common stock, at the Compensation Committee’s election, within 60 days following the date that year’s bonuses are paid.

A participant becomes 100% vested in an Annual Deferral Account on the fifth anniversary date of the initial funding of the account, provided he or she remains continuously employed by us from the date of funding to the anniversary date.  Vesting is accelerated in the vent of involuntary termination other than for cause, retirement at or after age 65, death, termination on account of disability, or a change in control of the Company.

As of March 15, 2012, we have issued restricted stock units for 63,326 shares of Voting Common Stock under BRRP.

Stock Option Grants in Connection with Recent Transactions

In connection with recent private placement offerings of our stock, on each of January 31, February 28, March 7 and September 30, 2011 we granted 7-year nonqualified stock options to members of our senior management team under our 2010 Stock Option Plan for shares up to 15% of the offered shares.  Also, in connection with our recent acquisition of Berkshire Bancorp, on September 17, 2011, we granted 7-year nonqualified stock options to members of our senior management team for 15% of the shares issued in the acquisition.  Of the total 15% for each award, 10% were granted to Mr. Sidhu and 1.5% were granted to each of Messrs. Ehst and Brugger pursuant to the terms of their employment agreements, with the remaining 2% being granted to other employees (including Messrs. Hedde and Taylor) at the discretion of the Compensation Committee as ratified by the Board.

As long as an individual to whom these options are granted remains an employee or director of ours, the options will vest 5 years from the date of grant, subject to earlier vesting upon a change in control of us or a termination without cause of the executive’s employment (but not, in the case of employees other than Mr. Sidhu, Mr. Ehst and Mr. Brugger, termination of employment upon voluntary resignation).  In the case of Mr. Sidhu, Mr. Ehst and Mr. Brugger, the options will vest upon his resignation for “Good Reason” in accordance with the provisions of his employment agreement but not upon any other voluntary resignation.  Even if vested, an award may not be exercised unless and until, at any time during the option life, the value of our Voting Common Stock appreciates by 50% above the value of the Voting Common Stock at the time the option was granted.

2012 Restricted Stock Rewards Program

Due to our significant growth and evolution as a bank since 2009, including raising more than $100 million in equity, increasing assets to over $2 billion and significantly increasing our equity base, in February 2012 the Compensation Committee recommended and the Board of Directors approved a restricted stock reward program that provided for the grant of restricted stock units to certain directors and senior executives of Customers Bancorp and Customers Bank.  Pursuant to the program, restricted stock units for 185,189 shares of our Voting Common Stock and 211,640 shares of our Class B Non-Voting Common Stock were granted on February 16, 2012 pursuant to the 2004 Plan.  Of this amount, our named executive officers received restricted stock units for 126,988 shares of Voting Common Stock and 211,640 shares of Class B Non-Voting Common Stock in the aggregate and our non-employee directors received 15,876 shares of Voting Common Stock in the aggregate.  One requirement for vesting is that the recipient of the restricted stock units remains an employee or director of ours, through December 31, 2016.  The restricted stock units held by an employee or director are forfeited if he or she ceases to be an employee or director prior to that date.  The second vesting requirement for each award (both must be met to vest) is that our Voting Common Stock trades at a price greater than $18.90 per share (adjusted for any stock splits or stock dividends) for at least 5 consecutive trading days during the five year period ending December 31, 2016.  If the restricted stock units vest, the recipient will receive shares of our common stock on December 31, 2016.  However, upon a change in control of us resulting in any one shareholder owning more than 24.9% of the outstanding stock of Customers Bancorp prior to December 31, 2016, all restricted stock units held by employees and directors automatically vest and they will receive shares of our common stock at that time.

Officer Employment Agreements

On June 17, 2009, we entered into a three-year employment agreement with Jay Sidhu as Chairman and CEO of Customers Bank.  Under the terms of the agreement Mr. Sidhu will receive a minimum base salary of $225,000 per year plus a performance-based incentive bonus and a car allowance of $1,000 per month.  As of each one year anniversary of June 17, 2009, the term of the agreement is to extend another year unless Mr. Sidhu or we give notice to the contrary.  Mr. Sidhu will also be entitled to cash or equity incentive compensation up to the amount of his base salary under an executive incentive plan to be approved by the Board of Directors.  Mr. Sidhu’s employment agreement also provides that, for every issuance of shares made by us in connection with an acquisition or a raise of capital, which would include this offering, we must grant to Mr. Sidhu options or warrants to purchase up to 10% of the shares issued in such issuance.  Our Board of Directors and Mr. Sidhu intend that future equity compensation plans that provide for grants to management will be submitted for shareholder approval.  Our Board of Directors and Mr. Sidhu also intend that, to the extent of future capital raises up to $200 million, the 2004 Plan or the 2010 Stock Option Plan, or both, each as more fully described above in this prospectus, will be used to fulfill the provisions of Mr. Sidhu’s employment agreement requiring us to issue to Mr. Sidhu options or warrants to acquire up to 10% of the shares issued in connection with acquisitions or raises of capital.

Under the employment agreement, we also agreed that our Board of Directors will develop and implement a nonqualified retirement income plan designed to provide Mr. Sidhu with a retirement benefit, targeted at $200,000 per year (depending on performance of the investments in the informal funding vehicle) for 15 years commencing upon his retirement at or after age 65, subject to his ability to qualify for a variable life insurance policy to be owned by us to fund the plan.  The Board of Directors is to review the plan at the end of the fourth year of his employment and determine whether it is appropriate to increase the target benefit amount in light of his compensation at that time.  Under the employment agreement, Mr. Sidhu was to become vested in this retirement benefit after seven years of continuous service with us, or upon his termination of employment under circumstances that would result in our obligation to pay him severance compensation.  Ultimately, the plan (which was developed and approved by the Board of Directors) provided for funding towards a target benefit of $300,000 per year, and for immediate vesting upon the effective date of the plan.  See discussion of the “Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer” on page 110 of this prospectus.

As of February 17, 2011, we also entered into a three-year employment agreement with Mr. Ehst, and a two-year employment agreement with Mr. Brugger, each of which replaced previous employment agreements that Messrs. Ehst and Brugger entered into with us on April 12, 2010.  As of each one year anniversary of February 17, 2011, the term of the agreement is to extend another year unless the executive or we give notice to the contrary.  Under the terms of these agreements, Messrs. Ehst and Brugger will receive minimum base salaries, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for them.  Each of Messrs. Ehst and Brugger’s employment agreements provide that, for every issuance of shares made by us in connection with an acquisition or a raise of capital, which would include this offering, we must grant to such individual options to purchase up to 1.5% of the same type of security as was issued in such issuance.

In February and March 2012, the Compensation Committee of the Board of Directors recommended, and the Board approved certain amendments to the employment agreements of Messrs. Sidhu, Ehst and Brugger.  Based on this approval, we entered into amended and restated employment agreements with each of Messrs. Sidhu, Ehst and Brugger on March 26, 2012 reflecting these amendments.  The amendments include changes resulting from the Reorganization, including Customers Bancorp being the party to the agreement and the services of the executive being rendered principally in Wyomissing, Pennsylvania.  The amendments also amended the executives’ options to purchase a percentage of the shares issued in connection with an acquisition or capital raise.   However, the amendments to the options are subject to obtaining shareholder approval of a new plan or an amendment to the 2010 Stock Option Plan or the 2004 Plan to issue these awards.   Under the amendment to the options, beyond a threshold of $400 million of equity raised the amendment would reduce the percentages used to calculate the number of shares for the option to purchase and also remove the vesting requirement of achieving an appreciation in value of 50%.  In particular, for total equity issued by us since 2009 of up to $400 million (whether pursuant to an acquisition or capital raise) the terms of the options would remain the same as currently in effect, but from (i) $401 million to $749 million of equity the percentages for Messrs. Sidhu, Ehst and Brugger would decrease to 6.7%, 1% and 1%, respectively, and (ii) $750 million of equity and above the percentages for Messrs. Sidhu, Ehst and Brugger would decrease to 3.4%, 0.5% and 0.5%, respectively.  As of February 29, 2012, approximately $115 million of equity has been issued since 2009 pursuant to acquisitions or capital raises.  Accordingly, as a result of this offering, each of Messrs. Sidhu, Ehst and Brugger would be entitled to a stock option to acquire 10%, 1.5% and 1.5%, respectively, of the number of shares issued in this offering with an exercise price of the public offering price per share.

Each of Messrs. Sidhu, Ehst and Brugger will be entitled to severance compensation under the agreement if he terminates his employment for “Good Reason” (as defined in their respective employment agreements), if his employment is terminated by us other than for “Cause” (as defined in their respective employment agreements) during the employment term or on expiration of the employment term.  If a “Change in Control” (as defined in their respective employment agreements) has not occurred within twelve months before termination of employment, then:  (1) he will receive the sum of his then current base salary plus the average of his last three years’ annual cash bonuses, for the greater of (a) one year in the case of Mr. Sidhu and two years in the cases of Messrs. Ehst and Brugger, or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits (“health benefits”) for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law.  If a Change in Control shall have occurred within twelve months before termination of his employment, then:  (1) he will receive cash equal to three times the sum of his then current base salary plus the average of his annual cash bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law; and (5) if applicable, reimbursement of any “parachute payment” excise tax under Section 4999 of the Code, grossed up to include any additional taxes payable on that benefit.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE (1)

The following table sets forth information on outstanding warrants and options awards and stock awards held by the named executive officers at December 31, 2011, including the number of shares underlying each stock option and warrant, the exercise price and the expiration date of each outstanding option and warrant, and the number of shares and market value of stock awards.

	Option Awards					Stock Awards
Name & Principal Position	Number of Securities Underlying Unexercised Warrants or Options (#) Exercisable	Number of Securities Underlying Unexercised Warrants or Options (#) Unexercisable		Warrant or Option Exercise Price ($)	Warrant or Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)(15)
Jay S. Sidhu	195,596 (2)	-		10.50	6/30/2016	-	-
Chairman & CEO	21,891 (2)	-		10.50	9/30/2016	-	-
	60,632 (2)	-		10.50	11/13/2016	-	-
	-	448,753	(3)	9.75	4/6/2017	-	-
	-	11,666	(4)	10.50	7/14/2017	-	-
	-	74,420	(5)	12.00	12/28/2017	-	-
	-	76,458	(6)	12.00	1/31/2018	-	-
	-	33,516	(7)	12.00	2/28/2018	-	-
	-	26,830	(8)	12.00	3/7/2018	-	-
	-	62,399	(9)	13.20	9/17/2018	-	-
	-	98,485	(10)	13.20	9/30/2018	-	-
	-	-		-	-	23,809(11)	299,993
Richard A. Ehst	-	67,313	(3)	9.75	4/6/2017	-	-
President & COO	-	1,750	(4)	10.50	7/14/2017	-	-
	-	11,163	(5)	12.00	12/28/2017	-	-
	-	11,468	(6)	12.00	1/31/2018	-	-
	-	5,027	(7)	12.00	2/28/2018	-	-
	-	4,024	(8)	12.00	3/7/2018
	-	9,360	(9)	13.20	9/17/2018
	-	14,773	(10)	13.20	9/30/2018
	-	-		-	-	4,464(11)	56,246
Thomas R. Brugger	-	67,313	(3)	9.75	4/6/2017	-	-
EVP & Chief Financial Officer	-	1,750	(4)	10.50	7/14/2017	-	-
	-	11,163	(5)	12.00	12/28/2017	-	-
	-	11,468	(6)	12.00	1/31/2018	-	-
	-	5,027	(7)	12.00	2/28/2018	-	-
	-	4,024	(8)	12.00	3/7/2018	-	-
	-	9,360	(9)	13.20	9/17/2018	-	-
	-	14,773	(10)	13.20	9/30/2018
	-	-		-	-	8,928(11)	112,493
Warren Taylor	-	16,666	(3)	9.75	4/6/2017	-	-
President and Director of	-	16,666	(12)	12.00	2/17/2018	-	-
Community Banking	-	-		-	-	5,952(11)	74,995
Glenn A. Hedde	-	3,333	(3)	9.75	4/6/2017
President of Customers Bank	-	8,333	(12)	12.00	2/17/2018
Mortgage Warehouse Lending	-	-		-	-	24,479(13)	308,435
	-	-		-	-	17,396(11)	219,190
	-	-		-	-	32,150(14)	405,090
________________
(1)           Except as otherwise noted in a footnote, all awards relate to shares of Voting Common Stock. Includes 92,699 restricted stock units held by the named executive officers that were awarded on February 16, 2012 in lieu of a cash bonus for 2011.  See footnote 1 to the “Grants of Plan-Based Awards” table.  Excludes 338,624 restricted stock units held by the named executive officers that were awarded on February 16, 2012 pursuant to a restricted stock reward program.  See “2012 Restricted Stock Rewards Program” for more details on these awards.

(2)           Represents immediately exercisable warrants to purchase our Voting Common Stock granted to Mr. Sidhu in connection with an agreement between Customers Bancorp and Mr. Sidhu relating to the 2009 private offerings.

(3)           This stock option vests on the fifth anniversary of the date of grant (April 6, 2015), subject to a condition that the value of our Voting Common Stock increase by 50% during the life of the option and subject to accelerated vesting in certain circumstances.

(4)           This stock option vests on the fifth anniversary of the date of grant (July 14, 2015), subject to a condition that the value of our Voting Common Stock increase by 50% during the life of the option and subject to accelerated vesting in certain circumstances.

(5)           This stock option vests on the fifth anniversary of the date of grant (December 28, 2015), subject to a condition that the value of our Voting Common Stock increase by 50% during the life of the option and subject to accelerated vesting in certain circumstances.

(6)           This stock option vests on the fifth anniversary of the date of grant (January 31, 2016), subject to a condition that the value of our Voting Common Stock increase by 50% during the life of the option and subject to accelerated vesting in certain circumstances.  See “Stock Option Grants in Connection with Recent Transactions” and “Officer Employment Agreements” for more details on these awards.

(7)           This stock option vests on the fifth anniversary of the date of grant (February 28, 2016), subject to a condition that the value of our Voting Common Stock increase by 50% during the life of the option and subject to accelerated vesting in certain circumstances.  See “Stock Option Grants in Connection with Recent Transactions” and “Officer Employment Agreements” for more details on these awards.

(8)           This stock option vests on the fifth anniversary of the date of grant (March 7, 2016), subject to a condition that the value of our Voting Common Stock increase by 50% during the life of the option and subject to accelerated vesting in certain circumstances.  See “Stock Option Grants in Connection with Recent Transactions” and “Officer Employment Agreements” for more details on these awards.

(9)           This stock option vests on the fifth anniversary of the date of grant (September 17, 2016), subject to a condition that the value of our Voting Common Stock increase by 50% during the life of the option and subject to accelerated vesting in certain circumstances.  While this option entitled Mr. Sidhu to purchase 62,399 shares of Voting Common Stock, his option was cancelled on March 6, 2012 and a new option to purchase the same number of shares of Class B Non-Voting Common Stock upon the same terms (including the same exercise price and expiration date) was issued.  The cancellation and grant were done to correct an inadvertent mistake of originally issuing these as options to buy shares of Voting Common Stock.

(10)        This stock option vests on the fifth anniversary of the date of grant (September 30, 2016), subject to a condition that the value of our Voting Common Stock increase by 50% during the life of the option and subject to accelerated vesting in certain circumstances.  See “Stock Option Grants in Connection with Recent Transactions” and “Officer Employment Agreements” for more details on these awards.  While this option entitled Mr. Sidhu to purchase 98,485 shares of Voting Common Stock, his option was cancelled on March 6, 2012 and a new option to purchase the same number of shares of Class B Non-Voting Common Stock upon the same terms (including the same exercise price and expiration date) was issued.  The cancellation and grant were done to correct an inadvertent mistake of originally issuing these as options to buy shares of Voting Common Stock.

(11)         The restricted stock units vest on the fifth anniversary of their grant date (February 16, 2017).

(12)         This stock option vests on the fifth anniversary of the date of grant (February 17, 2016), subject to a condition that the value of our Voting Common Stock increase by 50% during the life of the option and subject to accelerated vesting in certain circumstances.  See “Stock Option Grants in Connection with Recent Transactions” for more details on these awards.

(13)         The restricted stock units vest on the third anniversary of their grant date (February 17, 2014).

(14)         The restricted stock units vest on the third anniversary of their grant date (February 16, 2015).

(15)         Market value was determined using the tangible common book value ($12.60 per share) as of December 31, 2011.

The following Nonqualified Deferred Compensation table summarizes activity during 2011 and the account balance as of December 31, 2011 for our non-qualified defined contribution plans that provide for the deferral of compensation.

NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
Jay S. Sidhu (1)	-	-	103,322	-	2,485,492

(1)           Represents the supplemental executive retirement plan (“SERP”) for Mr. Sidhu.   As a result of the acquisition of USA Bank on July 9, 2010, Mr. Sidhu’s SERP became effective and Mr. Sidhu is entitled to receive the balance of the SERP account payable over 15 years commencing upon the later of his separation from service or his 65th birthday. If Mr. Sidhu dies prior to his payment commencement date, his beneficiary receives a lump sum payment equal to $3,000,000. If Mr. Sidhu dies after reaching age 65, his beneficiary receives the remainder of his scheduled retirement benefits. If Customers Bank terminates Mr. Sidhu’s employment for cause, he forfeits the benefits provided under the SERP.  See “Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer” for more details on Mr. Sidhu’s SERP.

Potential Payments upon Termination or Change in Control

The tables below show the value of estimated payments pursuant to the employment agreements, equity plans and other plans described above upon a termination of employment, including gross-up payments for any excise tax on the parachute payments upon a change of control, for each of Messrs. Sidhu, Ehst and Brugger.  All termination events are assumed to occur on December 31, 2011. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer, including assuming that the salary increases awarded in February 2012 were effective as of December 31, 2011. The amounts shown in the tables include estimates of amounts that would be paid to the executive upon the occurrence of the specified event. The actual amounts to be paid to the named executive officers can only be determined at the time of their termination and may be more or less than the amounts contained in the tables and the various agreements and plans.  See “Officer Employment Agreements” for more details.

Jay S. Sidhu

Assuming one of the following events had occurred on December 31, 2011, Mr. Sidhu’s payments and benefits had an estimated value as follows:

	Termination Without Cause or Good Reason (6)	Termination in Connection with Change in Control (6)	Death
Base Salary (1)	$1,230,000	$1,500,000	$-
Bonus (2)	609,877	914,816	-
Value of Health and Welfare Benefits (3)	43,262	52,757	-
Death Benefit (4)	-	-	3,000,000
Tax Gross Up (5)	-	-	-
TOTAL	$1,883,139	$2,467,573	$3,000,000

Richard A. Ehst

Assuming one of the following events had occurred on December 31, 2011, Mr. Ehst’s payments and benefits had an estimated value as follows:

	Termination Without Cause or Good Reason (6)	Termination in Connection with Change in Control (6)	Death
Base Salary (1)	$681,600	$960,000	$-
Bonus (2)	199,380	280,817	-
Value of Health and Welfare Benefits (3)	26,947	37,953	-
Death Benefit (4)	-	-	500,000
Tax Gross Up (5)	-	533,068	-
TOTAL	$907,927	$1,811,838	$500,000

Thomas R. Brugger

Assuming one of the following events had occurred on December 31, 2011, Mr. Brugger’s payments and benefits had an estimated value as follows:

	Termination Without Cause or Good Reason(6)	Termination in Connection with Change in Control (6)	Death
Base Salary (1)	$600,000	$900,000	$-
Bonus (2)	151,390	227,085	-
Value of Health and Welfare Benefits (3)	19,454	29,181	-
Death Benefit (4)	-	-	200,000
Tax Gross Up (5)	-	453,682	-
TOTAL	$770,844	$1,609,948	$200,000
______________
(1)           Represents continuation of salary payments for the payout period provided under each named executive officer’s applicable employment agreement.

(2)           Represents payment of an amount representing the average of the executive’s cash bonuses for the two fiscal years preceding the fiscal year of termination (2010 and 2009) over the payout period provided under each named executive officer’s applicable employment agreement.  Reflects no bonus for 2011 because the assumed termination date was December 31, 2011; assumes no discretionary bonuses would be awarded in the first quarter of 2012 for 2011 performance of the former employee.

(3)           Represents payment of premiums for continued health and other welfare benefit insurance over the payout period provided under each named executive officer’s applicable employment agreement.

(4)           In Mr. Sidhu’s case, represents an uninsured death benefit payable under his Supplemental Executive Retirement Plan.  In the cases of Mr. Ehst and Mr. Brugger, represents the proceeds of group term life insurance, the premiums for which are paid by us.

(5)           Represents estimated cash payment to reimburse the executives for their “golden parachute” excise tax liability under Section 4999 of the Internal Revenue Code of 1986 attributable to payments contingent upon a change in control, plus the regular taxes and additional excise tax on the reimbursement.  The calculation of the reimbursement assumes that each executive’s total marginal rate of Federal, State and Local taxes is 40%.  Mr. Sidhu would not receive any reimbursement because the amounts payable to him in connection with a change in control are not sufficient to trigger the golden parachute excise tax in his case.

(6)           While the employment agreements of these named executive officers provide for the time-based vesting requirements of equity-based awards to be met upon these terminations, no amounts are shown as these awards also require a 50% increase in the value of the common stock which did not occur as of the assumed termination date of December 31, 2011.

The other two named executive officers, Messrs. Hedde and Taylor, do not have an employment agreement with us providing for compensation in connection with severance or a change of control.  However, under the terms of certain plans and award agreements, the vesting of certain outstanding restricted stock units held by Glenn A. Hedde, President of Customers Bank Warehouse Lending, will accelerate as described in this paragraph below.  Mr. Hedde was awarded 24,479 restricted stock units in February 2011.  These restricted stock units will vest on the third anniversary of the date of the award, but the vesting is accelerated in the event of death, disability or a change in control.  The value of these restricted stock units is $308,453.40, which is based on a fair market value of  $12.60 per share as of December 31, 2011.  As also noted in footnote 2 to the tables above, this disclosure for Messrs. Hedde and Taylor also assumes no bonus for 2011 (and accordingly no shares issued pursuant to BRRP) because the assumed termination date was December 31, 2011.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE (1)

We have compensated our directors for their services and expect to continue this practice.  Information relating to the compensation of our non-employee directors during 2011 is set forth below.

Name & Principal Position	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Daniel K. Rothermel	$18,000	$6,000	$24,000
T. Lawrence Way	18,000	6,000	24,000
Steven J. Zuckerman	18,000	6,000	24,000
John R. Miller	18,000	6,000	24,000
Bhanu Choudhrie (1)	18,000	6,000	24,000
Kenneth Mumma (1)	18,000	6,000	24,000
_______________
(1)           Except as noted below for Messrs. Choudrie and Mumma, represents compensation to the directors for their service to Customers Bank prior to the Reorganization and for their services to Customers Bancorp after the Reorganization.  Messrs. Choudrie and Mumma only served as directors of Customers Bank for 2011 and not Customers Bancorp; represents disclosure of compensation for all of 2011 for Messrs. Choudrie and Mumma from Customers Bank.

(2)           Represents the grant date fair value, as calculated in accordance with FASB ASC Topic 718, of shares of Voting Common Stock granted to each Board member worth $500 per month based upon the tangible common book value as of the end of the preceding month.  While all directors are entitled to receive 476 shares for 2011 under our 2004 Plan, these shares have not been issued by the Company yet but are expected to be issued in the second quarter of 2012. The grant date fair value has been determined based on the assumptions and methodologies set forth in our 2011 financial statements included herein (Note 12-Stock Based Compensation Plans).

In 2011, each non-employee director received $1,500 in cash for each month he served as a director, and an award of Voting Common Stock equal to $500, calculated based on the tangible common book value of such shares on the date of grant (in the event the stock becomes listed on a national securities exchange, award will be calculated based on the closing trading price as reported by such exchange on the date of grant).  In the event an individual ceases to be a member of the Board of Directors other than on the last day of a given month, the individual will be entitled to his monthly director fee only if he has attended a meeting of the Board of Directors in that month.

For 2012, compensation for non-employee directors was amended to provide a cash fee of $20,000 per year, which is payable quarterly.  In addition, each non-employee director will also receive 1,588 shares of our Voting Common Stock per annum under the 2004 Plan, payable quarterly.  Commencing for 2013, each director may also make an annual election prior to the beginning of each year to have all of their director fees paid in Voting Common Stock, in which event they would receive 3,176 shares per year.  Also for 2012, the following directors will receive an annual award of restricted stock.

1.	1,000 shares for the Chairman of each of the Audit Committee and the Compensation Committee.

2.	2,000 shares for the Chairman of the Nominating and Corporate Governance Committee who shall also be the Lead Independent Director.

3.	500 shares for the Audit Committee Financial Expert.

Each of the non-employee directors received an award of restricted stock units for 2,646 shares of Voting Common Stock in February 2012 as described in “2012 Restricted Stock Rewards Program.”

EMPLOYEE BENEFITS

We provide health, life, vision and dental insurance to the named executive officers on terms similar to those provided to other employees generally.  See “Employee Benefits – Insurance.”  We also provide car allowances to each of Messrs. Ehst and Brugger, and we provide Mr. Sidhu with an automobile which he primarily uses for business purposes.

401(k) Retirement Savings and Profit Sharing Plan

Customers Bank has a 401(k) profit sharing plan whereby eligible employees may contribute up to 15% of their salary to such plan.  Customers Bank provides a matching contribution equal to 50% of the first 6% of the contribution made by the employee.  Employer contributions for the year ended December 31, 2011 were approximately $223,000.

Insurance

All eligible full-time employees of Customers Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and prescription drug plans.  Customers Bank pays the total cost of such plans for employees with the exception of the major medical and the prescription drug plan, in which cost sharing and co-payments are required by the employees.

Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer

Pursuant to Mr. Sidhu’s employment agreement, we have established a supplemental executive retirement plan (“SERP”) for Mr. Sidhu.  As a result of our acquisition of USA Bank on July 9, 2010, the SERP became effective and the present value of the payments was recorded in the third quarter of 2010.

The SERP is a deferred compensation plan whereby we created a reserve account on our books for Mr. Sidhu.  During the third quarter of 2010, we credited an amount to this account that was sufficient to create a hypothetical fund that would provide payments of $300,000 per year for fifteen years commencing on Mr. Sidhu’s sixty-fifth birthday, assuming a rate of return of 7% per year, compounded annually.  Additionally, we will credit the account with any gains or losses as if we had deposited the amounts in certain investment funds selected by Mr. Sidhu.  Mr. Sidhu’s is now fully vested in the SERP.

Mr. Sidhu’s entire interest in the account will be paid to him in fifteen annual installments generally upon the later of (a) his separation from service with us, or (b) his sixty-fifth birthday.  Any portion of Mr. Sidhu’s interest in the account remaining upon his death will be paid to his beneficiary in a single lump sum.

In the event of Mr. Sidhu’s death prior to the later of (a) his separation from service with us, or (b) his sixty-fifth birthday, $3.0 million will be paid to his beneficiary in a single lump sum in lieu of the installment payments described above.

These obligations under the SERP will be general unsecured obligations by us to pay money in the future.  Mr. Sidhu will have no rights to any assets or investments held by us to meet our obligations under the SERP, except as a general creditor of us.

TRANSACTIONS WITH RELATED PARTIES

Customers Bank makes loans to executive officers and directors of Customers Bancorp and Customers Bank in the ordinary course of its business.  These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features.  Federal regulations prohibit Customers Bank from making loans to executive officers and directors at terms more favorable than could be obtained by persons not affiliated with Customers Bank.  Our policy towards loans to executive officers and directors currently complies with this limitation.

Some current directors and executive officers of Customers Bancorp and Customers Bank and entities or organizations in which they were executive officers or the equivalent or owners of more than 10% of the equity were customers of and had banking transactions with or involving Customers Bank in the ordinary course of business during the fiscal years ended December 31, 2009, 2010 and  2011.  None of these transactions involved amounts in excess of 5% of our consolidated gross revenues during 2011 or $200,000, nor was Customers Bank indebted to any of the foregoing persons or entities in an aggregate amount in excess of 5% of our total consolidated assets at December 31, 2011.  Additional transactions with such persons and entities may be expected to take place in the ordinary course of business in the future.

On May 19, 2009, prior to Mr. Sidhu’s employment with Customers Bank and his appointment to the Bank’s Board of Directors, the Bank entered into an agreement with Mr. Sidhu.  The agreement was intended to provide the basic framework for a proposal involving the raising of new capital for the Bank and the appointment of Mr. Sidhu as a director, Chairman and Chief Executive Officer.   Pursuant to this agreement, the Bank agreed to appoint Mr. Sidhu as a director of the Bank and also set certain goals, including raising $9.25 million in capital within certain timeframes.  This goal was met and, as a result, pursuant to the terms of the agreement: (i) Mr. Sidhu was appointed Chairman and Chief Executive Officer of the Bank; (ii) Mr. Sidhu’s employment agreement became effective; (iii) Mr. Sidhu received $100,000 in reimbursed out-of-pocket expenses (including travel and entertainment expenses and attorney’s fees) which he incurred in connection with introducing potential investors to the Bank: and (iv) the Bank expanded the Board of Directors and appointed two directors who were mutually acceptable to Mr. Sidhu and the Board.

On June 17, 2009, Customers Bank entered into a Consulting Agreement with Kenneth B. Mumma, its former Chairman and CEO, pursuant to which Customers Bank agreed to engage Mr. Mumma as a consultant until December 31, 2011.  During the period of his engagement, Mr. Mumma agreed to provide from 20 to 40 hours of consulting services per month, for a consulting fee of $13,500 per month plus reimbursement of expenses incurred by him in performing the services.  The agreement also provides non-compete covenants for a period ending one year after the term of the consulting agreement.  During both 2010 and 2011, Customers Bank paid $162,000 in consulting fees to Mr. Mumma under the agreement, and also paid him $67,500 under the agreement in 2009.

On June 30, 2010, Customers Bank extended a term loan in the principal amount of $5,000,000 to Atlantic Coast Federal Corporation, which is the former holding company for Atlantic Coast Bank, a federal savings bank with branches in Georgia and Florida.  Mr. Sidhu is the non-executive Chairman of the Board, and Mr. Choudhrie is a director, of Atlantic Coast Financial Corporation, the successor to Atlantic Coast Federal Corporation.  Mr. Sidhu resigned as Non-Executive Chairman of the Board of Directors of Atlantic Coast Financial Corporation effective as of April 30, 2012.  This lending transaction was in the ordinary course of our business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-affiliated customers, and did not involve more than the normal risk of collectability or present other unfavorable features.  Customers Bank participated the full amount of the term loan to accredited investors in August 2010.  Two of the directors of Customers Bank had material interests in this participation transaction:  $500,000 of the loan was participated to Mr. Zuckerman, and $2,000,000 of the loan was participated to Emblem Investors LLC, a company for which Mr. Choudhrie is a managing member.  This loan was paid off in December 2010.

On August 13, 2010, Customers Bank executed a loan participation agreement in the principal amount of up to $25,000,000 to Atlantic Coast Bank.  Mr. Sidhu is the non-executive Chairman of the Board, and Mr. Choudrie is a director, of Atlantic Coast Financial Corporation, which is the holding company owning Atlantic Coast Bank.  Mr. Sidhu resigned as Non-Executive Chairman of the Board of Directors of Atlantic Coast Financial Corporation effective as of April 30, 2012.  This participating interest was based upon the loan activity by certain mortgage warehouse customer activity and was repaid upon the release of the underlying mortgage collateral. This lending transaction was in the ordinary course of our business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-affiliated customers, and did not involve more than the normal risk of collectability or present other unfavorable features. The maximum principal amount outstanding during the term was $25,000,000.  This agreement was terminated on December 30, 2010, and there was no unpaid balance at the time of termination.

On December 30, 2010, Customers Bank executed a loan participation agreement with Atlantic Coast Bank for a principal amount up to $6,250,000.  This participating interest is based upon specified Atlantic Coast Bank customers activity and was to be repaid to Customers Bank upon the release of the underlying mortgage collateral. This lending transaction was in the ordinary course of our business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-affiliated customers, and did not involve more than the normal risk of collectability or present other unfavorable features.  This loan was paid off in March 2011.

For the years ended December 31, 2009, 2010 and 2011, Customers Bank paid, for advertising and marketing services, approximately $80,808, $284,532, and $295,339, respectively, to Clipper Magazine and its division, Spencer Advertising Marketing.  Additionally, for the years ended December 31, 2009, 2010 and 2011, Customers Bank paid, for promotional items, approximately $1,429, $16,088 and $48,486, respectively, to Jaxxon Promotions, Inc.  Steven Zuckerman, a director of Customers Bancorp is the President and Chief Executive Officer of Clipper Magazine, an affiliate of Gannett Co., Inc., and holds 25% of the issued and outstanding capital stock of Jaxxon Promotions, Inc.

Commerce Street Financial Partners, LP is a beneficial holder of more than 5% of our outstanding Voting Common Stock.  In or around December 2010 through February 2011, Commerce Street Capital, LLC, an affiliate of Commerce Street Financial Partners, LP, provided placement agent services in connection with a private placement of the common stock of Customers Bank.  Customers Bank paid Commerce Street Capital, LLC a placement fee in the amount of $231,750.

Certain of our executive officers and directors purchased securities in private offerings of our securities during since January 1, 2009. The chart below indicates the number and types of securities purchased as well as the amount paid for such securities. The figures for common stock and warrants to purchase common stock set forth in the chart and accompanying footnotes reflect all adjustments that have been made to date in connection with anti-dilution repricing and the Reorganization. See “Security Ownership of Certain Beneficial Owners and Management” for the current security ownership of each of the individuals listed below.

Name	Number and Type of Securities	Aggregate Purchase Price
Jay Sidhu, Chairman and CEO	95,238 shares of Voting Common Stock	$1,000,005
	20,833 shares of Class B Non-Voting Common Stock	250,000

Bhanu Choudhrie, Director (1)	238,095 shares of Voting Common Stock (2)	2,500,003
	297,257 shares of Voting Common Stock and 102,489 shares of Class B Non-Voting Common Stock (3)	4,197,332
	153,333 shares of Voting Common Stock and
	37,143 shares of Class B Non-Voting Common Stock	2,000,002

Lawrence Way, Director	3,457 shares of Voting Common Stock (4)	36,300
	4,076 shares of Voting Common Stock	42,800
	8 shares of 10% Series A Preferred Stock (6)	250,000
	74,666 shares of Voting Common Stock	896,000
	14,000 shares of Voting Common Stock	168,000

Steven Zuckerman, Director	119,048 shares of Voting Common Stock (5)	1,250,002
	79,365 shares of Voting Common Stock	833,333

Daniel Rothermel, Director	18,750 shares of Voting Common Stock	196,880

Glenn Hedde	11,209 shares of Voting Common Stock	117,700

John R. Miller	8,481 shares of Voting Common Stock	99,999
_________________
(1)	Mr. Choudhrie has an indirect beneficial ownership interest in these securities through his company, Lewisberg LLC (successor-in-interest to Lewisburg Capital Limited).
(2)
In connection with this purchase, Lewisberg LLC also received immediately exercisable warrants to purchase 12,389 shares of our Voting Common Stock at an exercise price of $10.50 per share. Such warrants expire on June 30, 2016.

(3)
In connection with this purchase, Lewisberg LLC also received immediately exercisable warrants to purchase 19,988 shares of our Voting Common Stock at an exercise price of $10.50 per share. Such warrants expire on February 17, 2017.

(4)
In connection with this purchase, Mr. Way also received immediately exercisable warrants to purchase 186 shares of our Voting Common Stock at an exercise price of $10.50 per share. Such warrants expire on June 30, 2016.

(5)
In connection with this purchase, Mr. Zuckerman also received immediately exercisable warrants to purchase 6,195 shares of our Voting Common Stock at an exercise price of $10.50 per share. Such warrants expire on June 30, 2016.

(6)	In June 2009, all outstanding shares of 10% Series A Preferred Stock were redeemed for shares of our Voting Common Stock and warrants to purchase our Voting Common Stock.

Certain of our holders of 5% or more of our Voting Common Stock (who are not executive officers or directors) purchased securities in private offerings since January 1, 2009, including transactions that would have made them a 5% holder.  The chart below indicates the number and types of securities purchased as well as the amount paid for such securities.  The figures for common stock and warrants to purchase common stock set forth in the chart and accompanying footnotes reflect all adjustments that have been made to date in connection with anti-dilution repricing and the Reorganization.  These investors were deemed “lead investors” as part of some of these transactions.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Private Offerings of Common Stock” for more details on the rights of lead investors.  Also see “Security Ownership of Certain Beneficial Owners and Management” for the current security ownership of each of the individuals listed below.

Name	Number and Type of Securities (1)	Aggregate Purchase Price
Amberland Properties (2)	535,352 shares of Voting Common Stock	$5,621,201
	102,489 shares of Class B Non-Voting Common Stock	1,076,138

Commerce Street Financial Partners, LP (3)	440,094 shares of Voting Common Stock	3,873,450
	169,429 shares of Class B Non-Voting Common Stock	2,526,547

Rodella Assets, Inc. (4)	535,352 shares of Voting Common Stock	5,621,201
	102,489 shares of Class B Non-Voting Common Stock	1,076,138
__________________________
(1)
Amberland Properties, Commerce Street Financial Partners, LP and Rodella Assets, Inc. invested in Customers Bank multiple times on various dates and at various prices.  Warrants were allocated in connection with certain purchases, but were not allocated at every purchase.

(2)
Amberland Properties received immediately exercisable warrants to purchase 12,389 shares and 19,988 shares of our Voting Common Stock at an exercise price of $10.50 per share.  Such warrants expire on June 30, 2016 and February 17, 2017, respectively.

(3)
Commerce Street Financial Partners, LP, along with its affiliates Service Equity Partners, LP and Service Equity Partners (QP), LP, received in the aggregate immediately exercisable warrants to purchase 23,918 shares of our Voting Common Stock at an exercise price of $10.50 per share.  Such warrants expire on February 17, 2017.

(4)
Rodella Assets, Inc. received immediately exercisable warrants to purchase 12,389 shares and 19,988 shares of our Voting Common Stock at an exercise price of $10.50 per share.  Such warrants expire on June 30, 2016 and February 17, 2017, respectively.

We have a Code of Conduct applicable to our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and all of our other executives pursuant to which all directors, officers and employees must promptly disclose to us, any material transactions or relationships that reasonably could be expected to give rise to an actual or apparent conflict of interest with Customers Bank. In approving or rejecting the proposed agreement, the Board of Directors must consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. The Board of Directors may only approve those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board of Directors determines in the good faith exercise of its discretion.

The Company’s Board of Directors has also adopted the Affiliate and Related Party Transaction Policy and Compliance Plan (the “Transaction Policy”).  The Transaction Policy is a written policy and set of procedures for the review and approval or ratification of transactions involving Affiliates and Related Parties (as such terms are defined in the Transaction Policy).

Related Parties are defined in the Transaction Policy as owners of more than 5% of any class of voting securities of the Company, directors or executive officers of the Company, or nominees to become directors, since the beginning of the last fiscal year, and “related persons” and others as provided in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, immediate family members if involved in Company transactions and organizations, including charitable, where the foregoing have a material relationship or interest to such organization.  Affiliates are defined in the Transaction Policy as “affiliates” as provided in Sections 23A and 23B of the Federal Reserve Act and Regulation W issued by the Board of Governors of the Federal Reserve System, and can include anyone that controls, that is under common control with, or that is controlled by the Company, investment funds where an affiliate is a fund investment advisor, and “executive officers”, “directors”, “principal shareholders”, “related interests” of a person, “insider”, “immediate family” and “Subsidiary” as defined in Regulation O issued by the Board of Governors of the Federal Reserve System.

The Transaction Policy is administered through the Company’s Audit Committee with appropriate involvement and input from the Company’s Audit, Legal and Compliance Departments (collectively, the “Committee”).  The Audit Committee (i) has the responsibility to interpret and enforce the Transaction Policy, (ii) may amend the Transaction Policy from time to time and (iii) may delegate administrative responsibilities within the Company or to third parties as the Audit Committee deems appropriate to accomplish the objectives of the Transaction Policy.  All transactions covered by the Transaction Policy are prohibited unless approved or ratified by the Audit Committee and, when determined necessary by the Audit Committee pursuant to the Related Transaction Policy, the Company’s Board of Directors.

Transactions involving Affiliates that are subject to the Transaction Policy include extensions of credit, purchase or sale of loans, referrals or brokerage of loans, indebtedness to another “member bank” or correspondent bank, purchases of or investments in securities, purchase or sale of services, goods and other assets, issuance of guarantees, acceptances or letters of credit and third party transactions where an Affiliate benefits from transaction proceeds.

Transactions involving Related Parties that are subject to the Transaction Policy include transactions where there is a direct or indirect interest by the Related Party and the amount involved is over $120,000.

Transactions covered by the Transaction Policy are required to be referred to the Committee.  The Compliance Department is responsible for coordinating the performance of appropriate legal research and obtaining opinions regarding the disposition of the transaction, and communicating such information to the Committee with recommendations, including if any regulatory application needs to be prepared to report or obtain authorization of the transaction.  The Audit Committee will approve, ratify, recommend change to or deny the transaction, or schedule the referral for follow up reporting or presentations.  Material transactions and transactions covered by Regulation O are required to be referred by the Audit Committee to the Company’s Board of Directors for disposition.

MARKET PRICE OF COMMON STOCK AND DIVIDENDS

Trading Market for Voting Common Stock

There is no established public trading market for our Voting Common Stock or Class B Non-Voting Common Stock.  Neither our Voting Common Stock nor our Class B Non-Voting Common Stock is actively traded nor listed for trading on any securities exchange and an active market may not develop as further described in “Risk Factors – There is currently no public market for our Voting Common Stock and an active, liquid market for our Voting Common Stock may not develop” beginning at page 29 of this prospectus.  We do not make a market in our securities, nor do we attempt to negotiate prices for trades of such securities.

Market Price of Voting Common Stock

As of February 29, 2012, there were:  (1) approximately 910 shareholders of record of our Voting Common Stock and approximately 12 shareholders of record of our Class B Non-Voting Common Stock; and (2) 8,503,541 outstanding shares of our Voting Common Stock and 2,844,142 outstanding shares of our Class B Non-Voting Common Stock.

The chart below shows the high and low sale prices of our Voting Common Stock known by management to have occurred, or bid quotations on the Pink Sheets, for the periods from January 1, 2010 through December 31, 2011.  These quotations reflect interdealer prices, without retail mark-up, mark downs or commission and may not represent actual transactions.  Prices have been restated to reflect the Reorganization, including that each three shares of Customers Bank were exchanged for one share of Customers Bancorp in the Reorganization.

Quarter ended	High (1)	Low (1)
December 31, 2011	$13.50	$13.50
September 30, 2011	-	-
June 30, 2011	15.00	13.20
March 31, 2011	16.50	14.40
December 31, 2010	16.50	14.40
September 30, 2010	15.45	15.00
June 30, 2010	21.00	14.25
March 31, 2010	16.50	16.50
______________________
(1)
There are no brokerage firms that are active market makers in our Voting Common Stock or Class B Non-Voting Common Stock. Consequently, information on current stock trading prices is not readily available. There may have been additional transactions of which management is unaware, and such transactions could have occurred at higher or lower prices.  The current trading symbol of our Voting Common Stock on the Pink Sheets is “CUUU”.  The last reported sale on the Pink Sheets of our Voting Common Stock on May 7, 2012 was $12.50 per share.

Dividends on Voting Common Stock

Neither Customers Bancorp nor Customers Bank has paid any cash dividends on its shares of common stock.  We intend to follow a policy of retaining earnings, if any, to increase our net worth and reserves over the next few years. We have not historically declared or paid dividends on our Voting Common Stock and we do not expect to do so in the near future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to Voting Common Stock, and other factors deemed relevant by our Board of Directors.  Presently, for the reasons described below, Customers Bank is not authorized to pay cash dividends on its shares.

Dividend payments made by Customers Bank to its shareholders are subject to the Pennsylvania Banking Code, the Federal Deposit Insurance Act, and the regulations of the Federal Reserve Board.

The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings and that, prior to the declaration of any dividend, if the surplus of a bank is less than the amount of its capital, the bank shall, until surplus is equal to such amount, transfer to surplus an amount which is at least ten percent of the net earnings of such bank for the period since the end of the last fiscal year or for any shorter period since the declaration of a dividend. If the surplus of a bank is less than fifty percent of the amount of capital, no dividend may be declared or paid without the prior approval of the Pennsylvania Banking Department until such surplus is equal to fifty percent of such bank’s capital.

Under the Federal Reserve Act, if losses have at any time been sustained by a bank equal to or in excess of its undivided profits then on hand, no dividend is permitted; no dividends can be paid in an amount greater than a bank’s net profit less losses and bad debts. Cash dividends must be approved by the Federal Reserve Board if the total of all cash dividends declared by a bank in any calendar year, including the proposed cash dividend, exceeds the total of such bank’s net profits for that year plus its retained net profits from the preceding two years less any required transfers to surplus or a fund for the retirement of preferred stock, if any. The Federal Reserve Board and the Pennsylvania Banking Department each has the authority under the Federal Reserve Act to prohibit the payment of cash dividends by a bank when it determines such payment to be an “unsafe or unsound banking practice” under the then existing circumstances.

The Federal Deposit Insurance Act generally prohibits all payments of dividends by any bank that is in default of any assessment of the FDIC.

The Federal Reserve Board and the FDIC have formal and informal policies, which provide that insured banks and bank holding companies should generally pay dividends only out of current operating earnings, with some exceptions. The Federal banking laws further limit the ability of banks to pay dividends if they are not classified as well capitalized or adequately capitalized.

SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in the 2013 Proxy Statement

The Corporation’s shareholders are entitled to submit proposals to be included in our proxy materials for the Annual Meeting of Shareholders in 2013, provided that these matters are appropriate for shareholder action and that the shareholder complies with all of the applicable rules and requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610 no later than February 8, 2013.

Director Nominations and Other Shareholder Proposals for Presentation at the 2013 Annual Meeting

Our Amended and Restated Bylaws require advanced notice of any proposal of business to be brought before an annual meeting by a shareholder that will not be included in our proxy materials, including any such proposal for the nomination for election of a director. Any such shareholder proposal must be a matter appropriate for shareholder action that complies with the procedural requirements of the Corporation’s Amended and Restated Bylaws and for which written notice is received by our Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610 not later than the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the next Annual Meeting has been changed by more than 30 days from the first anniversary date, in which case the Amended and Restated Bylaws provide alternative dates for timeliness).  Accordingly, any shareholder who wishes to have a nomination or other business considered by shareholders at the 2013 Annual Meeting must deliver written notice to the Corporate Secretary (containing the information required by the Amended and Restated Bylaws) no earlier than February 27, 2013, and no later than March 29, 2013. Any proposal received outside of these dates will be considered untimely. For proposals that are timely filed, the Corporation retains discretion to vote proxies it receives provided (i) the Corporation includes in its proxy statement advice on the nature of the proposals and how it intends to exercise its voting discretion, and (ii) the proponent does not issue a proxy statement in accordance with the procedures under Section 14a-4(c)(2) of the Exchange Act.

OTHER BUSINESS

The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote the proxy in accordance with their judgment on those matters.

ANNUAL REPORT

 A copy of our Annual Report for the fiscal year ended December 31, 2011, containing, among other things, financial statements examined by our independent registered public accounting firm, was mailed with this Proxy Statement on or about June 7, 2012, to the shareholders of record as of the close of business on May 2, 2012.

Upon written request of any shareholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from the Company’s Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610. The Annual Report on Form 10-K can also be obtained by going to the Corporation’s website at www.customersbank.com by clicking on “About Us” followed by “Investor Relations” and then “Annual Report”, or by going directly to https://materials.proxyvote.com/23204G.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors ____________________________ Glenn Yeager, Corporate Secretary

ANNEX A

AMENDED AND RESTATED
CUSTOMERS BANCORP, INC.
2004 INCENTIVE EQUITY
AND
DEFERRED COMPENSATION PLAN

ARTICLE 1
PURPOSE

1.1           GENERAL.   The purpose of the Amended and Restated Customers Bancorp, Inc. 2004 Incentive Equity and Deferred Compensation Plan (the “Plan”) is to promote the success and enhance the value of Customers Bancorp, Inc. (the “Company”) by linking the personal interests of directors, employees, officers and executives of the Company and Subsidiaries of the Company (“Subsidiaries”) to those of Company shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company.  The Plan is further intended to provide flexibility to the Company and the Subsidiaries in their ability to motivate, attract, and retain the services of directors, employees, officers, and executives upon whose judgment, interest, and special effort the successful conduct of the Company’s and the Subsidiaries’ operations are largely dependent.

ARTICLE 2
EFFECTIVE DATE AND TERM

2.1           EFFECTIVE DATE.  The Plan became effective initially as of May 19, 2004, the date it was approved by shareholders of the Bank.  An amendment to the Plan to increase the number of shares of Stock available for grant under the Plan and to extend the term of the Plan to September 6, 2021 was approved by the shareholders of the Bank on September 6, 2011.  The Plan was further amended by the Board to reflect the terms of the Plan of Merger and Reorganization approved by the shareholders of the Bank, which became effective as of September 17, 2011.  The Plan is hereby further amended and restated in its entirety to increase the number of shares of Stock available for grant under the Plan effective as of June 27, 2012 (the “Effective Date”).

2.2            TERM.  Unless sooner terminated by the Board, the Plan shall terminate on the Plan Termination Date, and no Awards may be granted under the Plan thereafter.  The termination of the Plan shall not affect any Award that is outstanding on the termination date, without the consent of the Participant.

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

3.1           DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a)           “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Unrestricted Stock Award, or Performance-Based Award granted to a Participant under the Plan.

(b)           “Award Agreement” means a writing, in such form as the Committee in its discretion shall prescribe, evidencing an Award.

(c)           “Bank” means Customers Bank.

(d)           “Board” means the board of directors of the Company.

(e)           “Cause” means actions of or failure to act by a Participant which would authorize the forfeiture of fringe benefits or other remuneration under his or her written contract of employment with the Company or a Subsidiary or, if there is no written contract of employment, and with respect to non-employee Directors, (i) willful misconduct materially injurious to the Company or a Subsidiary;  (ii) dishonesty, (iii) the commission of a crime, or (iv) gross negligence of the Participant in the performance of his or her duties.

(f)           “Change in Control” means:

(1)           the acquisition by a person or persons acting in concert of the power to vote twenty-five percent (25%) or more of a class of the Company’s voting securities;

(2)           the acquisition by a person of the power to direct the Company’s management or policies, if the Board or the Company’s or a Subsidiary’s primary federal regulator has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Company or a Subsidiary for the purposes of the Change in Bank Control Act or other similar law and the regulations thereunder;

(3)           during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the members of the Board cease, for any reason, to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors in office at the beginning of the period; provided, however, that for purposes of this clause (3), each director who is first elected to the Board (or first nominated by the Board for election by the shareholders) with the approval of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to be a director at the beginning of the two-year period;

(4)           the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by persons who were shareholders of the Company immediately before the merger or consolidation; or

(5)           the Company shall have sold to another person substantially all of the Company’s assets.

The term “person” refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

(g)           “Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

(h)           “Committee” means the committee of the Board described in Article 4.

(i)           “Company” means Customers Bancorp., Inc.

(j)           “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

(k)           “Deferred Compensation Account” means the bookkeeping account established for each Participant pursuant to Section 12.2 of this Plan.

(l)           “Director” means a member of the Board.

(m)           “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

(n)           “Distribution Event” means an event as a result of which a Participant is entitled to receive the balance of his or her Deferred Compensation Account pursuant to Section 12.3 of this Plan, namely (i) with respect to a Participant who is an employee of the Company or a Subsidiary and the portion of his or her Deferred Compensation Account attributable to an Award or other compensation earned as an employee, the date the Participant terminates his or her employment with the Company or a Subsidiary, and (ii) with respect a Participant who is a Director and the portion of his or her Deferred Compensation Account attributable to an Award or other compensation earned as a Director, the earlier of (A) the date the Participant terminates his or her service as a Director, or (B) the Participant’s attainment of the age specified (not younger than age 55) in an election form filed by the Participant with the Committee at such time as he or she first becomes eligible to defer compensation pursuant to Article 12 of this Plan.

(o)           "Employee" shall mean an individual who is an employee of the Company or a Subsidiary under general common law principles. An individual who is an "Employee," as so defined, may also be a member of the Board or the board of directors of a Subsidiary (but not a Non-Employee Director).

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(q)           “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined in accordance with the requirements of Section 422 of the Code.

(r)           “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(s)           “Non-Employee Director” means a member of the Board who is not an Employee.

(t)           “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(u)           “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(v)           “Participant” means a person who, as a Director or an employee, officer, or executive of the Company or a Subsidiary, has been granted an Award under the Plan, or who has been designated as eligible to make an election to defer compensation under this Plan.

(w)           “Performance-Based Awards” means Stock Awards granted to selected Covered Employees pursuant to Article 9, but which are subject to the terms and conditions set forth in Article 10.  All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(x)           “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals may include, but shall not be limited to, one or more of the following:  pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, working capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(y)           “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(z)           “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(aa)           “Plan” means the Amended and Restated Customers Bancorp, Inc. 2004 Incentive Equity and Deferred Compensation Plan as set forth herein.

(bb)           “Plan Termination Date” means September 6, 2021.

(cc)           “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(dd)           “Stock” means the common stock of the Company and such other securities of the Company or another entity which may be substituted for Stock pursuant to Article 13.

(ee)           “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(ff)           “Stock Award” means a Restricted Stock Award or an Unrestricted Stock Award.

(gg)           “Subsidiary” means a subsidiary corporation with respect to the Company as described in Section 424(f) of the Code.

(hh)           “Unrestricted Stock Award” means Stock granted to a Participant under Article 9 that is not subject to restrictions or a risk of forfeiture.

ARTICLE 4
ADMINISTRATION

4.1           COMMITTEE; BOARD APPROVAL.  The Plan shall be administered by the Committee, which shall be the Compensation Committee of the Board.  Notwithstanding any other provision of the Plan, during any period in which the Company may be subject to the Exchange Act, either: (i) the Committee shall consist of at least two individuals and each member of the Committee shall qualify as a Non-Employee Director; or (ii) (A) at least two members of the Committee must qualify as Non-Employee Directors, (B) any member of the Committee who does not qualify as a “Non-Employee Director” may not participate in any action of the Committee with respect to any Award under the Plan, and (C) the Plan shall be deemed to be administered by the full Board, the actions of the Committee under the Plan shall be deemed merely advisory to the Board, and the Board’s approval shall be required for all actions of the Committee under the Plan, including without limitation the grant of each Award.  To the extent necessary or desirable (as may be determined by the Board from time to time) each member of the Committee shall also qualify as an “outside director” under Code Section 162(m) and the regulations issued thereunder.  The members of the Committee shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions.  The Company will pay all reasonable expenses of the Committee.

4.2           AUTHORITY OF COMMITTEE.  Subject to any specific designation in the Plan, the Committee (or the Board, in cases where the Board administers the Plan pursuant to Section 4.1) has the exclusive power, authority and discretion to:

(a)           Designate Participants to receive Awards;

(b)           Determine the type or types of Awards to be granted to each Participant;

(c)           Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)           Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e)           Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan.

(f)           Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)           Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)           Decide all other matters that must be determined in connection with an Award;

(i)           Establish, adopt, revise, amend or rescind any guidelines, rules and regulations as it may deem necessary or advisable to administer the Plan; and

(j)           Interpret the terms of, and rule on any matter arising under, the Plan or any Award Agreement;

(k)           Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan, including but not limited to, the determination of whether and to what extent any Performance Goals have been achieved; and

(l)           Retain counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan.

4.3           DECISIONS BINDING.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan shall (if approved or ratified by the Board during any period when the Board is deemed to administer the Plan pursuant to Section 4.1) be final, binding, and conclusive on all parties and any other persons claiming an interest in any Award or under the Plan.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1           NUMBER OF SHARES.  Subject to adjustment provided in Section 13.1, the aggregate number of shares of Stock reserved and available for grant under the Plan as of the Effective Date shall be 2,500,000 shares, minus those shares covered by Awards granted prior to the Effective Date.

5.2           LAPSED AWARDS.  To the extent that an Award terminates, is cancelled, expires, lapses or is forfeited for any reason, including, but not limited to, the failure to achieve any Performance Goals, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan, including Awards made prior to the Effective Date.

5.3           STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4           LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS.  Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 13.1, but subject to any restrictions of applicable law and the other terms and conditions of the Plan, the maximum number of shares of Stock with respect to Options and Stock Appreciation Rights that may be granted to any one Participant during a fiscal year of the Company shall be 83,334 shares.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

6.1           ELIGIBILITY.  Employees and Non-Employee Directors shall be potentially eligible to receive Awards under the Plan.  In making determinations regarding the potential eligibility of any Employee or Non-Employee Director, the Board may take into account the nature of the services rendered by such Employee or Non-Employee Director, their present and potential contributions to the Company’s or the Bank's success and such other factors as the Committee in its discretion shall deem relevant.

6.2           ACTUAL PARTICIPATION.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No individual shall have any right to be granted an Award under this Plan.

ARTICLE 7
STOCK OPTIONS

7.1           GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)           EXERCISE PRICE.  The exercise price per share of Stock under an Option shall be the Fair Market Value as of the date of grant.

(b)           TERM OF OPTION.  No Option shall be exercisable after the date that is 10 years from the date it is granted.

(c)           TIME AND CONDITIONS OF EXERCISE.  Except as provided herein, the Committee shall determine the time or times at which an Option may be exercised in whole or in part.  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.  An Option will lapse immediately if a Participant’s employment or service as a Director is terminated for Cause.

(d)           TRANSFERABILITY.  Each Option granted under the Plan shall, by its terms, not be transferable otherwise than by will or the laws of descent and distribution.  Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Options may transfer such Options (but not Incentive Stock Options) to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals.  Options so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Options pursuant to this Section 7.1(d).  Options which are transferred pursuant to this Section 7.1(d) shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant (for example, such Options shall terminate automatically, upon the termination of employment or service as a Director of the Participant for Cause).

(e)           PAYMENT.  An Option shall be exercised by giving a written notice to the Chief Executive Officer of the Company stating the number of shares of Stock with respect to which the Option is being exercised and containing such other information as the Committee may require and by tendering payment therefore with a cashier's check, certified check, or with existing holdings of Stock held for more than six months. In addition, if the terms of a Stock Option so provide, the optionee may pay the exercise price by directing the Company to withhold from those shares of Common Stock that would otherwise be received upon the exercise of the Stock Option that number of shares of Common Stock having an aggregate fair market value as of the date of exercise equal to the Stock Option’s exercise price, or the applicable portion of the Stock Option’s exercise price if the Stock Option is not exercised in full.  The shares of Common Stock so withheld shall not be deemed to have been issued for purposes of the aggregate-share limitation set forth in Section 4, above.

(f)           EVIDENCE OF GRANT.  All Options shall be evidenced by an Award Agreement.  The Award Agreement shall include such additional provisions as may be specified by the Committee.

7.2           INCENTIVE STOCK OPTIONS.  Incentive Stock Options shall be granted only to employees of the Company or “subsidiary corporations” with respect to the Company, within the meaning of Section 424 of the Code, and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules, which in case of conflict shall control over other provisions of this Plan that might otherwise be applicable:

(a)           EXERCISE.  In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(b)           INDIVIDUAL DOLLAR LIMITATION.  The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)           TEN PERCENT OWNERS.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d)           RIGHT TO EXERCISE.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1           GRANT OF SARS.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a)           RIGHT TO PAYMENT.  Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1)           The Fair Market Value of a share of Stock on the date of exercise; over

(2)           The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

(b)           OTHER TERMS.  All such Awards shall be evidenced by an Award Agreement.  The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement, except that in all events a Stock Appreciation Right granted in tandem with an Incentive Stock Option shall be exercisable only when the underlying Incentive Stock Option may be exercised.  For purposes of the Plan, a Stock Appreciation Right shall be considered to be granted in tandem with an Incentive Stock Option if the exercise of one results in an automatic forfeiture of the other, or if the exercise of one results in the automatic exercise of the other.

ARTICLE 9
STOCK AWARDS

9.1           GRANT OF STOCK.  The Committee is authorized to grant Unrestricted Stock Awards and Restricted Stock Awards to Participants in such amounts and subject to such terms and conditions as determined by the Committee.  All such Awards shall be evidenced by an Award Agreement.

9.2           ISSUANCE AND RESTRICTIONS.  An Unrestricted Stock Award may provide for a transfer of shares of Stock to a Participant at the time the Award is granted, or it may provide for a deferred transfer of shares of Stock subject to conditions prescribed by the Committee.  Restricted Stock Awards shall be subject to such restrictions on transferability and risks of forfeiture as the Committee may impose.  These restrictions and risks may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

9.3           FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service as a Director during the applicable restriction period, Stock subject to a Restricted Stock Award that is at that time subject to restrictions shall be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award that restrictions or forfeiture conditions relating to the Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to the Stock.

9.4           CERTIFICATES FOR RESTRICTED STOCK.  Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Stock subject to Restricted Stock Awards are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and the Bank may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 10
PERFORMANCE-BASED AWARDS

10.1           PURPOSE.  The purpose of this Article 10 is to provide the Committee the ability to qualify the Awards under Article 9 as “performance-based compensation” under Section 162(m) of the Code.  If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 10 shall control over any contrary provision contained in Article 9.

10.2           APPLICABILITY.  This Article 10 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards.  The Committee may, in its discretion, grant Awards other than Performance-Based Awards to Covered Employees that do not satisfy the requirements of this Article 10.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

10.3           DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company or any division or business unit thereof or to particular Participants or other individuals.

10.4           PAYMENT OF PERFORMANCE-BASED AWARDS.  Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance-Based Award for such Performance Period.  In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

10.5           SHAREHOLDER APPROVAL.  The Board shall disclose to the shareholders of the Company the material terms of any Performance-Based Award, and shall seek approval of the shareholders of the Performance-Based Award before any Stock is transferred to a Participant, or before any restrictions with respect to same lapse, pursuant to the Award.  The Committee shall certify that the Performance Goals with respect to any Performance - Based Award have been achieved before any Stock is transferred to a Participant, or before any restrictions with respect to same lapse.  Such disclosure, approval and certification shall be effected in accordance with the requirements of Section 162(m)(4)(C) of the Code.

ARTICLE 11
PROVISIONS APPLICABLE TO AWARDS

11.1           STAND-ALONE AND TANDEM AWARDS.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2           EXCHANGE PROVISIONS.  The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

11.3           TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with an Incentive Stock Option exceed a period of ten years from the date of its grant.

11.4           LIMITS ON TRANSFER.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company; provided, however, that the foregoing shall not be deemed to imply any obligation of the Company to lend against or accept a lien or pledge of any Award for any reason.  No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution, except that the Committee, in its discretion, may permit a Participant to make a gratuitous transfer of an Award that is not an Incentive Stock Option or a Stock Appreciation Right granted in tandem with an Incentive Stock Option to his or her spouse, lineal descendants, lineal ascendants, or a duly established trust for the benefit of one or more of these individuals.

11.5           BENEFICIARIES.  Notwithstanding Section 11.4, a Participant may, if and to the extent, and in such manner as may be determined by the Committee from time to time, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award applicable to the Participant, except to the extent the Plan and Award otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate.  Subject to the foregoing, if a Participant is entitled to designate a beneficiary, a beneficiary designation may be changed or revoked by a Participant at any time in accordance with any procedures or conditions established by the Committee from time to time, provided the change or revocation is filed with the Committee.

11.6           STOCK CERTIFICATES.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded as well as the terms of this Plan and any other terms, conditions or restrictions that may be applicable.  All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

ARTICLE 12
DEFERRAL OF COMPENSATION

12.1           RIGHT TO DEFER COMPENSATION.

(a)            TYPES OF DEFERRALS.  Any Participant designated by the Board or by the Committee may elect to defer (i) all or any portion of the Participant's salary, (ii) any percentage of a fiscal year bonus determined by the Board or other duly constituted authority or delegate to be payable to such Participant, or (iii) all or any portion of the Participant’s director’s fees.  Such election shall remain in force for all future years, to the extent applicable, until modified or revoked.  In addition, the Committee, in its discretion, may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to such Participant pursuant to an Award.  Any election under this Section 12.1 shall be made by written notice delivered to the Board or Committee, specifying the amount (or percentage) of salary and/or bonus and/or directors’ fees and/or the Award to be deferred.

(b)           TIMING OF ELECTIONS.  A Participant may, at any time within 30 days of first becoming eligible to participate in this Plan, make an election to defer salary or director’s fees earned after such election.  Any increase or decrease in future deferrals of salary or director’s fees earned during a calendar year must be made prior to such calendar year.  A Participant may make an initial election to defer a bonus for a fiscal year, or may elect to increase or decrease the amount of a fiscal year bonus to be deferred, if such election is made prior to such fiscal year.  A Participant may make an election to defer the receipt of cash or shares of Stock otherwise payable or transferable to the Participant pursuant to an Award in accordance with the terms of such Award.

12.2           DEFERRED COMPENSATION ACCOUNTS.

(a)           ESTABLISHMENT OF ACCOUNTS.  A Deferred Compensation Account in the name of each Participant who has elected to defer compensation under the Plan shall be established and maintained as a special ledger account on the books of the Company.  On the last day of each calendar month in which salary or director’s fees deferred under this Plan would have become payable to a Participant (in the absence of an election to defer payment thereof), the amount of such deferred salary or director’s fees shall be credited to the Participant's Deferred Compensation Account.  On the last day of the month in which the bonuses deferred under this Plan would have become payable to a Participant in the absence of an election to defer payment thereof, the amount of such deferred bonus shall be credited to the Participant's Deferred Compensation Account.  On the last day of the month in which an Award would have otherwise become payable or transferable to a Participant in the absence of an election to defer receipt thereof, the amount of such deferred Award shall be credited to the Participant’s Deferred Compensation Account.

(b)           DEEMED INVESTMENT OF ACCOUNT BALANCE.

(1)           Except as otherwise provided by the terms of an Award, the Participant shall, at the time of making a deferred compensation election under this Plan, make an election directing the Company to credit to the Deferred Compensation Account in that calendar year based upon the options made available by the Board or designated Committee which options may include either cash, Stock, or a combination of cash and Stock equal in value to the amount of the current year's salary or bonus deferred under the Plan.  In addition to cash or Stock, the Board or the Committee may offer to the Participant such deemed investment options as it shall decide are appropriate.  Such investment options may include deemed investments in individual stocks or bonds, mutual funds, and such other investment options as the Board or Committee may choose.  The Board or Committee shall not be required to offer the same deemed investment options to each Participant but may restrict certain investment options to designated Participants.  In the absence of a contrary election by a Participant, the amount credited to a Deferred Compensation Account shall be credited as cash.

(2)            If the Participant directs that any amount credited to the Deferred Compensation account be credited in the form of Stock, the Board shall credit to the Deferred Compensation Account sufficient shares of Stock equal in value to the Deferred Compensation Account balance, or such lesser amount as the Participant shall direct.  The value of such Stock shall be determined in accordance with a valuation methodology approved by the Board or by the Committee.  Except as provided in Section 12.4, such Stock credited to the Deferred Compensation Account shall merely constitute a bookkeeping entry of the Company, and (except as provided herein) the Participant shall have no voting, dividend, or other legal or economic rights with respect to such Stock.  At the end of each fiscal quarter, an amount equivalent to all dividends which would otherwise have been payable with respect to such Stock shall be credited to the Deferred Compensation Account as additional Stock.  The amount of the Participant's Deferred Compensation Account that is credited as cash shall accrue interest at a rate no less than the money market deposit account rate charged by the Bank to its depositors (as such rate may change from time to time) and shall not exceed the highest rate paid on Individual Retirement Accounts (“IRAs”) by the Bank plus two percent (2%).  Such interest with respect to a Deferred Compensation Account shall be credited to such account quarterly, based on the weighted average daily prime rate or the IRA rate for the three (3) month period ending on the last day of the quarter.

(3)           The Participant shall elect the portion of their deferral to be allocated to Stock or cash or such other option as made available by the Board at the time of making such election to defer compensation.  Such allocation may not be amended with respect to such deferral without the approval of the Committee.  Any allocation to Stock shall be paid in the form of Stock.  No Participant will be granted the right to take payment of the Stock in cash rather than in shares.

(4)            If, at any time, the deferral of a Participant is allocated to Stock, and such Participant would otherwise be deemed to have violated the short-swing profit rules of Section 16(b) of the Exchange Act through such allocation, the allocation to Stock shall be void and such allocation shall default to cash.

12.3           PAYMENT OF DEFERRED COMPENSATION.

(a)            IN GENERAL.  Amounts credited to a Participant’s Deferred Compensation Account shall be payable upon the Participant’s Distribution Event.  The Participant shall determine the method of distributing the amounts in the Deferred Compensation Account at the time the first election to participate in the Plan is made, which shall be either a single distribution or a series of up to ten (10) consecutive, substantially equal annual installments paid to such Participant or his or her beneficiary, as the case may be, on or before January 15 of each year, commencing in the year following the Distribution Event.  If no such election is made, the method of distribution shall be determined solely by the Board.  If the Participant has elected to receive installment distributions, and less than the full value of the Participant’s Deferred Compensation Account balance has been distributed as of the date of his or her death, the balance shall be paid to the Participant’s beneficiary in accordance with the same method in effect at the Participant’s death, except that the beneficiary may elect, with the consent of the Committee, to receive the balance of the Deferred Compensation Account in a single lump sum.  For purposes of this Article 12, a Participant’s “beneficiary” shall mean the person or persons designated by the Participant pursuant to Section 11.5 of this Plan, or, in the absence of such designation or if no such person survives the Participant, the Participant’s estate.  If any portion of the Participant's Deferred Compensation Account is credited with Stock, then distributions from that portion of the Deferred Compensation Account shall be made directly in the form of Stock.  Undistributed amounts shall continue to earn interest or accrue dividends, as the case may be, as provided in accordance with this Plan.

(b)            MODIFICATION OF PAYMENT TERMS.  A Participant may change a Distribution Election at any time at least sixty (90) days prior to a Distribution Event.

(c)           CHANGE IN CONTROL.  In the event of a Change in Control, a Participant shall be permitted to elect to receive a distribution of all or a portion of his or her Deferred Compensation Account, provided that any such election hereunder must be made within the period commencing thirty days prior to such Change in Control and ending on the date of such Change in Control.  Any distribution pursuant to this Section 12.3(c) shall be made (i) in the form of cash and/or Stock as his or her Deferred Compensation Account is allocated and (ii) within seven (7) days subsequent to the Change in Control.

(d)           HARDSHIP DISTRIBUTION IN THE CASE OF FINANCIAL EMERGENCY.  Prior to the time a Deferred Compensation Account of a Participant would otherwise become payable, the Committee, in its sole discretion, may elect to distribute all or a portion of the Deferred Compensation Account in the event such Participant requests a distribution by reason of severe financial hardship.  For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a Participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Participant, or a member of his or her family, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship. In the event the Participant is a member of the Committee making such determination, the Participant shall not participate in the decision by the Committee.

12.4           TRUST PROVISIONS.

(a)           ESTABLISHMENT OF TRUST.  The Company may in its sole discretion establish one or more trusts to provide a source of payment for its obligations under the Plan and such trust shall be permitted to hold cash, Stock, or other assets to the extent of the Company’s obligations hereunder.  The Bank may, but is not required to, utilize a single trust with respect to its obligations to Participants who are members of the Board and Participants who are not members of the Board.  The accounts of multiple Participants may be held under a single trust but in such event each account shall be separately maintained and segregated from each other account.

(b)           CLAIMS OF THE COMPANY’S CREDITORS.  All assets held by any account or trust created hereunder and all distributions to be made by the Company or any trustee pursuant to this Plan and any trust agreement shall be subject to the claims of general creditors of the Company, including judgment creditors and bankruptcy creditors.  The rights of a Participant or his or her beneficiaries in or to any assets of the trust shall be no greater than the rights of an unsecured creditor of the Company.

12.5           NON-ASSIGNMENT.  No right or interest of any Participant or any person claiming through or under such Participant in the Participant’s Deferred Compensation Account shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process (including execution, levy, garnishment, attachment, bankruptcy, or otherwise) or in any manner be subject to the debts or liabilities of such Participant.  If any Participant or any such person shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence.  Termination shall be effected by filing a written declaration of termination with the Committee’s records and making reasonable efforts to deliver a copy to such Participant or any such other person or his or her legal representative.  As long as any Participant is alive, any amounts affected by the termination shall be retained by the Company or the trustee of any trust established pursuant to Section 12.4 of this Plan and, in the Committee's sole and absolute discretion, may be paid to or expended for the benefit of such Participant, his or her spouse, his or her children, or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper.

ARTICLE 13
CHANGES IN CAPITAL STRUCTURE

   13.1                      GENERAL.

(a)           SHARES AVAILABLE FOR GRANT.  In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards shall be appropriately adjusted.  In the event of any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted as the Committee may deem appropriate.

(b)           OUTSTANDING AWARDS – INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION.  Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

(c)           OUTSTANDING AWARDS – CERTAIN MERGERS.  Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

(d)           OUTSTANDING AWARDS – CERTAIN OTHER TRANSACTIONS.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company, or any other reorganization transaction in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(1)           cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award, respectively, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (B) the exercise of such Award; or

(2)           provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable) for an option, a stock appreciation right, restricted stock award, performance share award or performance-based award with respect to, as appropriate, some or all of the property for which such Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price or value of the option, stock appreciate right, restricted stock award, performance share award or performance-based award or the number of shares or amount of property subject to the option, stock appreciation right, restricted stock award, performance share award or performance-based award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award, or any combination thereof.

(e)           OUTSTANDING AWARDS – OTHER CHANGES.  In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(f)           NO ADDITIONAL SHAREHOLDER APPROVAL REQUIRED IN CERTAIN CASES.  Except to the extent required by applicable law, no adjustment in the number of shares subject to outstanding Awards, and no adjustment in the number of shares available for grant under this Plan, shall require additional shareholder approval, and all such future adjustments shall be deemed approved by the approval of this Plan, to the extent that such adjustment, whether automatic or discretionary, is proportional to and accompanies an equivalent adjustment in the number of shares held by the Company’s shareholders.

(g)           NO OTHER RIGHTS.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Company, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION

14.1           AMENDMENT, MODIFICATION, AND TERMINATION.  At any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that the Board shall not, without the affirmative vote of the holder of a majority of the shares of each class of voting stock of the Bank, make any amendment which would (i) abolish the Committee without designating such other committee, change the qualifications of its members, or withdraw the administration of the Plan from its supervision, (ii) except strictly as and to the extent provided in this Plan and permitted by applicable law, increase the maximum number of shares of Stock for which Awards may be granted under the Plan, (iii) amend the formula for determination of the exercise price of Options, (iv) extend the term of the Plan, and (v) amend the requirements as to the employees eligible to receive Awards; and further provided that no other amendment shall be made without shareholder approval to the extent shareholder approval is necessary to comply with any applicable law, regulations or stock exchange rule.

14.2           AWARDS PREVIOUSLY GRANTED.  Except as otherwise provided in the Plan, including without limitation, the provisions of Article 13, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 15
GENERAL PROVISIONS

15.1           NO RIGHTS TO AWARDS.  No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company, a Subsidiary nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2           NO STOCKHOLDERS RIGHTS.  No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3           WITHHOLDING.  The Company or a Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.  A Participant may elect to have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s or a Subsidiary’s applicable federal, state, local and foreign income and employment tax withholding obligations.

15.4           NO RIGHT TO EMPLOYMENT OR SERVICES.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, a Subsidiaries or any of their affiliates or subsidiaries to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ of the Company, a Subsidiary or such affiliates or subsidiaries.

15.5           INDEMNIFICATION.  To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company and any of its applicable subsidiaries from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s or any of its applicable subsidiaries’ Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company or any of its applicable subsidiaries may have to indemnify them or hold them harmless.

15.6           FRACTIONAL SHARES.  No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.7           GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register, under the Securities Act of 1933, as amended, or any other federal or state securities laws, any of the shares of Stock paid under the Plan.  If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, or applicable state laws, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.8           RECOVERY.  Plan benefits shall be subject to recovery by the Company under any clawback, recovery, recoupment or similar policy hereafter adopted or continued by the Company whether in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, or otherwise as required by law.

15.9           GOVERNING LAW.  The Plan and the terms of all Awards shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to rules of choice of law or conflict of laws, except to the extent such laws may be pre-empted by the federal laws of the United States of America.

ANNEX B

The full text of the proposed amendment to the Company’s Amended and Restated Articles of Incorporation in redlined form, marked to show the proposed changes, is set forth below.  The redlined marking shows text proposed to be added as underlined.  No text is proposed to be deleted.

RESOLVED, that Article SEVENTEENTH of the Corporation’s Amended and Restated Articles of Incorporation is hereby amended and restated to read in its entirety as follows:

“SEVENTEENTH.  The Control Transactions provisions of Subchapter E beginning at Section 2541 of the Business Corporation Law and any amendment to or restatement of such section, shall not be applicable to the Corporation. The Control-Share Acquisitions provisions of Subchapter G beginning at Section 2561 of the Business Corporation Law and any amendment to or restatement of such section, shall not be applicable to the Corporation.  The Disgorgement By Certain Controlling Shareholders Following Attempt to Acquire Control provisions of Subchapter H beginning at Section 2571 of the Business Corporation Law and any amendment to or restatement of such section, shall not be applicable to the Corporation.”

B-1

ANNEX C

TEXT OF SUBCHAPTERS G, I AND J OF THE PENNSYLVANIA BUSINESS CORPORATION LAW

SUBCHAPTER G:

15 Pa.C.S.A. § 2561 – Application and Effect of Subchapter.

(a) General rule.--Except as otherwise provided in this section, this subchapter shall apply to every registered corporation.

(b) Exceptions.--This subchapter shall not apply to any control-share acquisition:

(1) Of a registered corporation described in section 2502(1)(ii) or (2) (relating to registered corporation status).

(2) Of a corporation:

(i) the bylaws of which explicitly provide that this subchapter shall not be applicable to the corporation by amendment adopted by the board of directors on or before July 26, 1990, in the case of a corporation:

(A) which on April 27, 1990, was a registered corporation described in section 2502(1)(i); and

(B) did not on that date have outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors (a bylaw adopted on or before July 26, 1990, by a corporation excluded from the scope of this subparagraph by this clause shall be ineffective unless ratified under subparagraph (ii));

(ii) the bylaws of which explicitly provide that this subchapter shall not be applicable to the corporation by amendment ratified by the board of directors on or after December 19, 1990, and on or before March 19, 1991, in the case of a corporation:

(A) which on April 27, 1990, was a registered corporation described in section 2502(1)(i);

(B) which on that date had outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors; and

(C) the bylaws of which on that date contained a provision described in subparagraph (i); or

(iii) in any other case, the articles of which explicitly provide that this subchapter shall not be applicable to the corporation by a provision included in the original articles, or by an articles amendment adopted at any time while it is a corporation other than a registered corporation described in section 2502(1)(i) or on or before 90 days after the corporation first becomes a registered corporation described in section 2502(1)(i).

(3) Consummated before October 17, 1989.

(4) Consummated pursuant to contractual rights or obligations existing before:

(i) October 17, 1989, in the case of a corporation which was a registered corporation described in section 2502(1)(i) on that date; or

(ii) in any other case, the date this subchapter becomes applicable to the corporation.

(5) Consummated:

(i) Pursuant to a gift, devise, bequest or otherwise through the laws of inheritance or descent.

(ii) By a settlor to a trustee under the terms of a family, testamentary or charitable trust.

(iii) By a trustee to a trust beneficiary or a trustee to a successor trustee under the terms of, or the addition, withdrawal or demise of a beneficiary or beneficiaries of, a family, testamentary or charitable trust.

(iv) Pursuant to the appointment of a guardian or custodian.

(v) Pursuant to a transfer from one spouse to another by reason of separation or divorce or pursuant to community property laws or other similar laws of any jurisdiction.

(vi) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subchapter.

(vii) Pursuant to a merger, consolidation or plan of share exchange effected in compliance with the provisions of this chapter if the corporation is a party to the agreement of merger, consolidation or plan of share exchange.

(viii) Pursuant to a transfer from a person who beneficially owns voting shares of the corporation that would entitle the holder thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation and who acquired beneficial ownership of such shares prior to October 17, 1989.

(ix) By the corporation or any of its subsidiaries.

(x) By any savings, stock ownership, stock option or other benefit plan of the corporation or any of its subsidiaries, or by any fiduciary with respect to any such plan when acting in such capacity.

(xi) By a person engaged in business as an underwriter of securities who acquires the shares directly from the corporation or an affiliate or associate of the corporation through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933.

(xii) Or commenced by a person who first became an acquiring person:

(A) after April 27, 1990; and

(B)(I) at a time when this subchapter was or is not applicable to the corporation; or

(II) on or before ten business days after the first public announcement by the corporation that this subchapter is applicable to the corporation, if this subchapter was not applicable to the corporation on July 27, 1990.

(c) Effect of distributions.--For purposes of this subchapter, voting shares of a corporation acquired by a holder as a result of a stock split, stock dividend or other similar distribution by a corporation of voting shares issued by the corporation and not involving a sale of such voting shares shall be deemed to have been acquired by the holder in the same transaction (at the same time, in the same manner and from the same person) in which the holder acquired the shares with respect to which such voting shares were subsequently distributed by the corporation.

(d) Status of certain shares and effect of formation of group on status.--

(1) No share over which voting power, or of which beneficial ownership, was or is acquired by the acquiring person in or in connection with a control-share acquisition described in subsection (b) shall be deemed to be a control share.

(2) In the case of affiliate, disinterested or existing shares, the acquisition of a beneficial ownership interest in a voting share by a group shall not, by itself, affect the status of an affiliate, disinterested or existing share, as such, if and so long as the person who had beneficial ownership of the share immediately prior to the acquisition of the beneficial ownership interest in the share by the group (or a direct or indirect transferee from the person to the extent such shares were acquired by the transferee solely pursuant to a transfer or series of transfers under subsection (b)(5)(i) through (vi)):

(i) is a participant in the group; and

(ii) continues to have at least the same voting and dispositive power over the share as the person had immediately prior to the acquisition of the beneficial ownership interest in the share by the group.

(3) Voting shares which are beneficially owned by a person described in paragraph (1), (2) or (3) of the definition of “affiliate shares” in section 2562 (relating to definitions) shall continue to be deemed affiliate shares, notwithstanding paragraph (2) of this subsection or the fact that such shares are also beneficially owned by a group.

(4) No share of a corporation over which voting power, or of which beneficial ownership, was or is acquired by the acquiring person after April 27, 1990, at a time when this subchapter was or is not applicable to the corporation shall be deemed to be a control share.

(e) Application of duties.--The duty of the board of directors, committees of the Board and individual directors under section 2565 (relating to procedure for establishing voting rights of control shares) is solely to the corporation and may be enforced directly by the corporation or may be enforced by a shareholder, as such, by an action in the right of the corporation, and may not be enforced directly by a shareholder or by any other person or group.

15 Pa.C.S.A. § 2562 – Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

“Acquiring person.” A person who makes or proposes to make a control-share acquisition. Two or more persons acting in concert, whether or not pursuant to an express agreement, arrangement, relationship or understanding, including as a partnership, limited partnership, syndicate, or through any means of affiliation whether or not formally organized, for the purpose of acquiring, holding, voting or disposing of shares of a registered corporation, shall also constitute a person for the purposes of this subchapter. A person, together with its affiliates and associates, shall constitute a person for the purposes of this subchapter.

“Affiliate,” “associate” and “beneficial owner.” The terms shall have the meanings specified in section 2552 (relating to definitions). The corporation may adopt reasonable provisions to evidence beneficial ownership, specifically including requirements that holders of voting shares of the corporation provide verified statements evidencing beneficial ownership and attesting to the date of acquisition thereof.

“Affiliate shares.” All voting shares of a corporation beneficially owned by:

(1) an acquiring person;

(2) executive officers or directors who are also officers (including executive officers); or

(3) employee stock plans in which employee participants do not have, under the terms of the plan, the right to direct confidentially the manner in which shares held by the plan for the benefit of the employee will be voted in connection with the consideration of the voting rights to be accorded control shares.

The term does not include existing shares beneficially owned by executive officers or directors who are also officers (including executive officers) if the shares are shares described in paragraph (2) of the definition of “existing shares” that were beneficially owned continuously by the same person or entity described in such paragraph since January 1, 1988, or are shares described in paragraph (3) of that definition that were acquired with respect to such existing shares.

“Control.” The term shall have the meaning specified in section 2573 (relating to definitions).

“Control-share acquisition.” An acquisition, directly or indirectly, by any person of voting power over voting shares of a corporation that, but for this subchapter, would, when added to all voting power of the person over other voting shares of the corporation (exclusive of voting power of the person with respect to existing shares of the corporation), entitle the person to cast or direct the casting of such a percentage of the votes for the first time with respect to any of the following ranges that all shareholders would be entitled to cast in an election of directors of the corporation:

(1) at least 20% but less than 33 1/3%;

(2) at least 33 1/3 % but less than 50%; or

(3) 50% or more.

“Control shares.” Those voting shares of a corporation that, upon acquisition of voting power over such shares by an acquiring person, would result in a control-share acquisition. Voting shares beneficially owned by an acquiring person shall also be deemed to be control shares where such beneficial ownership was acquired by the acquiring person:

(1) within 180 days of the day the person makes a control-share acquisition; or

(2) with the intention of making a control-share acquisition.

“Disinterested shares.” All voting shares of a corporation that are not affiliate shares and that were beneficially owned by the same holder (or a direct or indirect transferee from the holder to the extent such shares were acquired by the transferee solely pursuant to a transfer or series of transfers under section 2561(b)(5)(i) through (vi) (relating to application and effect of subchapter)) continuously during the period from:

(1) the last to occur of the following dates:

(i) 12 months preceding the record date described in paragraph (2);

(ii) five business days prior to the date on which there is first publicly disclosed or caused to be disclosed information that there is a person (including the acquiring person) who intends to engage or may seek to engage in a control-share acquisition or that there is a person (including the acquiring person) who has acquired shares as part of, or with the intent of making, a control-share acquisition, as determined by the board of directors of the corporation in good faith considering all the evidence that the Board deems to be relevant to such determination, including, without limitation, media reports, share trading volume and changes in share prices; or

(iii)(A) October 17, 1989, in the case of a corporation which was a registered corporation on that date; or

(B) in any other case, the date this subchapter becomes applicable to the corporation; through

(2) the record date established pursuant to section 2565(c) (relating to notice and record date).

“Executive officer.” When used with reference to a corporation, the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policymaking function or any other person who performs similar policymaking functions. Executive officers of subsidiaries shall be deemed executive officers of the corporation if they perform such policymaking functions for the corporation.

“Existing shares.”

(1) Voting shares which have been beneficially owned continuously by the same natural person since January 1, 1988.

(2) Voting shares which are beneficially owned by any natural person or trust, estate, foundation or other similar entity to the extent the voting shares were acquired solely by gift, inheritance, bequest, devise or other testamentary distribution or series of these transactions, directly or indirectly, from a natural person who had beneficially owned the voting shares prior to January 1, 1988.

(3) Voting shares which were acquired pursuant to a stock split, stock dividend, or other similar distribution described in section 2561(c) (relating to effect of distributions) with respect to existing shares that have been beneficially owned continuously since their issuance by the corporation by the natural person or entity that acquired them from the corporation or that were acquired, directly or indirectly, from such natural person or entity, solely pursuant to a transaction or series of transactions described in paragraph (2), and that are held at such time by a natural person or entity described in paragraph (2).

“Proxy.” Includes any proxy, consent or authorization.

“Proxy solicitation” or “solicitation of proxies.” Includes any solicitation of a proxy, including a solicitation of a revocable proxy of the nature and under the circumstances described in section 2563(b)(3) (relating to acquiring person safe harbor).

“Publicly disclosed or caused to be disclosed.” Includes, but is not limited to, any disclosure (whether or not required by law) that becomes public made by a person:

(1) with the intent or expectation that such disclosure become public; or

(2) to another where the disclosing person knows, or reasonably should have known, that the receiving person was not under an obligation to refrain from making such disclosure, directly or indirectly, to the public and such receiving person does make such disclosure, directly or indirectly, to the public.

“Voting shares.” The term shall have the meaning specified in section 2552 (relating to definitions).

§ 2562.1. Renumbered as 15 Pa.C.S.A. § 2563 by Act 1990, Dec. 19, P.L. 834, No. 198, § 102, imd. effective

15 Pa.C.S.A. § 2563 - Acquiring Person Safe Harbor.

 (a) Nonparticipant.--For the purposes of this subchapter, a person shall not be deemed an acquiring person, absent significant other activities indicating that a person should be deemed an acquiring person, by reason of voting or giving a proxy or consent as a shareholder of the corporation if the person is one who:

(1) did not acquire any voting shares of the corporation with the purpose of changing or influencing control of the corporation, seeking to acquire control of the corporation or influencing the outcome of a vote of shareholders under section 2564 (relating to voting rights of shares acquired in a control-share acquisition) or in connection with or as a participant in any agreement, arrangement, relationship, understanding or otherwise having any such purpose;

(2) if the control-share acquisition were consummated, would not be a person that has control over the corporation and will not receive, directly or indirectly, any consideration from a person that has control over the corporation other than consideration offered proportionately to all holders of voting shares of the corporation; and

(3) if a proxy or consent is given, executes a revocable proxy or consent given without consideration in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act under circumstances not then reportable on Schedule 13d under the Exchange Act (or any comparable or successor report) by the person who gave the proxy or consent.

(b) Certain holders.--For the purpose of this subchapter, a person shall not be deemed an acquiring person if such person holds voting power within any of the ranges specified in the definition of “control-share acquisition”:

(1) in good faith and not for the purpose of circumventing this subchapter, as an agent, bank, broker, nominee or trustee for one or more beneficial owners who do not individually or, if they are a group acting in concert, as a group have the voting power specified in any of the ranges in the definition of “control-share acquisition”;

(2) in connection with the solicitation of proxies or consents by or on behalf of the corporation in connection with shareholder meetings or actions of the corporation;

(3) as a result of the solicitation of revocable proxies or consents with respect to voting shares if such proxies or consents both:

(i) are given without consideration in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act; and

(ii) do not empower the holder thereof, whether or not this power is shared with any other person, to vote such shares except on the specific matters described in such proxy or consent and in accordance with the instructions of the giver of such proxy or consent; or

(4) to the extent of voting power arising from a contingent right of the holders of one or more classes or series of preference shares to elect one or more members of the board of directors upon or during the continuation of a default in the payment of dividends on such shares or another similar contingency.

15 Pa.C.S.A. § 2564 - Voting Rights of Shares Acquired in a Control-Share Acquisition.

(a) General rule.--Control shares shall not have any voting rights unless a resolution approved by a vote of shareholders of the registered corporation at an annual or special meeting of shareholders pursuant to this subchapter restores to the control shares the same voting rights as other shares of the same class or series with respect to elections of directors and all other matters coming before the shareholders. Any such resolution may be approved only by the affirmative vote of the holders of a majority of the voting power entitled to vote in two separate votes as follows:

(1) all the disinterested shares of the corporation; and

(2) all voting shares of the corporation.

(b) Lapse of voting rights.--Voting rights accorded by approval of a resolution of shareholders shall lapse and be lost if any proposed control-share acquisition which is the subject of the shareholder approval is not consummated within 90 days after shareholder approval is obtained.

(c) Restoration of voting rights.--Any control shares that do not have voting rights accorded to them by approval of a resolution of shareholders as provided by subsection (a) or the voting rights of which lapse pursuant to subsection (b) shall regain such voting rights on transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person (or direct or indirect transferee from the acquiring person or such affiliate or associate solely pursuant to a transfer or series of transfers under section 2561(b)(5)(i) through (vi) (relating to application and effect of subchapter)) unless such shares shall constitute control shares of the other person, in which case the voting rights of those shares shall again be subject to this subchapter.

15 Pa.C.S.A. § 2565 - Procedure for Establishing Voting Rights of Control Shares.

(a) Special meeting.--A special meeting of the shareholders of a registered corporation shall be called by the board of directors of the corporation for the purpose of considering the voting rights to be accorded to the control shares if an acquiring person:

(1) files an information statement fully conforming to section 2566 (relating to information statement of acquiring person);

(2) makes a request in writing for a special meeting of the shareholders at the time of delivery of the information statement;

(3) makes a control-share acquisition or a bona fide written offer to make a control-share acquisition; and

(4) gives a written undertaking at the time of delivery of the information statement to pay or reimburse the corporation for the expenses of a special meeting of the shareholders.

The special meeting requested by the acquiring person shall be held on the date set by the board of directors of the corporation, but in no event later than 50 days after the receipt of the information statement by the corporation, unless the corporation and the acquiring person mutually agree to a later date. If the acquiring person so requests in writing at the time of delivery of the information statement to the corporation, the special meeting shall not be held sooner than 30 days after receipt by the corporation of the complete information statement.

(b) Special meeting not requested.--If the acquiring person complies with subsection (a)(1) and (3), but no request for a special meeting is made or no written undertaking to pay or reimburse the expenses of the meeting is given, the issue of the voting rights to be accorded to control shares shall be submitted to the shareholders at the next annual or special meeting of the shareholders of which notice had not been given prior to the receipt of such information statement, unless the matter of the voting rights becomes moot.

(c) Notice and record date.--The notice of any annual or special meeting at which the issue of the voting rights to be accorded the control shares shall be submitted to shareholders shall be given at least ten days prior to the date named for the meeting and shall be accompanied by:

(1) A copy of the information statement of the acquiring person.

(2) A copy of any amendment of such information statement previously delivered to the corporation at least seven days prior to the date on which such notice is given.

(3) A statement disclosing whether the board of directors of the corporation recommends approval of, expresses no opinion and remains neutral toward, recommends rejection of, or is unable to take a position with respect to according voting rights to control shares. In determining the position that it shall take with respect to according voting rights to control shares, including to express no opinion and remain neutral or to be unable to take a position with respect to such issue, the board of directors shall specifically consider, in addition to any other factors it deems appropriate, the effect of according voting rights to control shares upon the interests of employees and of communities in which offices or other establishments of the corporation are located.

(4) Any other matter required by this subchapter to be incorporated into or to accompany the notice of meeting of shareholders or that the corporation elects to include with such notice.

Only shareholders of record on the date determined by the board of directors in accordance with the provisions of section 1763 (relating to determination of shareholders of record) shall be entitled to notice of and to vote at the meeting to consider the voting rights to be accorded to control shares.

(d) Special meeting or submission of issue at annual or special meeting not required.--Notwithstanding subsections (a) and (b), the corporation is not required to call a special meeting of shareholders or otherwise present the issue of the voting rights to be accorded to the control shares at any annual or special meeting of shareholders unless:

(1) the acquiring person delivers to the corporation a complete information statement pursuant to section 2566; and

(2) at the time of delivery of such information statement, the acquiring person has:

(i) entered into a definitive financing agreement or agreements (which shall not include best efforts, highly confident or similar undertakings but which may have the usual and customary conditions, including conditions requiring that the control-share acquisition be consummated and that the control shares be accorded voting rights) with one or more financial institutions or other persons having the necessary financial capacity as determined by the board of directors of the corporation in good faith to provide for any amounts of financing of the control-share acquisition not to be provided by the acquiring person; and

(ii) delivered a copy of such agreements to the corporation.

15 Pa.C.S.A. § 2566 - Information Statement of Acquiring Person.

(a) Delivery of information statement.--An acquiring person may deliver to the registered corporation at its principal executive office an information statement which shall contain all of the following:

(1) The identity of the acquiring person and the identity of each affiliate and associate of the acquiring person.

(2) A statement that the information statement is being provided under this section.

(3) The number and class or series of voting shares and of any other security of the corporation beneficially owned, directly or indirectly, prior to the control-share acquisition and at the time of the filing of this statement by the acquiring person.

(4) The number and class or series of voting shares of the corporation acquired or proposed to be acquired pursuant to the control-share acquisition by the acquiring person and specification of the following ranges of votes that the acquiring person could cast or direct the casting of relative to all the votes that would be entitled to be cast in an election of directors of the corporation that the acquiring person in good faith believes would result from consummation of the control-share acquisition:

(i) At least 20% but less than 33 1/3%.

(ii) At least 33 1/3 % but less than 50%.

(iii) 50% or more.

(5) The terms of the control-share acquisition or proposed control-share acquisition, including:

(i) The source of moneys or other consideration and the material terms of the financial arrangements for the control-share acquisition and the plans of the acquiring person for meeting its debt-service and repayment obligations with respect to any such financing.

(ii) A statement identifying any pension fund of the acquiring person or of the corporation which is a source or proposed source of money or other consideration for the control-share acquisition, proposed control-share acquisition or the acquisition of any control shares and the amount of such money or other consideration which has been or is proposed to be used, directly or indirectly, in the financing of such acquisition.

(6) Plans or proposals of the acquiring person with regard to the corporation, including plans or proposals under consideration to:

(i) Enter into a business combination or combinations involving the corporation.

(ii) Liquidate or dissolve the corporation.

(iii) Permanently or temporarily shut down any plant, facility or establishment, or substantial part thereof, of the corporation, or sell any such plant, facility or establishment, or substantial part thereof, to any other person.

(iv) Otherwise sell all or a material part of the assets of, or merge, consolidate, divide or exchange the shares of the corporation to or with any other person.

(v) Transfer a material portion of the work, operations or business activities of any plant, facility or establishment of the corporation to a different location or to a plant, facility or establishment owned, as of the date the information statement is delivered, by any other person.

(vi) Change materially the management or policies of employment of the corporation or the policies of the corporation with respect to labor relations matters, including, but not limited to, the recognition of or negotiations with any labor organization representing employees of the corporation and the administration of collective bargaining agreements between the corporation and any such organization.

(vii) Change materially the charitable or community involvement or contributions or policies, programs or practices relating thereto of the corporation.

(viii) Change materially the relationship with suppliers or customers of, or the communities in which there are operations of, the corporation.

(ix) Make any other material change in the business, corporate structure, management or personnel of the corporation.

(7) The funding or other provisions the acquiring person intends to make with respect to all retiree insurance and employee benefit plan obligations.

(8) Any other facts that would be substantially likely to affect the decision of a shareholder with respect to voting on the control-share acquisition pursuant to section 2564 (relating to voting rights of shares acquired in a control-share acquisition).

(b) Amendment of information statement.--If any material change occurs in the facts set forth in the information statement, including any material increase or decrease in the number of voting shares of the corporation acquired or proposed to be acquired by the acquiring person, the acquiring person shall promptly deliver, to the corporation at its principal executive office, an amendment to the information statement fully explaining such material change.

15 Pa.C.S.A. § 2567 – Redemption.

Unless prohibited by the terms of the articles of a registered corporation in effect before a control-share acquisition has occurred, the corporation may redeem all control shares from the acquiring person at the average of the high and low sales price of shares of the same class and series as such prices are specified on a national securities exchange, national quotation system or similar quotation listing service on the date the corporation provides notice to the acquiring person of the call for redemption:

(1) at any time within 24 months after the date on which the acquiring person consummates a control-share acquisition, if the acquiring person does not, within 30 days after consummation of the control-share acquisition, properly request that the issue of voting rights to be accorded control shares be presented to the shareholders under section 2565(a) or (b) (relating to procedure for establishing voting rights of control shares); and

(2) at any time within 24 months after the issue of voting rights to be accorded such shares is submitted to the shareholders pursuant to section 2565(a) or (b); and

(i) such voting rights are not accorded pursuant to section 2564(a) (relating to voting rights of shares acquired in control-share acquisition); or

(ii) such voting rights are accorded and subsequently lapse pursuant to section 2564(b) (relating to lapse of voting rights).

15 Pa.C.S.A. § 2568 - Board Determinations.

All determinations made by the board of directors of the registered corporation under this subchapter shall be presumed to be correct unless shown by clear and convincing evidence that the determination was not made by the directors in good faith after reasonable investigation or was clearly erroneous.

SUBCHAPTER I:

15 Pa.C.S.A. § 2581 – Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

“Acquiring person.” The term shall have the meaning specified in section 2562 (relating to definitions).

“Control-share acquisition.” The term shall have the meaning specified in section 2562.

“Control-share approval.”

(1) The occurrence of both:

(i) a control-share acquisition to which Subchapter G (relating to control-share acquisitions) applies with respect to a registered corporation described in section 2502(1)(i) (relating to registered corporation status) by an acquiring person; and

(ii) the according by such registered corporation of voting rights pursuant to section 2564(a) (relating to voting rights of shares acquired in a control-share acquisition) in connection with such control-share acquisition to control shares of the acquiring person.

(2) The term shall also include a control-share acquisition effected by an acquiring person, other than a control-share acquisition described in section 2561(b)(3), (4) or (5) (other than subparagraph 2561(b)(5)(vii)) (relating to application and effect of subchapter) if the control-share acquisition:

(i)(A) occurs primarily in response to the actions of an other acquiring person where Subchapter G (relating to control-share acquisitions) applies to a control-share acquisition or proposed control-share acquisition by such other acquiring person; and

(B) either:

(I) pursuant to an agreement or plan described in section 2561(b)(5)(vii);

(II) after adoption of an amendment to the articles of the registered corporation pursuant to section 2561(b)(2)(iii); or

(III) after reincorporation of the registered corporation in another jurisdiction;

if the agreement or plan is approved or the amendment or reincorporation is adopted by the Board of directors of the corporation during the period commencing after the satisfaction by such other acquiring person of the requirements of section 2565(a) or (b) (relating to procedure for establishing voting rights of control shares) and ending 90 days after the date such issue is voted on by the shareholders, is withdrawn from consideration or becomes moot; or

(ii) is consummated in any manner by a person who satisfied, within two years prior to such acquisition, the requirements of section 2565(a) or (b).

“Control shares.” The term shall have the meaning specified in section 2562.

“Eligible employee.” Any employee of a registered corporation (or any subsidiary thereof) if:

(1) the registered corporation was the subject of a control-share approval;

(2) the employee was an employee of such corporation (or any subsidiary thereof) within 90 days before or on the day of the control-share approval and had been so employed for at least two years prior thereto; and

(3) the employment of the employee is in this Commonwealth.

“Employee.” Any person lawfully employed by an employer.

“Employment in this Commonwealth.”

(1) The entire service of an employee, performed inside and outside of this Commonwealth, if the service is localized in this Commonwealth.

(2) Service shall be deemed to be localized in this Commonwealth if:

(i) the service is performed entirely inside this Commonwealth; or

(ii) the service is performed both inside and outside of this Commonwealth but the service performed outside of this Commonwealth is incidental to the service of the employee inside this Commonwealth, as where such service is temporary or transitory in nature or consists of isolated transactions.

(3) Employment in this Commonwealth shall also include service of the employee, performed inside and outside of this Commonwealth, if the service is not localized in any state, but some of the service is performed in this Commonwealth, and:

(i) the base of operations of the employee is in this Commonwealth;

(ii) there is no base of operations, and the place from which such service is directed or controlled is in this Commonwealth; or

(iii) the base of operations of the employee or place from which such service is directed or controlled is not in any state in which some part of the service is performed, but the residence of the employee is in this Commonwealth.

“Minimum severance amount.” With respect to an eligible employee, the weekly compensation of the employee multiplied by the number of the completed years of service of the employee, up to a maximum of 26 times the weekly compensation of the employee.

“Subsidiary.” The term shall have the meaning specified in section 2552 (relating to definitions).

“Termination of employment.” The layoff of at least six months, or the involuntary termination of an employee, except that any employee employed in a business operation who is continued or employed or offered employment (within 60 days) by the purchaser of such business operation, on substantially the same terms (including geographic location) as those pursuant to which the employee was employed in such business operation, shall not be deemed to have been laid off or involuntarily terminated for the purposes of this subchapter by such transfer of employment to the purchaser, but the purchaser shall make the lump-sum payment under this subchapter in the event of a layoff of at least six months or the involuntary termination of the employee within the period specified in section 2582 (relating to severance compensation).

“Weekly compensation.” The average regular weekly compensation of an employee based on normal schedule of hours in effect for such employee over the last three months preceding the control-share approval.

“Year of service.” Each full year during which the employee has been employed by the employer.

15 Pa.C.S.A. § 2582 - Severance Compensation.

(a) General rule.--Any eligible employee whose employment is terminated, other than for willful misconduct connected with the work of the employee, within 90 days before the control-share approval with respect to the registered corporation if such termination was pursuant to an agreement, arrangement or understanding, whether formal or informal, with the acquiring person whose control shares were accorded voting rights in connection with such control-share approval or within 24 calendar months after the control-share approval with respect to the registered corporation shall receive a one-time, lump-sum payment from the employer equal to:

(1) the minimum severance amount with respect to the employee; less

(2) any payments made to the employee by the employer due to termination of employment, whether pursuant to any contract, policy, plan or otherwise, but not including any final wage payments to the employee or payments to the employee under pension, savings, retirement or similar plans.

(b) Limitation.--If the amount specified in subsection (a)(2) is at least equal to the amount specified in subsection (a)(1), no payment shall be required to be made under this subchapter.

(c) Due date of payment.--Severance compensation under this subchapter to eligible employees shall be made within one regular pay period after the last day of work of the employee, in the case of a layoff known at such time to be at least six months or an involuntary termination and in all other cases within 30 days after the eligible employee first becomes entitled to compensation under this subchapter.

15 Pa.C.S.A. § 2583 - Enforcement and Remedies.

 (a) Notice.--Within 30 days of the control-share approval, the employer shall provide written notice to each eligible employee and to the collective bargaining representative, if any, of the rights of eligible employees under this subchapter.

(b) Remedies.--In the event any eligible employee is denied a lump-sum payment in violation of this subchapter or the employer fails to provide the notice required by subsection (a), the employee on his or her own behalf or on behalf of other employees similarly situated, or the collective bargaining representative, if any, on the behalf of the employee, may, in addition to all other remedies available at law or in equity, bring an action to remedy such violation. In any such action, the court may order such equitable or legal relief as it deems just and proper.

(c) Civil penalty.--In the case of violations of subsection (a), the court may order the employer to pay to each employee who was subject to a termination of employment and entitled to severance compensation under this subchapter a civil penalty not to exceed $75 per day for each business day that notice was not provided to such employee.

(d) Successor liability.--The rights under this subchapter of any individual who was an eligible employee at the time of the control-share approval shall vest at that time, and, in any action based on a violation of this subchapter, recovery may be secured against:

(1) a merged, consolidated or resulting domestic or foreign corporation or other successor employer; or

(2) the corporation after its status as a registered corporation has terminated;

notwithstanding any provision of law to the contrary.

SUBCHAPTER J:

15 Pa.C.S.A. § 2585 - Application and Effect of Subchapter.

(a) General rule.--Except as otherwise provided in this section, this subchapter shall apply to every business combination transaction relating to a business operation if such business operation was owned by a registered corporation (or any subsidiary thereof) at the time of a control-share approval with respect to the corporation (regardless of the fact, if such be the case, that such operation after the control-share approval is owned by the registered corporation or any other person).

(b) Exceptions.--This subchapter shall not apply to:

(1) Any business combination transaction occurring more than five years after the control-share approval of the registered corporation.

(2) Any business operation located other than in this Commonwealth.

15 Pa.C.S.A. § 2586 – Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

“Business combination transaction.” Any merger or consolidation, sale, lease, exchange or other disposition, in one transaction or a series of transactions, whether affecting all or substantially all the property and assets, including its good will, of the business operation that is the subject of the labor contract referred to in section 2587 (relating to labor contracts preserved in business combination transactions) or any transfer of a controlling interest in such business operation.

“Control-share approval.” The term shall have the meaning specified in section 2581 (relating to definitions).

“Covered labor contract.” Any labor contract if such contract:

(1) covers persons engaged in employment in this Commonwealth;

(2) was negotiated by a labor organization or by a collective bargaining agent or other representative;

(3) relates to a business operation that was owned by the registered corporation (or any subsidiary thereof) at the time of the control-share approval with respect to such corporation; and

(4) was in effect and covered such business operation and such employees at the time of such control-share approval.

“Employee” and “employment in this Commonwealth.” The terms shall have the meanings specified in section 2581.

“Subsidiary.” The term shall have the meaning specified in section 2552 (relating to definitions).

15 Pa.C.S.A. § 2587 - Labor Contracts Preserved in Business Combination Transactions.

No business combination transaction shall result in the termination or impairment of the provisions of any covered labor contract, and the contract shall continue in effect pursuant to its terms until it is terminated pursuant to any termination provision contained therein or until otherwise agreed upon by the parties to such contract or their successors.

15 Pa.C.S.A. § 2588 - Civil Remedies.

(a) General rule.--In the event that an employee is denied or fails to receive wages, benefits or wage supplements or suffers any contractual loss as a result of a violation of this subchapter, the employee on his or her own behalf or on behalf of other employees similarly situated, or the labor organization or collective bargaining agent party to the labor contract, may, in addition to all other remedies available at law or in equity, bring an action in any court of competent jurisdiction to recover such wages, benefits, wage supplements or contractual losses and to enjoin the violation of this subchapter.

(b) Successor liability.--The rights under this subchapter of any employee at the time of the control-share approval shall vest at that time, and, in any action based on a violation of this subchapter, recovery may be secured against:

(1) a merged, consolidated or resulting domestic or foreign corporation or other successor employer; or

(2) the corporation after its status as a registered corporation has terminated;

notwithstanding any provision of law to the contrary.

BROADRIDGE CORPORATE ISSUER SOLUTIONS 1717 ARCH STREET, SUITE 1300 PHILADELPHIA, PA 19103
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CUSTOMERS BANCORP, INC.	For All	Withhold All	For All Except*	*To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote "FOR" one Class I director of the Company to serve a three-year term
1. Election of Directors	☐	☐	☐
Nominee:
01) Jay S. Sidhu
The Board of Directors recommends you vote "FOR" the following proposal:	For	Against	Abstain	The Board of Directors recommends you vote "3 YEARS" on the following proposal:	3 Years	2 Years	1 Year	Abstain

2. To approve and ratify the Amendment and Restatement of the Customers Bancorp, Inc. Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan	☐	☐	☐	5. To approve the non-binding advisory vote on the frequency of the advisory vote on executive officer compensation in future years	☐	☐	☐	☐
The Board of Directors recommends you vote "FOR" the following proposal:	For	Against	Abstain	The Board of Directors recommends you vote "FOR" the following proposal:		For	Against	Abstain

3. To approve and ratify an amendment to the Company's Amended and Restated Articles of Incorporation to provide that Subchapter G - Control Share Acquisitions - of the Pennsylvania Business Corporation Law shall not be applicable to the Company
	☐	☐	☐	6. To ratify the appointment of ParenteBeard LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012		☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:	For	Against	Abstain

4. To approve the non-binding advisory vote on executive officer compensation (Say-on-Pay)	☐	☐	☐
NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are authorized to vote, in their discretion, as to all other matters that may come before the 2012 Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com or www.customersbank.com by clicking on "About Us" and then "Investors Relations".

M47830-Z58152

CUSTOMERS BANCORP, INC.
Annual Meeting of Shareholders
June 27, 2012 9:00 AM
This proxy is solicited by the Board of Directors of Customers Bancorp, Inc.

The undersigned shareholder(s) hereby appoint(s) Jay Sidhu and Glenn Yeager or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Voting Common Stock of CUSTOMERS BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on June 27, 2012, at the Crowne Plaza Hotel, 1741 Papermill Road, Reading, Pennsylvania, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are authorized to vote, in their discretion, as to all other matters that may come before the 2012 Annual Meeting.

Continued and to be signed on reverse side